                                CREDIT AGREEMENT

                                  BY AND AMONG

                         HUTTIG BUILDING PRODUCTS, INC.,

                                       AND

           THE DOMESTIC SUBSIDIARIES OF HUTTIG BUILDING PRODUCTS, INC.

                                  PARTY HERETO,

                                  AS BORROWERS,

                 THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

                     THE LENDING INSTITUTIONS PARTY HERETO,

                                   AS LENDERS,

                 J.P. MORGAN BUSINESS CREDIT CORP., AS ADVISOR,

                              JPMORGAN CHASE BANK,

       AS ADMINISTRATIVE AND COLLATERAL AGENT, ISSUING BANK AND ARRANGER,

                              BANK OF AMERICA, N.A.

                              AS SYNDICATION AGENT,

                       LASALLE BANK NATIONAL ASSOCIATION,

                              AS A MANAGING AGENT,

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                              AS A MANAGING AGENT,

                   TRANSAMERICA BUSINESS CAPITAL CORPORATION,

                                   AS CO-AGENT

                                       AND

                    CONGRESS FINANCIAL CORPORATION (CENTRAL)

                             AS DOCUMENTATION AGENT

                           Dated as of August 12, 2002

                                        ARTICLE 1 DEFINITIONS; ACCOUNTING TERMS

Section 1.01      Definitions...........................................................................    1

Section 1.02      Accounting Principles.................................................................   23

Section 1.03      Directly or Indirectly................................................................   24

Section 1.04      Construction..........................................................................   24

Section 1.05      Joint and Several Obligations; Borrowers' Agent.......................................   24

Section 1.06      Times of Day..........................................................................   24

                                                 ARTICLE 2 THE CREDIT

Section 2.01      The Revolving Credit Loans and Letters of Credit......................................   24

Section 2.02      Funding of Revolving Credit Loans.....................................................   25

Section 2.03      Principal Repayment of Revolving Credit Loans.........................................   26

Section 2.04      Mandatory Prepayments.................................................................   26

Section 2.05      Interest..............................................................................   28

Section 2.06      Eurodollar Interest Periods...........................................................   29

Section 2.07      Conversions...........................................................................   29

Section 2.08      Voluntary Prepayments.................................................................   30

Section 2.09      Uncollected Funds Compensation........................................................   30

Section 2.10      Voluntary Termination of Revolving Credit Commitments.................................   30

Section 2.11      Certain Notices.......................................................................   30

Section 2.12      Calculation of Borrowing Base.........................................................   30

Section 2.13      Letters of Credit.....................................................................   31

Section 2.14      Settlement Between Agent and Lenders..................................................   32

Section 2.15      Fees.    .............................................................................   32

Section 2.16      Payments Generally....................................................................   33

Section 2.17      Purpose  .............................................................................   34

Section 2.18      Extension of Revolving Credit Termination Date........................................   34

Section 2.19      Commitment Increases..................................................................   36

                                     ARTICLE 3 YIELD PROTECTION; ILLEGALITY; ETC.

Section 3.01      Additional Costs......................................................................   37

Section 3.02      Limitation on Types of Loans..........................................................   38

Section 3.03      Illegality............................................................................   39

Section 3.04      Certain Base Rate Loans pursuant to Sections 3.01 and 3.03............................   39

Section 3.05      Certain Compensation..................................................................   39

Section 3.06      Mitigation Obligations................................................................   40

Section 3.07      Taxes.................................................................................   40

                                            ARTICLE 4 CONDITIONS PRECEDENT

Section 4.01      Conditions Precedent to the Initial Loans.............................................   40

Section 4.02      Additional Conditions Precedent.......................................................   44

Section 4.03      Deemed Representations................................................................   44

                                       ARTICLE 5 REPRESENTATIONS AND WARRANTIES

Section 5.01      Incorporation, Good Standing and Due Qualification....................................   45

Section 5.02      Corporate Power and Authority; No Conflicts...........................................   45

Section 5.03      Legally Enforceable Agreements........................................................   45

Section 5.04      Litigation............................................................................   45

Section 5.05      Financial Statements..................................................................   45

Section 5.06      Ownership and Liens...................................................................   47

Section 5.07      Existing Indebtedness.................................................................   47

Section 5.08      Taxes.................................................................................   47

Section 5.09      ERISA.................................................................................   47

Section 5.10      Subsidiaries and Affiliates...........................................................   47

Section 5.11      Operation of Business.................................................................   48

Section 5.12      No Default on Outstanding Judgments or Orders.........................................   48

Section 5.13      No Defaults on Other Agreements.......................................................   48

Section 5.14      Labor Matters.........................................................................   49

Section 5.15      Investment Company Act; Holding Company Act...........................................   49

Section 5.16      Environmental Matters.................................................................   49

Section 5.17      Regulation U..........................................................................   49

Section 5.18      No Guaranties or Indemnities..........................................................   50

Section 5.19      Bank Accounts.........................................................................   50

Section 5.20      Trade Relations.......................................................................   50

Section 5.21      True and Complete Disclosure..........................................................   50

                                            ARTICLE 6 AFFIRMATIVE COVENANTS

Section 6.01      Maintenance of Existence..............................................................   50

Section 6.02      Conduct of Business...................................................................   50

Section 6.03      Maintenance of Properties.............................................................   51

Section 6.04      Maintenance of Records; Fiscal Year...................................................   51

Section 6.05      Maintenance of Insurance..............................................................   51

Section 6.06      Compliance with Laws; Payment of Taxes................................................   51

Section 6.07      Right of Inspection...................................................................   51

Section 6.08      Reporting Requirements................................................................   51

Section 6.09      Special Periodic Reports..............................................................   53

Section 6.10      [Intentionally Omitted]...............................................................   54

Section 6.11      Field Audits; Inventory Appraisals....................................................   54

Section 6.12      Cooperation and Further Assurance.....................................................   54

Section 6.13      Deposits Into Collateral Account......................................................   54

Section 6.14      Lock Box Operation....................................................................   54

Section 6.15      Landlords Waivers.....................................................................   54

Section 6.16      Real Property Financing...............................................................   55

Section 6.17      Existing Leases.......................................................................   55

                                             ARTICLE 7 NEGATIVE COVENANTS

Section 7.01      Sale of Assets........................................................................   55

Section 7.02      Stock of Subsidiaries, Etc............................................................   55

Section 7.03      Mergers, Etc..........................................................................   55

Section 7.04      Dividends and Stock Repurchases; Management Fees......................................   55

Section 7.05      Liens    .............................................................................   55

Section 7.06      Transactions with Affiliates..........................................................   57

Section 7.07      Hazardous Materials; Indemnification..................................................   58

Section 7.08      Acquisitions..........................................................................   58

Section 7.09      Subsidiaries..........................................................................   59

Section 7.10      Certain Investments...................................................................   59

Section 7.11      Indebtedness..........................................................................   60

Section 7.12      Guaranties, Etc.......................................................................   60

Section 7.13      Other Indebtedness....................................................................   60

Section 7.14      Restrictive Agreements................................................................   61

                                             ARTICLE 8 FINANCIAL COVENANTS

Section 8.01      Minimum Fixed Charge Coverage Ratio...................................................   61

Section 8.02      Minimum Revolving Availability........................................................   61

                                              ARTICLE 9 EVENTS OF DEFAULT

Section 9.01      Events of Default.....................................................................   61

Section 9.02      Remedies..............................................................................   63

Section 9.03      Application of Funds..................................................................   63

                                                  ARTICLE 10 GUARANTY

Section 10.01     The Guarantee........................................................................    64

Section 10.02     Obligations Unconditional............................................................    64

Section 10.03     Reinstatement........................................................................    65

Section 10.04     Subrogation; Subordination...........................................................    66

Section 10.05     Remedies.............................................................................    66

Section 10.06     Instrument for the Payment of Money..................................................    66

Section 10.07     Continuing Guarantee.................................................................    66

Section 10.08     General Limitation on Guarantee Obligations..........................................    66

                                    ARTICLE 11 RELATIONS AMONG AGENT AND LENDERS

Section 11.01     Appointment, Powers and Immunities of Agent..........................................    67

Section 11.02     Reliance by Agent....................................................................    67

Section 11.03     Defaults.............................................................................    67

Section 11.04     Rights of Agent as a Lender..........................................................    68

Section 11.05     Indemnification of Agent.............................................................    68

Section 11.06     Documents............................................................................    68

Section 11.07     Non-Reliance on Agent and Other Lenders..............................................    68

Section 11.08     Failure of Agent to Act..............................................................    69

Section 11.09     Resignation or Removal of Agent......................................................    69

Section 11.10     Amendments Concerning Agency Function................................................    69

Section 11.11     Liability of Agent...................................................................    69

Section 11.12     Transfer of Agency Function..........................................................    70

Section 11.13     Non-Receipt of Funds by the Agent....................................................    70

Section 11.14     Withholding Taxes....................................................................    70

Section 11.15     Several Obligations and Rights of Lenders............................................    70

Section 11.16     Pro Rata Treatment of Loans, Etc.....................................................    71

Section 11.17     Sharing of Payments Among Lenders....................................................    71

Section 11.18     Enforcement of Facility Documents....................................................    71

Section 11.19     Borrowing Base Statements, Etc.......................................................    72

Section 11.20     Field Audits and Inventory Appraisals................................................    72

Section 11.21     Collateral and Guaranty Matters......................................................    72

Section 11.22     Other Agents; Arrangers and Managers.................................................    73

                                               ARTICLE 12 MISCELLANEOUS

Section 12.01     Amendments and Waivers...............................................................    73

Section 12.02     Usury................................................................................    74

Section 12.03     Expenses; Indemnification............................................................    74

Section 12.04     Survival.............................................................................    75

Section 12.05     Assignment; Participations...........................................................    75

Section 12.06     Confidentiality......................................................................    78

Section 12.07     Table of Contents; Headings..........................................................    78

Section 12.08     Severability.........................................................................    78

Section 12.09     Counterparts.........................................................................    78

Section 12.10     Governing Law........................................................................    78

Section 12.11     Incorporation By Reference; Conflicts................................................    79

Section 12.12     Jurisdiction, Venue and Service......................................................    79

Section 12.13     Waiver of Jury Trial.................................................................    79

                             EXHIBITS AND SCHEDULES

Exhibit A         -        Form of Note
Exhibit B         -        Form of Authorization Letter
Exhibit C         -        Form of Monthly Borrowing Base Certificate
Exhibit D         -        [Intentionally Omitted]
Exhibit E         -        Form of Security and Pledge Agreement
Exhibit F         -        Form of Solvency Certificate
Exhibit G         -        Form of Assignment and Acceptance
Exhibit H         -        Form of Compliance Certificate
Exhibit I         -        Form of Weekly Collateral Certificate

Schedule 2.01(a)  -        Lenders and Commitments
Schedule 2.17     -        Indebtedness to be Refinanced
Schedule 4.01(b)  -        Foreign Jurisdictions
Schedule 5.04     -        Litigation
Schedule 5.07     -        Outstanding Indebtedness
Schedule 5.09     -        Pension Plans
Schedule 5.10     -        Subsidiaries and Affiliates; Capitalization
Schedule 5.11     -        Properties

Schedule 5.14     -        Labor and Employment Matters
Schedule 5.16     -        Environmental Matters
Schedule 5.19     -        Bank Accounts
Schedule 7.01     -        New Hampshire Transfer
Schedule 7.05     -        Outstanding Liens
Schedule 7.06     -        Transactions with Affiliates
Schedule 7.11     -        Certain Indebtedness Permitted to Remain Outstanding

                                CREDIT AGREEMENT

         CREDIT AGREEMENT dated as of August 12, 2002 among Huttig Building Products, Inc., a Delaware corporation ("HUTTIG"), the domestic subsidiaries of Huttig party hereto (the "DOMESTIC SUBSIDIARIES"), as joint and several borrowers, the Guarantors from time to time party hereto, the Lenders from time to time party hereto, J.P. Morgan Business Credit Corp., as Advisor, JPMorgan Chase Bank, as administrative and collateral agent for the Lenders (in such capacities, together with its successors in such capacities, the "AGENT") and as Issuing Bank, Bank of America, N.A. , as syndication agent (in such capacity, together with its successors in such capacity, the "SYNDICATION AGENT") LaSalle Bank National Association, as a managing agent, General Electric Capital Corporation, as a managing agent (each in such capacity, together with its successors in such capacity, a "MANAGING AGENT"), Transamerica Business Capital Corporation, as co-agent (in such capacity together with its successors in such capacity (the "CO-AGENT"), and Congress Financial Corporation, as Documentation Agent (in such capacity, together with its successors in such capacity, the "DOCUMENTATION AGENT"; and together with the Syndication Agent, the "OTHER AGENTS").

                                    ARTICLE 1

                          DEFINITIONS; ACCOUNTING TERMS

         Section 1.01 Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

         "ACCOUNT" means (i) all "accounts" as defined in Article 9 of the UCC (as defined in the Security and Pledge Agreement) of the Borrowers and their Subsidiaries and (ii) shall include any account receivable or right of the Borrowers or any of their Subsidiaries to payment for goods sold or leased or for services rendered (whether secured or unsecured), regardless of whether classified as an account under the UCC and regardless of how such right is evidenced and whether or not it has been earned by performance, now existing or hereafter arising, and all interest, late charges, penalties, collection fees and other sums which shall be due and payable in connection with any Account and the proceeds thereof.

         "ACCOUNT DEBTOR" means each Person obligated in any way on or in connection with an Account.

         "ACQUISITION" means any transaction pursuant to which the Borrowers or any of their Subsidiaries: (a) acquires a majority of the equity securities (including warrants, options or other rights to acquire such securities) of any Person (other than the Borrowers or any Person that is then a Wholly-Owned Subsidiary of any Borrower), pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing; (b) makes any Person a Subsidiary of any Borrower or any of its Subsidiaries, or causes any such Person to be merged into any Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of any Borrower or any of its Subsidiaries, or a combination thereof; or (c) purchase any portion of the business or assets of any Person, other

                                                         HUTTIG CREDIT AGREEMENT

than equity securities (including warrants, options or other rights to acquire such securities) and other than purchases of assets in the ordinary course of business.

         "ADJUSTED BASE RATE" means, for any day, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day, and (b) the Federal Funds Rate in effect on such day plus one-half of 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

         "ADJUSTED EURODOLLAR RATE" means, with respect to any Borrowing for any Eurodollar Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurodollar Rate for such Eurodollar Interest Period multiplied by (b) the Statutory Reserve Rate.

         "AFFECTED LOAN" has the meaning set forth in Section 3.04.

         "AFFECTED PARTY" has the meaning set forth in Section 3.01(a).

         "AFFECTED TYPE" has the meaning set forth in Section 3.04.

         "AFFILIATE" means any Person which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, any other Person.

         "AGENT" has the meaning set forth in the preamble to this Agreement.

         "AGREEMENT" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "APPLICABLE COMMITMENT FEE RATE" means a percentage rate per year (expressed in basis points), equal to:

         (a) For the period from the date hereof through the Fiscal Quarter ended September 30, 2002, thirty-seven and one-half (37.5) basis points; and

         (b) For each Fiscal Quarter thereafter, the Applicable Commitment Fee Rate set forth below which corresponds to the Percent Utilization as of the last day of the prior Fiscal Quarter (as such Percent Utilization is set forth in the Borrowing Base Certificate delivered for the Fiscal Month ending concurrently with such prior Fiscal Quarter and approved by the Agent):

                                              APPLICABLE COMMITMENT FEE
            PERCENT UTILIZATION             RATE IN BASIS POINTS PER YEAR
            -------------------             -----------------------------
               Less than 50%                            50
        Equal to or greater than 50%                    37.5
             but less than 75%
        Equal to or greater than 75%                    25

                                                         HUTTIG CREDIT AGREEMENT

         Anything in the Agreement to the contrary notwithstanding, after the occurrence and during the continuance of any Event of Default, the Applicable Commitment Fee Rate shall equal fifty (50) basis points.

         "APPLICABLE MARGIN" means the Base Rate Margin in respect of each Base Rate Loan and the Eurodollar Margin in respect of each Eurodollar Loan.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by the Agent in accordance with Section 12.05 and in substantially the form of Exhibit G.

         "AUTHORIZATION LETTER" means the letter agreement executed by the Borrowers in the form of Exhibit B.

          "AVAILABLE FUNDS" means all deposits in the Collateral Account which shall have been made by 2:00 p.m. on a Banking Day, or such later time in any Banking Day as the Agent shall have expressly consented to.

         "BANK PRODUCT OBLIGATIONS" means all obligations of the Borrowers or their Subsidiaries pursuant to and under any Lock Box Agreement or Controlled Account Agreement and all obligations of the Borrowers or their Subsidiaries pursuant to and under any cash management service agreement between any of the Borrowers or Guarantors and the Agent or any Lender.

         "BANKING DAY" means any day on which commercial banks are not authorized or are not required to be closed in New York, New York and whenever such day relates to a Eurodollar Loan or notice with respect to any Eurodollar Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

         "BASE RATE LOAN" means any Loan hereunder bearing interest at a rate based upon the Adjusted Base Rate.

         "BASE RATE MARGIN" means a rate of interest per year (expressed in basis points) equal to:

         (a) For the period from the date hereof through the first Banking Day on which the Agent receives the financial statements required to be delivered by the Borrowers pursuant to Section 6.08(b) of this Agreement for the Fiscal Quarter ended September 30, 2002, fifty (50) basis points; and

         (b) For each Base Rate Margin Period thereafter, the Base Rate Margin set forth below which corresponds to the Trailing Average Collateral Availability as of the commencement of such Base Rate Margin Period (provided that if a Borrowing Base Certificate is not delivered when due in accordance with Section 6.09(a)(ii) as contemplated by the definition of "Base Rate Margin Period", then the Trailing Average Collateral Availability will be deemed to be less than $20,000,000 as of the commencement of such Base Rate Margin Period and at all times thereafter until the date on which such Borrowing Base Certificate is delivered to the Agent):

                                                         HUTTIG CREDIT AGREEMENT

                                                                          BASE RATE MARGIN IN
               TRAILING AVERAGE COLLATERAL AVAILABILITY                  BASIS POINTS PER YEAR
               ----------------------------------------                  ---------------------
                 Greater than or equal to $40,000,000                              25
   Greater than or equal to $30,000,000 but less than $40,000,000                  50
   Greater than or equal to $20,000,000 but less than $30,000,000                  75
                        Less than $20,000,000                                     125

         Anything in the Agreement to the contrary notwithstanding, after the occurrence and during the continuance of any Event of Default and following a written demand of the Agent to the Borrowers at the request of the Required Lenders, interest shall accrue on all Loans at the Default Rate.

         "BASE RATE MARGIN PERIOD" means each period beginning on the first Banking Day of the month following the date on which the Agent receives the Borrowing Base Certificate required to be delivered by the Borrowers pursuant to
Section 6.09(a)(ii) for the prior month and ending on the day immediately preceding the commencement of the next Base Rate Margin Period.

         "BORROWERS" means Huttig and each of its domestic Subsidiaries, jointly and severally, together with (i) any Subsidiary of Huttig which, upon the request of Huttig and upon the approval of the Agent and the Required Lenders, becomes a co-borrower hereunder pursuant to such documentation as the Agent shall reasonably request, and (ii) all of their respective successors and assigns; and "Borrower" means any one of the Borrowers.

         "BORROWERS' AGENT" has the meaning set forth in Section 1.05.

         "BORROWING BASE" means the sum in United States Dollars of the following determined as of the latest Borrowing Base Certificate delivered to the Agent:

         (a) up to 85% of the aggregate amount of Eligible Accounts; plus

         (b) the lesser of (i) up to 65% of the cost of Eligible Inventory and
(ii) 85% of the appraised net liquidation value of Eligible Inventory based on the most recent inventory appraisal conducted by the Agent (it being understood and agreed that such net liquidation value shall be net of liquidation expenses as estimated by the appraiser); minus

         (c) the aggregate amount of reserves established from time to time by the Agent for Interest Rate Protection Obligations and Foreign Exchange Obligations that are secured by the Collateral pursuant to this Agreement or the other Facility Documents;

         in each case as calculated by the Agent from time to time; PROVIDED, HOWEVER, that the Agent, in its reasonable discretion, may on five (5) Banking Days prior written notice to the Borrowers' Agent from time to time adjust the Borrowing Base by reducing the percentages of Eligible Accounts or Eligible Inventory by setting up such reserves or other reductions in the amount of the Borrowing Base as the Agent deems appropriate in its reasonable credit judgment from time to time.

                                                         HUTTIG CREDIT AGREEMENT

         "BORROWING BASE CERTIFICATE" means and includes the monthly borrowing base certificate delivered by the Borrowers' Agent pursuant to Section 6.09(a)(ii) to the Agent in substantially the form of Exhibit C.

         "CAPITAL EXPENDITURES" means, for any period, the sum for the Borrowers (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of expenditures made or liabilities incurred during such period (including the aggregate amount of Capital Lease Obligations incurred during such period) to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) computed in accordance with GAAP; PROVIDED that such term shall not include any such expenditures in connection with any replacement or repair of property that has suffered a Casualty Event.

         "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and for purposes hereof, the amount of any such obligation shall be the Capitalized Rentals thereunder.

         "CAPITALIZED LEASE" means any lease of property, the obligation for Rentals with respect to which, is required to be capitalized on a consolidated or combined balance sheet of the lessee and its subsidiaries or related entities in accordance with GAAP.

         "CAPITALIZED RENTALS" of any Person shall mean as of the date of any determination thereof, the amount at which the aggregate present value of future Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated or combined balance sheet of such Person in accordance with GAAP.

         "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrowers or any of their Subsidiaries free and clear of all Liens other than Liens created under the Security Documents: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than 360 days from the date of issuance thereof; (b) insured certificates of deposit of, or time deposits having a maturity of not greater than 360 days from the date of issuance thereof with, any commercial bank that is a Lender or a member of the Federal Reserve System, that issues (or the parent of which issues) commercial paper rated as described in clause (c), that is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion; or (c) commercial paper having a maturity of not greater than 180 days from the date of issuance thereof in an aggregate amount of no more than $4,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group.

         "CASUALTY EVENT" means with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person receives insurance proceeds, or proceeds of a condemnation award or other compensation.

                                                         HUTTIG CREDIT AGREEMENT

         "CHANGE OF CONTROL" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), excluding Rugby, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner", directly or indirectly, of more than 25% of the outstanding Voting Stock of Huttig; (b) the board of directors of Huttig shall cease to consist of a majority of Continuing Directors; (c) Rugby shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" directly or indirectly, of more than 35% of the outstanding common stock of Huttig; (d) Rugby shall obtain control of, or obtain rights to obtain control of, whether through ownership of common stock, by contract or otherwise, a majority of the seats on Huttig's board of directors; or (e) Huttig shall cease to own, directly or indirectly, 100% of the outstanding capital stock or other equity interests of any other Borrower. As used in this definition, "beneficial owner" has the meaning provided in Rules 13(d)-3 and 13(d)-5 of the Exchange Act.

         "CLOSING DATE" means August 12, 2002.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" means, collectively, all of the property (including capital stock and other beneficial interests) in which Liens are purported to be granted pursuant to the Security Documents as security for all Obligations of the Borrowers and the Guarantors hereunder.

         "COLLATERAL ACCOUNT" means, collectively, any account of the Borrowers maintained at the Agent or at another financial institution reasonably acceptable to the Agent as an account into which all proceeds of Collateral shall be deposited pursuant to any of the Security Documents, and pursuant to any Lock Box Agreement or Controlled Account Agreement which the Borrowers or any of their Subsidiaries may enter into with the Agent or at another financial institution reasonably acceptable to the Agent.

         "COLLATERAL AVAILABILITY" means, as of any date of determination thereof, the amount by which (a) the Borrowing Base at such time exceeds (b) the Total Exposure at such time.

         "CONTINUING DIRECTORS" means individuals who constituted the board of directors of Huttig at the Closing Date (together with any new directors whose election or whose nomination for election by the equity holders of Huttig was approved by a vote of at least a majority of the directors then still in office or whose election or nomination for election was previously so approved or whose election or nomination for election was approved or designated by Rugby pursuant to the Registration Rights Agreement, dated as of December 16, 1999, between Rugby and Huttig, as amended).

         "CONTROL" and "CONTROLS" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or holding or owning the power to vote, or possessing the power to direct any right to vote, or as an officer, director, employee or management consultant or other arrangement where there is the power to direct or cause the direction of the management and policies of a Person, and "Controlled" means to be under the Control of another Person. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

                                                         HUTTIG CREDIT AGREEMENT

         "CONTROLLED ACCOUNT" means any deposit or other bank account maintained by any of the Borrowers or any of their Subsidiaries with (i) the Agent, or (ii) any financial institution other than the Agent that is the subject of a Controlled Account Agreement in favor of the Agent.

         "CONTROLLED ACCOUNT AGREEMENT" means with respect to any deposit or other bank account maintained by any of the Borrowers or any of their Subsidiaries, an agreement among such Borrower or such Subsidiary, the depository institution at which such account is maintained and the Agent in form and substance satisfactory to the Agent that provides for the financial institution at which such account is maintained to comply with instructions originated by the Agent with respect to the funds from time to time on deposit in such account without further consent of such Borrower or such Subsidiary or any other Person.

         "CONTROLLED DISBURSEMENTS ACCOUNT" means, collectively, each account identified on Schedule III to the Security and Pledge Agreement and any subsequent account of the Borrowers at a financial institution acceptable to the Agent, or at the Agent as a zero balance, cash management account pursuant to and under controlled disbursement service agreements between the Borrowers and the Agent or such other financial institution, and through which all disbursements by the Borrowers and any designated Subsidiaries are made and settled on a daily basis with no uninvested balance remaining overnight.

         "COPYRIGHTS" has the meaning set forth in the Security and Pledge Agreement.

         "DEFAULT" means any event, condition or act which, with the giving of notice or lapse of time, or both, would become an Event of Default.

         "DEFAULT RATE" means (i) for any principal of any Loan, a rate per annum equal to the rate which is then in effect for such Loan plus two percent (2%) and (b) for any other amount due or payable hereunder, a rate per annum equal to the Adjusted Base Rate plus two percent (2%).

         "DESIGNATED FINANCIAL OFFICERS" has the meaning set forth in Section 1.05.

         "DOLLARS" and the sign "$" mean lawful money of the United States of America.

         "DOMESTIC SUBSIDIARIES" has the meaning set forth in the preamble hereto.

         "EARN OUT OBLIGATIONS" means the obligations of the Borrowers or their Subsidiaries to make payments in cash or cash equivalents in respect of any Acquisition after the consummation of such Acquisition to any Person(s) who previously owned or controlled the assets or capital stock of the business acquired by the Borrowers or such Subsidiaries pursuant to such Acquisition.

         "EBITDA" means for any fiscal period and in respect of any Person, the sum of (a) the net income of such Person for such period computed in accordance with GAAP, plus (b) the interest expense, of such Person for such period as reported on such Person's financial statements for such period, plus (c) the income tax expense of such Person for such period as reported on such Person's financial statements for such period, plus (d) the amount reported on the financial statements of such Person as the depreciation of the assets of such Person for such period computed in accordance with GAAP, plus (e) the amount reported on the financial statements of such Person as the amortization of intangibles assets of such Person for such period computed in accordance with GAAP, plus (f) the amount reported on the financial statements of such Person as the write-down of intangibles assets of such Person that consist of goodwill for such period

                                                         HUTTIG CREDIT AGREEMENT

computed in accordance with GAAP, and plus (g) all cash and non-cash extraordinary or non-operating expenses and losses of such Person for such period computed in accordance with GAAP, minus (h) all cash and non-cash extraordinary or non-operating income and gains of such Person for such period, in each case as such item is used in the computation of such Person's net income for such period.

         "EFFECTIVE DATE" means the date on which all conditions under Article 4 shall be fully satisfied or waived.

         "ELIGIBLE ACCOUNTS" means Accounts (excluding all interest, late charges, penalties, collection fees and other similar sums) owing to any Borrower, now existing or hereafter arising, each of which Accounts met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

         (a) An invoice (in form and substance reasonably satisfactory to the Agent) with respect to such Account has been sent to the applicable Account Debtor and bears an invoice date contemporaneous with or later than the date of the sale of goods or rendering of services giving rise to such invoice;

         (b) The Account is due and payable in full, is not subject to any bill and hold arrangement, and not more than 90 days have elapsed since the invoice date of such Account and not more than 60 days have elapsed since the due date for payment of such Account;

         (c) The Account arose from the sale of goods or the provision of services to the Account Debtor by a Borrower and not by any other Person (in whole or in part); such services or goods have been performed or provided in full; the Account is evidenced by such invoices, shipping documents or other instruments ordinarily used in the trade as shall be reasonably satisfactory to the Agent; and no rejection or dispute has occurred with respect to such Account;

         (d) The Account Debtor is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States;

         (e) The Account is not subject to any assignment, claim, lien, or security interest, except in favor of the Agent and the Lenders;

         (f) The Account is a valid and legally enforceable obligation of the Account Debtor and is not subject to any claim for credit, defense, offset, deduction, chargeback, counterclaim or adjustment by the Account Debtor, other than any discount allowed for prompt payment;

         (g) The Account arose in the ordinary course of business of the Borrowers and no notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the Account Debtor has been received by the Borrowers;

         (h) The Account Debtor is not an Affiliate of the Borrowers or any of their Subsidiaries or a supplier (or an Affiliate of a supplier) of goods or services to the Borrowers or any of their Subsidiaries;

         (i) The Account otherwise conforms to all representations, warranties and other provisions of this Agreement relating to Accounts;

         (j) The Account Debtor is not an individual or Governmental Authority;

                                                         HUTTIG CREDIT AGREEMENT

         (k) The Account is denominated and payable only in United States dollars in the United States;

         (l) The Account is not evidenced by a promissory note, warrant or other instrument or chattel paper;

         (m) The Account is subject to an enforceable, perfected, first priority Lien in favor of the Agent;

         (n) The Account does not by its terms or the terms of any related documentation require the consent of the Account Debtor to the transfer, sale or assignment of such Account;

         (o) The Account does not include fees charged for services or goods that exceed limitations imposed by applicable law, or regulation;

         (p) The Account Debtor is not the holder of any indebtedness or other obligations due from or payable by any of the Borrowers;

         (q) The Account is not due from an Account Debtor for which more than 50% (subject to periodic adjustment by the Agent) of the total Accounts due from such Account Debtor fail to meet the other eligibility criteria set forth in this definition; PROVIDED, that if the aggregate amount of Accounts due from any Account Debtor exceeds 25% of all Accounts of the Borrowers at such time, all Accounts due from such Account Debtor shall be excluded from Eligible Accounts if more than 35% of the Accounts due from such Account Debtor do not meet the other eligibility criteria set forth in this definition;

         (r) The Agent in its reasonable discretion has not deemed the credit worthiness of the Account or Account Debtor unsatisfactory; and

         (s) The Account has not been determined by the Agent in its reasonable discretion to be unusual or not customary for the Borrowers' type of business or otherwise ineligible for inclusion in the Borrowing Base.

         For purposes of determining the Borrowing Base at any time there shall be excluded from Eligible Accounts, the portion, if any, of the aggregate amount of Accounts owing from any single Account Debtor that exceeds 35% of the aggregate balance of all Accounts of the Borrowers at such time.

         "ELIGIBLE ASSIGNEE" means: (a) a Lender; (b) an Affiliate of a Lender;
(c) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (e) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States;
(f) the central bank of any country that is a member of the OECD; (g) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $1,000,000,000; and (h) any

                                                         HUTTIG CREDIT AGREEMENT

other Person approved by the Agent; PROVIDED that none of the Borrowers or any of their Affiliates shall qualify as an Eligible Assignee under this definition.

         "ELIGIBLE INVENTORY" means raw material and finished goods inventory of the Borrowers, valued at the most recent purchase price paid by the Borrowers for such item of inventory, excluding:

         (a) slow moving, obsolete or unmerchantable inventory, as reasonably determined by the Agent;

         (b) inventory located outside of the United States;

         (c) inventory that is not located at premises owned or leased by a Borrower;

         (d) work in process, spare parts, packaging and shipping materials, supplies, returned, damaged or defective inventory;

         (e) inventory that is subject to any Lien, except Liens in favor of the Agent;

         (f) inventory that is not subject to an enforceable, perfected, first priority Lien in favor of the Agent;

         (g) inventory held for return to vendors;

         (h) goods held by any Borrower on consignment from another Person;

         (i) inventory that the Agent, in its good faith discretion, has deemed to be otherwise ineligible; and

         (j) non-stock inventory (other than non-stock inventory with an aggregate value equal to or less than $6,000,000).

         In addition, unless the Agent has received a Landlord's Waiver and Consent, in form and substance satisfactory to the Agent, with respect to a Leasehold Property, the Agent shall have the right in its discretion to (x) exclude all or any portion of the inventory located at such location from Eligible Inventory and/or (y) establish reserves under the Borrowing Base in respect of such inventory; PROVIDED, FURTHER, that the Agent shall not exercise such right with respect to any Leasehold Properties in existence at the Closing Date prior to October 12, 2002.

         "ENVIRONMENTAL LAW" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (October 17, 1986), the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6991-6991i, as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (October 17, 1986), as the same may be amended from time to time, and any other presently existing or hereafter enacted or decided federal, state or local statutory or common laws relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened release of pollutants, contaminants or chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture,

                                                         HUTTIG CREDIT AGREEMENT

processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or wastes.

         "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Borrower or is under common control (within the meaning of Section 414(c) of the Code) with any Borrower.

         "EURODOLLAR INTEREST PAYMENT DATE" means with respect to any Eurodollar Loan the last day of the Eurodollar Interest Period applicable to such Eurodollar Loan.

         "EURODOLLAR INTEREST PERIOD" means the period of time commencing on the day a Eurodollar Rate is made applicable to a Loan Tranche and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrowers may select pursuant to Sections 2.07 and 2.08, PROVIDED that each such Eurodollar Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

         "EURODOLLAR LOAN" means any Loan Tranche when and to the extent the interest rate therefor is determined on the basis of the "Eurodollar Rate."

         "EURODOLLAR MARGIN" means a rate of interest per year (expressed in basis points) equal to:

         (a) For the period from the date hereof through the first Banking Day on which the Agent receives the financial statements required to be delivered by the Borrowers pursuant to Section 6.08(b) of this Agreement and for the Fiscal Quarter ended September 30, 2002, 225 basis points; and

         (b) For each Eurodollar Margin Period thereafter, the Eurodollar Margin set forth below which corresponds to the Trailing Average Collateral Availability as of the commencement of such Eurodollar Margin Period (provided that if a Borrowing Base Certificate is not delivered when due in accordance with Section 6.09(a)(ii) as contemplated by the definition of "Eurodollar Margin Period", then the Trailing Average Collateral Availability will be deemed to be less than $20,000,000 as of the commencement of such Eurodollar Margin Period and at all times thereafter until the date on which such Borrowing Base Certificate is delivered to the Agent):

                                                         HUTTIG CREDIT AGREEMENT

                                                                         EURODOLLAR MARGIN IN
               TRAILING AVERAGE COLLATERAL AVAILABILITY                  BASIS POINTS PER YEAR
               ----------------------------------------                  ---------------------
                 Greater than or equal to $40,000,000                             200
   Greater than or equal to $30,000,000 but less than $40,000,000                 225
   Greater than or equal to $20,000,000 but less than $30,000,000                 250
                        Less than $20,000,000                                     300


         To the extent that a Eurodollar Margin Period commences during the pendency of a Eurodollar Interest Period for an existing Eurodollar Loan, the Eurodollar Margin shall remain the same for the remainder of the Eurodollar Interest Period for such existing Eurodollar Loan. Anything in this Agreement to the contrary notwithstanding, after the occurrence and during the continuance of any Event of Default and following a written demand of the Agent to the Borrowers at the request of the Required Lenders, interest shall accrue on all Loans at the Default Rate.

         "EURODOLLAR MARGIN PERIOD" means each period beginning on the first Banking Day of the month following the date on which the Agent receives the Borrowing Base Certificate required to be delivered by the Borrowers pursuant to
Section 6.09(a)(ii) for the prior month, and ending on the day immediately preceding the commencement of the next Eurodollar Margin Period.

         "EURODOLLAR RATE" means, with respect to any Eurodollar Loan for any Eurodollar Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently PROVIDED on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Banking Days prior to the commencement of such Eurodollar Interest Period, as the rate for dollar deposits with a maturity comparable to such Eurodollar Interest Period. In the event that such rate is not available at such time for any reason, then the "Eurodollar Rate" with respect to such Eurodollar Loan for such Eurodollar Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Eurodollar Interest Period are offered by the Agent's principal London office in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Banking Days prior to the commencement of such Eurodollar Interest Period.

         "EVENT OF DEFAULT" has the meaning given such term in Section 9.01.

         "EXCLUDED TAXES" means, with respect to any and all payments to the Agent, any Lender or any recipient of any payment to be made by or on account of any obligation of the Borrowers under the Facility Documents, net income taxes, branch profits taxes, franchise and excise taxes (to the extent imposed in lieu of net income taxes), and all interest, penalties and liabilities with respect thereto, imposed on the Agent or any Lender.

                                                         HUTTIG CREDIT AGREEMENT

         "FACILITY DOCUMENTS" means this Credit Agreement, the Notes, the Authorization Letter, all Letter of Credit documents, all Security Documents, all foreign exchange contracts and Interest Rate Protection Agreements between any of the Borrowers or Guarantors and the Agent or any of the Lenders, all Lock Box Agreements and Controlled Account Agreements, all cash management service agreements entered into from time to time between any of the Borrowers or Guarantors and the Agent or any of the Lenders and any other agreement, document or instrument between any of the Borrowers or Guarantors and the Agent or the Lenders that is executed or delivered pursuant to or in connection with this Agreement.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (expressed on a 360 day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

         "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien, subject to Permitted Liens (other than Permitted Liens described in Section 7.05(f)), is the most senior Lien to which such Collateral is subject.

         "FISCAL MONTH" means each fiscal month of the Borrowers.

         "FISCAL QUARTER" means each of the fiscal three month periods commencing on the first day of the Fiscal Year and on the first day of each subsequent fiscal three month period.

         "FISCAL YEAR" means the fiscal year period of the Borrowers, each of which shall end on the 31st day of December of each year.

         "FIXED CHARGE COVERAGE RATIO" means, as of any date, the ratio of (a)
(i) EBITDA of the Borrowers and their Subsidiaries for the period of twelve months most recently ended on or prior to such date (determined on a consolidated basis without duplication in accordance with GAAP), plus (ii) the aggregate amount of cash payments in respect of rental expense paid during such period, minus (iii) the aggregate amount paid by the Borrowers and their Subsidiaries in cash in respect of the current portion of all income taxes for such period, minus (iv) the aggregate amount of all Non-Financed Capital Expenditures of the Borrower and their Subsidiaries during such period, to (b) the sum for the Borrowers and their Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (i) the aggregate amount of Interest Expense for such period, (ii) the aggregate amount of regularly scheduled payments of principal in respect of long-term Indebtedness for borrowed money (including the principal component of any payments in respect of Capital Lease Obligations) paid or required to be paid during such period, and
(iii) the aggregate amount of cash payments in respect of rental expense paid during such period.

         "FOREIGN EXCHANGE OBLIGATIONS" means all obligations of the Borrowers or their Subsidiaries pursuant to and under any and all foreign exchange contracts and agreements to which any Borrower or any Subsidiary is a party as of any date of computation as if such foreign exchange agreement were to be terminated or declared to be in default on such date (after giving effect to any netting provisions).

         "FOREIGN SUBSIDIARY" means any Subsidiary of any of the Borrowers or their Subsidiaries that is not organized under the laws of the United States or any political subdivision thereof.

                                                         HUTTIG CREDIT AGREEMENT

         "FUNDED INDEBTEDNESS" means, in respect of any Person, (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets (excluding leases defined as "operating leases" under GAAP), (b) all payments in respect of item (a) above that were required to be made within one year prior to the date of any determination of Funded Indebtedness, if the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (c) all Capitalized Rentals of such Person, and (d) any and all other interest-bearing Indebtedness for borrowed money (other than undrawn Letters of Credit).

         "GAAP" means, subject to Section 1.02, generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.05.

         "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and the National Association of Insurance Commissioners.

         "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "GUARANTORS" means any direct or indirect domestic Subsidiary of Huttig who is not a Borrower hereunder and who from time to time agrees to guaranty the obligations of the Borrowers hereunder pursuant to Article 10 hereof by executing and delivering to the Agent counterpart signature page to this Agreement or such other documentation acceptable to the Agent, together with all of their successors and assigns.

         "HAZARDOUS MATERIALS" means any contaminants, hazardous substances, regulated substances, or hazardous wastes which may be the subject of liability pursuant to any Environmental Law.

         "HUTTIG" has the meaning set forth in the preamble hereto.

                                                         HUTTIG CREDIT AGREEMENT

         "INDEBTEDNESS" of any Person means and includes all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all
(a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations and liabilities, contingent or otherwise, of such Person in respect of letters of credit, acceptances and similar facilities, (d) obligations secured by any Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (e) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (f) Capitalized Rentals, (g) Guaranties of obligations of others of the character referred to in this definition, (h) Interest Rate Protection Obligations, and (i) Foreign Exchange Obligations.

         "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

         "INTEREST EXPENSE" means, for any period, the sum, without duplication, for the Borrowers and their Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness paid in cash during such period, but excluding capitalized debt acquisition costs (including capitalized fees and expenses related to this Agreement) plus (b) the net amounts paid (or minus the net amounts received) in cash in respect of Foreign Exchange Obligations or Interest Rate Protection Agreements during such period excluding reimbursement of legal fees and other similar transaction costs and excluding payments required by reason of the early termination of Foreign Exchange Obligations or Interest Rate Protection Agreements in effect on the date hereof plus (c) all fees, including letter of credit fees and expenses, (but excluding reimbursement of legal fees) paid in cash in pursuant to this Agreement during such period.

         "INTEREST RATE PROTECTION AGREEMENT" means any interest rate cap, swap, collar or other, similar protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement to which any Borrower or any of its Subsidiaries is a party or for which any Borrower or any of its Subsidiaries is liable.

         "INTEREST RATE PROTECTION OBLIGATION" means obligations of the Borrowers and their Subsidiaries pursuant to and under any and all Interest Rate Protection Agreements to which any Borrower or any of its Subsidiaries is a party as of any date of computation as if such Interest Rate Protection Agreement were to be terminated or declared to be in default on such date (after giving effect to any netting provisions).

         "IP COLLATERAL" means, collectively, the Copyrights, Patents, Trademarks and other Collateral relating to intellectual property rights of the Borrowers or the Guarantors under the Security Documents.

         "ISSUING BANK" has the meaning set forth in Section 2.01(c).

         "JPMORGAN" means JPMorgan Chase Bank, a New York banking corporation.

         "JPMORGAN CHASE OFFICE" means the office of the Agent at One Chase Square CS-5, Rochester, New York, 14643.

                                                         HUTTIG CREDIT AGREEMENT


         "LANDLORD'S WAIVER AND CONSENT" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in form approved by the Agent in its sole discretion.

         "LEASEHOLD PROPERTY" means any leasehold interest of any Borrower or Guarantor as lessee under any lease of real property.

         "LENDERS" means, collectively, each entity identified as "Lender" on the signature pages hereto and each Person, if any, that shall become a Lender hereunder pursuant to Section 12.05 other than any Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "LENDING OFFICE" means, for each Lender and for each type of Loan, the lending office of such Lender (or of an Affiliate of such Lender) designated by such Lender on Schedule 2.01(a) (or, if applicable, its Assignment and Acceptance), as the lending office of such Lender for such type of Loan, or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers as the office by which such Lender's Loans of such type are to be made and maintained.

         "LETTER OF CREDIT" means any letter of credit issued from time to time by JPMorgan, in its capacity as Issuing Bank for any Borrower as the account party.

         "LETTER OF CREDIT EXPOSURE" means the maximum amount available to be drawn under all outstanding Letters of Credit (converted to U.S. Dollars based on the exchange rate in effect at the time the Letter of Credit Exposure is determined).

         "LETTER OF CREDIT SUBLIMIT" means $10,000,000.

         "LEVERAGE RATIO" means, as of any date, the ratio of (a) the aggregate amount of Funded Indebtedness (including all Loans made hereunder and all outstanding Subordinated Indebtedness) of the Borrowers and their Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) as of such date for the period of twelve consecutive months most recently ended on or prior to such date to (b) EBITDA of the Borrowers and their Subsidiaries for such period.

         "LIEN" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Borrowers and their Subsidiaries shall be deemed to be the owner of any property which they have acquired or hold subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "LOAN TRANCHE" means any portion of the Loans outstanding under the Notes as Base Rate Loans or any portion of the Loans outstanding under the Notes as a Eurodollar Loan having a particular Eurodollar Interest Period. Each Eurodollar Loan outstanding under the Notes having

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                                                         HUTTIG CREDIT AGREEMENT

a different Eurodollar Interest Period shall constitute a separate Loan Tranche, and all Base Rate Loans shall constitute a single Loan Tranche.

         "LOANS" means and includes the Revolving Credit Loans and the Reimbursement Obligations under Section 2.01(c); and "Loan" means any of the Loans.

         "LOCK BOX" means, a post office box established by the Agent or such other financial institutions as shall be acceptable to the Agent pursuant to a Lock Box Agreement with the Borrowers or their Subsidiaries into which Account Debtors of the Borrowers are directed to remit payments.

         "LOCK BOX AGREEMENT" means an agreement pursuant to which the Agent or another financial institution acceptable to the Agent maintains a post office box into which Account Debtors of the Borrowers and certain of their Subsidiaries remit payments of Accounts, and which payments are deposited into a Controlled Account.

         "MATERIAL ADVERSE EFFECT" means: (a) a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole; (b) a material adverse effect on the ability of the Borrowers or any Guarantor to perform or comply with any of the terms and conditions contained herein or in any other Facility Document; (c) a material adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Facility Document, or the ability of the Agent or the Lenders to enforce any rights or remedies under or in connection with any Facility Document; or (d) a material adverse effect on the validity, perfection or priority of any Lien in favor of the Agent and the Lenders on any of the Collateral.

         "MATERIAL INDEBTEDNESS" means (i) Indebtedness (other than the Loans or Letters of Credit), or (ii) obligations in respect of one or more Interest Rate Protection Agreements, in the case of (i) and (ii) of any one or more of the Borrowers or their Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Foreign Exchange Obligation or Interest Rate Protection Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Foreign Exchange Obligation or Interest Rate Protection Agreement were terminated at such time.

         "MATURITY DATE" means August 12, 2005, as such date may be extended in accordance with Section 2.18.

         "MORTGAGEE'S WAIVER AND CONSENT" means, with respect to any owned real property of the Borrowers or any of their Subsidiaries that is subject to a mortgage, a letter, certificate or other instrument in writing from the mortgagee under the related mortgage, in form approved by the Agent in its sole discretion.

         "MULTIEMPLOYER PLAN" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "NET CASH PAYMENTS" means:

                                                         HUTTIG CREDIT AGREEMENT

         (a) with respect to any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrowers or any of their Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Borrowers or any of their Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Permitted Lien on such property and any income and transfer taxes paid by the Borrowers or any of their Subsidiaries in respect of such Casualty Event;

         (b) with respect to any sale or other disposition of assets, the aggregate amount of all cash payments received by the Borrowers or any of their Subsidiaries directly or indirectly in connection with such sale or other disposition, whether at the time of such sale or disposition or thereafter under deferred payment arrangements, including all cash payments received in respect of investments entered into or received in connection with any such sale or other disposition of assets; PROVIDED that

                  (i) Net Cash Payments shall be net of (A) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses paid by the Borrowers or any of their Subsidiaries in connection with such sale or other disposition and (B) any federal, state and local income or other taxes paid by the Borrowers or any of their Subsidiaries as a result of such sale or other disposition; and

                  (ii) Net Cash Payments shall be net of any repayments by the Borrowers or any of their Subsidiaries of Indebtedness to the extent that (I) such Indebtedness is secured by a Permitted Lien on the property that is the subject of such sale or other disposition and (II) the transferee of (or holder of such Permitted Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property; and

                  (c) with respect to any sale of debt or equity securities or any incurrence of Indebtedness, the aggregate amount of all cash proceeds received by the Borrowers or any of their Subsidiaries directly or indirectly in connection with such sale or incurrence, (and, in the case of a sale, whether at the time of such sale or thereafter under deferred payment arrangements, including all cash payments received in respect of investments entered into or received in connection with any such sale), less all reasonable legal, underwriting, and similar fees and expenses incurred in connection therewith.

         "NEW HAMPSHIRE TRANSFER" means the transactions contemplated on
Schedule 7.01.

         "NON-FINANCED CAPITAL EXPENDITURES" means Capital Expenditures paid in cash and not financed with Indebtedness for borrowed money; PROVIDED that Capital Expenditures financed with the proceeds of Revolving Credit Loans shall be deemed to constitute "Non-Financed Capital Expenditures" for purposes of this Agreement.

          "NOTES" means the promissory notes of the Borrowers issued to the Lenders and evidencing the Loans hereunder; and "Note" means any one of the Notes. Each Note shall be substantially in the form of Exhibit A.

         "OBLIGATIONS" means all obligations of the Borrowers and the Guarantors to the Lenders and the Agent under this Agreement or any of the other Facility Documents, including, without limitation, all indebtedness evidenced by the Notes, all obligations under or in respect of the Letters of Credit and all Reimbursement Obligations, and all Foreign Exchange Obligations

                                                         HUTTIG CREDIT AGREEMENT

and Interest Rate Protection Obligations of the Borrowers to the Lenders or the Agent, all Bank Product Obligations, together with all accrued and unpaid interest (including, without limitation, all interest that, but for the filing of a petition in, or commencement of a case, proceeding or other action relating to, bankruptcy, insolvency or reorganization of any Borrower or any of its Subsidiaries, would have accrued, whether or not a claim is allowed against such Borrower or Subsidiary for such interest in the related bankruptcy proceeding), fees, expenses and charges payable by Borrowers or the Guarantors hereunder or under any of the other Facility Documents.

         "OECD" means the Organization for Economic Cooperation and Development.

         "OTHER AGENT" has the meaning set forth in the preamble hereto.

         "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Facility Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Facility Document.

         "PATENTS" has the meaning set forth in the Security and Pledge
Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PERCENT UTILIZATION" means, at any time, the percentage amount determined by dividing (a) the daily average aggregate principal amount of Revolving Credit Loans (including Reimbursement Obligations) and Letters of Credit outstanding during the most recently ended Fiscal Quarter, by (b) the aggregate Revolving Credit Commitments of the Lenders at such time.

         "PERMITTED ACQUISITIONS" has the meaning set forth in Section 7.08.

         "PERMITTED LIENS" has the meaning set forth in Section 7.05.

         "PERMITTED STOCK REPURCHASE" means a repurchase by Huttig of its outstanding common stock (a) pursuant to and in accordance with its stock repurchase program approved by the board of directors of Huttig on August 20, 2001 for a maximum amount of $15,000,000 and as in effect on the Closing Date (it being understood that the date specified therein for completion of such purchases may be extended) so long as no Default or Event of Default shall have occurred and be continuing immediately before or after consummation of such repurchase or (b) in any other case, so long as: (i) immediately before and after consummation of such repurchase, no Default or Event of Default shall have occurred and be continuing, (ii) immediately before and after consummation of such repurchase, the Borrowers and their Subsidiaries shall have pro forma Collateral Availability of not less than $35,000,000, a pro forma Fixed Charge Coverage Ratio of not less than 1.25 to 1.00 and a pro forma Leverage Ratio not in excess of 3.5 to 1.00 and (iii) if, upon consummation of such repurchase, the aggregate purchase price paid would exceed $5,000,000 for all repurchases of Huttig's common stock consummated since the date the most recent certificate was delivered pursuant to this definition (or, in the case of the initial $5,000,000, since the Closing Date), then no later than the date on which such repurchase is to be consummated, the Borrowers and their Subsidiaries shall submit a certificate of the chief financial officer of Huttig which shall set forth reasonably detailed calculations demonstrating compliance with the required pro forma Collateral Availability, Fixed Charge Coverage Ratio and Leverage Ratio described in the foregoing clause (ii) of this definition; PROVIDED, HOWEVER, that in no event

                                                         HUTTIG CREDIT AGREEMENT

shall the aggregate purchase price paid for all repurchase pursuant to clauses
(a) and (b) above occurring after the Closing Date exceed $35,000,000.

         "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "PLAN" means an employee benefit or other plan established or maintained, or to which contributions have been made, by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

         "PRIME RATE" means that the rate of interest from time to time announced by the Agent at its principal office as its prime commercial lending rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer of the Agent.

         "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "PROPERTY" means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

         "REAL PROPERTY ASSET" means, at any time of determination, any fee ownership or leasehold interest owned by any Borrower or any Subsidiary of any Borrower in any real property.

         "REGISTER" has the meaning specified in Section 12.05(d).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "REGULATORY CHANGE" means, with respect to the Agent, any Lender or the Issuing Bank, any adoption of, or change in, after the date of this Agreement, United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making of, or change in, after such date, any interpretations, directives, guidelines or requests applying to a class of banks including such Lender of or under any United States federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "REIMBURSEMENT OBLIGATION" means any obligation of the Borrowers to reimburse the issuer of a Letter of Credit for any amount paid by such issuer from time to time pursuant to and under any Letter of Credit.

         "RENTALS" means and includes as of the date of any determination thereof all payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property, and all payments, if any, required to be paid by the lessee regardless of sales volume or gross revenues) payable by the Borrowers or any of their Subsidiaries, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrowers or any of their Subsidiaries (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

                                                         HUTTIG CREDIT AGREEMENT

         "REPORTABLE EVENT" has the same meaning as defined in ERISA.

         "REQUIRED LENDERS" means, (i) at any time when more than two Lenders are party to this Agreement, Lenders having Loans and unused Revolving Credit Commitments representing at least 66 2/3% of the aggregate amount of all Loans and unused Revolving Credit Commitments outstanding at such time and (ii) at all other times, all of the Lenders.

         "REVOLVING AVAILABILITY" means, as of any date of determination thereof, the amount by which (a) the lesser of (i) the Borrowing Base at such time and (ii) the aggregate amount of the Revolving Credit Commitments at such time, exceeds (b) the Total Exposure at such time.

         "REVOLVING CREDIT COMMITMENT AMOUNT" means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.05 and (b) reduced from time to time pursuant to Section 2.10. The initial Revolving Credit Commitment Amount of each lender is the amount set forth opposite such Lender's name as such Lender's "Revolving Credit Commitment Amount" on Schedule 2.01(a) hereto, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable.

         "REVOLVING CREDIT COMMITMENT PERCENTAGE" means for each Lender the percentage determined by dividing such Lender's Revolving Credit Commitment Amount by the aggregate amount of Revolving Credit Commitments, as such Revolving Credit Commitments may be reduced from time to time pursuant to
Section 2.10. The initial Revolving Credit Commitment Percentage of each Lender is as set forth opposite such Lender's name on Schedule 2.01(a) hereto, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable.

         "REVOLVING CREDIT COMMITMENTS" means the commitments of the Lenders to make Revolving Credit Loans to the Borrowers as in effect from time to time hereunder. The aggregate amount of the Revolving Credit Commitments shall initially equal $150,000,000 and may be reduced pursuant to Section 2.10.

         "REVOLVING CREDIT LOAN" means a Base Rate Loan or a Eurodollar Loan made pursuant to Section 2.01.

         "REVOLVING CREDIT OBLIGATIONS" means all Obligations of the Borrowers hereunder in respect of the Revolving Credit Loans and the Revolving Credit Commitments.

         "REVOLVING CREDIT TERMINATION DATE" means the earliest of (a) the Maturity Date, provided that if such date is not a Banking Day, such date shall be the next succeeding Banking Day (or, of such next succeeding Banking Day falls in the next calendar month, the immediately preceding Banking Day), and
(b) the date on which the Revolving Credit Commitments are reduced to zero or terminated in full pursuant to Section 2.10 or 9.02.

         "RUGBY" means The Rugby Group, Limited, an entity organized under the laws of England, together with its successors and Affiliates.

          "SECURITY AND PLEDGE AGREEMENT" means the Security and Pledge Agreement substantially in the form of Exhibit E, executed and delivered by each of the Borrowers and

                                                         HUTTIG CREDIT AGREEMENT

Guarantors on the Effective Date, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.


         "SECURITY DOCUMENTS" means the Security and Pledge Agreement, the Trademark Security Agreement, and all other instruments or documents delivered by any Borrower or any Guarantor or any shareholder or other equityholder of a Borrower or Guarantor pursuant to this Agreement or any of the other Facility Documents in order to grant to the Agent, on behalf of the Lenders, a Lien on any property of that Borrower or Guarantor as security for any of the Obligations of the Borrowers and Guarantors hereunder, as any of the same may be amended, restated, supplemented or otherwise modified from time to time.

         "SETTLEMENT AMOUNT" has the meaning set forth in Section 2.14.

         "SETTLEMENT DATE" has the meaning set forth in Section 2.14.

         "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve to which the Agent is subject with respect to the Adjusted Eurodollar Rate for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Borrowers or their Subsidiaries incurred after the Effective Date which matures in its entirety later than the Loans and by its terms (or by the terms of a subordination agreement) is made subordinate and junior as to exercise of remedies and in right of payment to the Loans and all other Obligations of the Borrowers and their Subsidiaries under the Facility Documents on, and is otherwise subject to, terms and conditions, approved in writing by the Agent.

         "SUBSIDIARY" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. As used herein without reference to any "parent", the terms "Subsidiary" and "Subsidiaries" shall mean a Subsidiary or Subsidiaries, respectively, of the Borrowers.

         "TAXES" means any and all present or future taxes, levies, imposts, duties, fees, deductions, charges or withholdings imposed by any Governmental Authority.

                                                         HUTTIG CREDIT AGREEMENT

         "TOTAL EXPOSURE" means, at any time, the sum of the aggregate outstanding principal amount of Revolving Credit Loans, accrued and unpaid interest, fees and charges, Letter of Credit Exposure and Reimbursement Obligations, Foreign Exchange Obligations and Interest Rate Protection Obligations owing from the Borrowers to the Lenders and the Agent at such time.

         "TRADEMARKS" has the meaning set forth in the Security and Pledge Agreement.

         "TRADEMARK SECURITY AGREEMENT" has the meaning set forth in the Security and Pledge Agreement.

         "TRAILING AVERAGE COLLATERAL AVAILABILITY" means, as of any date of determination thereof, the amount by which (a) the Borrowing Base at such time exceeds (b) the Total Exposure on a daily average basis over the period of three months most recently ended on or prior to such date; PROVIDED, that for purposes of the first such calculation to be made hereunder, Total Exposure shall be measured over the period commencing on, and including, the Closing Date and ending on September 30, 2002.

         "UNCOLLECTED FUNDS" means all deposits of items which shall be on deposit in the Collateral Account from time to time during the period from the date on which such deposits became Available Funds to the beginning of the second following Banking Day.

         "UNCOLLECTED FUNDS COMPENSATION" means the compensation payable to the Agent pursuant to Section 2.09.

         "UNUSED FACILITY AMOUNT" means, at any time of determination, the difference between (a) the aggregate Revolving Credit Commitments of the Lenders at such time and (b) the sum of the outstanding principal amount of all Loans and Letter of Credit Exposure at such time.

         "VOTING STOCK" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "WEEKLY COLLATERAL CERTIFICATE" means a certificate substantially in the form of Exhibit I, setting forth sales and collection data with respect to the Accounts.

         "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which all of the Voting Stock or other equity interest is at the time of determination owned directly or indirectly by such Person.

         Section 1.02 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation, combination or other accounting computation is required to be made, for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Facility Document, and either the Borrowers' Agent or the Required Lenders shall so request, the Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); PROVIDED THAT, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change

                                                         HUTTIG CREDIT AGREEMENT

therein and (ii) the Borrowers shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         Section 1.03 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken or not to be taken by any Person, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         Section 1.04 Construction. In the event of any inconsistency between the covenants contained in the Security Documents and the covenants contained in this Agreement, the provisions of this Agreement shall govern and be controlling.

         Section 1.05 Joint and Several Obligations; Borrowers' Agent.

               (a) All obligations of the Borrowers hereunder shall be joint and several. Any notice, request, waiver, consent or other action made, given or taken by any Borrower shall bind all of the Borrowers. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its joint and several liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Borrower, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

               (b) Each of the Borrowers hereby authorizes Huttig to act as agent (the "BORROWERS' AGENT") for the Borrowers, and to execute and deliver on behalf of any Borrower such notices, requests, waivers, consents, certificates, and other documents, and to take any and all actions, required or permitted to be delivered or taken by the Borrowers hereunder. The Borrowers' Agent hereby designates the financial officers of the Borrowers' Agent identified in the Authorization Letter (the "DESIGNATED FINANCIAL OFFICERS") to act for and on behalf of the Borrowers' Agent and each of the Borrowers, and to execute and deliver on behalf of the Borrowers' Agent and each of the Borrowers such notices, requests, waivers, consents, certificates, and other documents, and to take any and all actions, required or permitted to be delivered or taken by the Borrowers' Agent and each of the Borrowers hereunder. The Borrowers' Agent and each of the Borrowers hereby agrees that the Agent and the Lenders shall be entitled to exclusively rely on any instrument, certificate, notice, agreement or other document that is signed by any of the Designated Financial Officers.

         Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                    ARTICLE 2

                                   THE CREDIT

         Section 2.01 The Revolving Credit Loans and Letters of Credit.

                                                         HUTTIG CREDIT AGREEMENT

               (a) Subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to make Revolving Credit Loans to the Borrowers from time to time from and including the date hereof to but excluding the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding its Revolving Credit Commitment Amount; PROVIDED that the obligation of each Lender to make Revolving Credit Loans hereunder is subject to the condition that the Total Exposure (after giving effect to the funding of such Revolving Credit Loans) shall not exceed the lesser of the Borrowing Base and the aggregate Revolving Credit Commitments.

               (b) Any Lender may request that the Revolving Credit Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall issue to such Lender, a Note, dated as of the Effective Date, payable to the order of such Lender in the aggregate principal amount equal to the Revolving Credit Commitment Amount of such Lender.

               (c) Subject to the provisions of Section 2.13 and the other terms and conditions of this Agreement, at the request of the Borrowers' Agent, the Agent, on behalf of the Lenders, shall issue Letters of Credit (in its capacity as issuer of Letters of Credit, the "ISSUING BANK") from time to time from and including the date hereof to but excluding the Revolving Credit Termination Date up to but not exceeding the lesser of (i) the difference between (A) the lesser of (x) the aggregate amount of all Revolving Credit Commitments and (y) the Borrowing Base and (B) the Total Exposure immediately prior to the issuance of such Letter of Credit and (ii) the difference between (A) the Letter of Credit Sublimit and (B) the aggregate amount of the Letter of Credit Exposure which exists immediately prior to the issuance of such Letter of Credit.

         Section 2.02 Funding of Revolving Credit Loans.

               (a) Until such time as the Borrowers shall have established a Controlled Disbursements Account with the Agent, to request the funding of any Revolving Credit Loans hereunder, the Borrowers' Agent shall deliver to the Agent notice in accordance with Section 2.11 setting forth the amount of the requested Revolving Credit Loans to be funded, the Collateral Availability as set forth in the most recent Borrowing Base Certificate delivered to Agent, whether such Revolving Credit Loans are to be Base Rate Loans or Eurodollar Loans and, if such Revolving Credit Loans are to be Eurodollar Loans, the respective Eurodollar Interest Period for such Eurodollar Loans. Following receipt of such notice, the Agent shall, not later than 2:00 p.m. on (i) the same Banking Day that such notice is given, if such Revolving Credit Loans are to be Base Rate Loans, or (ii) on the third Banking Day after such notice is given, if such Revolving Credit Loans are to be Eurodollar Loans, subject to the conditions of this Agreement, make available to the Borrowers by a credit to an account of the Borrowers maintained at the Agent the amount of such requested Revolving Credit Loans. The Revolving Credit Loans shall be deemed to be made by each Lender and to be outstanding to each Lender under the Note issued to such Lender as of the date that such credit is made available to the Borrowers without regard to the settlement procedures between the Agent and the Lenders pursuant to Section 2.14.

               (b) After such time as the Borrowers shall have established a Controlled Disbursements Account with the Agent, not later than 2:00 p.m. on each Banking Day, the Agent shall, subject to the conditions of this Agreement (but without any further written notice required), make available to the Borrowers by a credit to an account of the Borrowers maintained at the Agent the proceeds of Base Rate Loans to the extent necessary to pay items to be drawn on the Controlled Disbursements Account that day after giving effect to all Available Funds to be deposited to the Collateral Account on that day. All other Revolving Credit Loans and all requests for the making of Eurodollar Loans, or for the conversion of Base Rate Loans into

                                                         HUTTIG CREDIT AGREEMENT

Eurodollar Loans, shall be made upon notice given in accordance with Section
2.11. The Revolving Credit Loans shall be deemed to be made by each Lender and to be outstanding to each Lender under the Note issued to such Lender as of the date that such credit is made available to the Borrowers without regard to the settlement procedures between the Agent and the Lenders pursuant to Section 2.14.

         Section 2.03 Principal Repayment of Revolving Credit Loans.

               (a) Each Revolving Credit Loan shall mature and be payable in full on the Revolving Credit Termination Date.

               (b) Except to the extent otherwise expressly provided in any Security Document, the Agent shall, not later than as of 2:00 p.m. on each Banking Day when any Revolving Credit Loans shall be outstanding, transfer out of the Collateral Account all moneys remitted to the Agent by Account Debtors of the Borrowers or by financial institutions at which Controlled Accounts are maintained, first making payments of the outstanding principal amount of the Revolving Credit Loans (including all Revolving Credit Loans made or to be made that day) by a debit to the Collateral Account in an amount equal to the balance of the Collateral Account after giving effect to all Available Funds deposited to the Collateral Account on that day and prior to any other transfers from the Collateral Account. All such payments shall be applied first to the outstanding principal amount of all Base Rate Loans. Except upon the occurrence and during the continuance of an Event of Default, no payment of a Eurodollar Loan shall be made under this Section 2.03(b) on a date other than the last day of a Eurodollar Interest Period or the Revolving Credit Termination Date. To the extent that a payment hereunder creates a credit balance under the Revolving Credit Obligations, such credit balance shall bear interest and Agent shall credit the Revolving Credit Obligations at a rate per annum equal to the greater of (x) zero percent (0%) and (y) the Prime Rate minus three percent (3%).

               (c) If at any time (i) the Total Exposure exceeds (ii) the Borrowing Base, then immediately upon demand by the Agent, the Borrowers shall prepay the Revolving Credit Loans by an amount equal to such excess, and in the event that the Total Exposure exceeds the Borrowing Base when the aggregate outstanding balance of the Revolving Loans equals zero, immediately upon demand by the Agent, the Borrowers shall provide the Agent and the Lenders with Cash Equivalents as security for the payment of such excess.

         Section 2.04 Mandatory Prepayments. In addition to the payments required under Section 2.03(c), the Borrowers shall make the following mandatory prepayments of the Loans:

               (a) Casualty Events. Within 180 days following the receipt by the Borrowers or any of their Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Borrowers or any of their Subsidiaries (or upon such earlier date as the Borrowers or any of their Subsidiaries, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrowers shall prepay the Revolving Credit Loans by an aggregate amount, if any, equal to 100% of the Net Cash Payments from such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that (i) if Net Cash Payments committed to be applied are not in fact applied within 180 days of the respective Casualty Event, or the Borrowers or any of their Subsidiaries have not entered into binding contractual agreements as of such 180th day requiring payment of amounts at least equal to such funds in repair or replacement of the property affected by the Casualty Event, then such Net Cash Payments, or such lesser amount that is not required to be paid pursuant to such binding

                                                         HUTTIG CREDIT AGREEMENT

contractual commitment, shall be applied to the prepayment of the Revolving Credit Loans as provided in this clause (a) at the expiration of such 180 day period and (ii) if an Event of Default shall have occurred and be continuing on the date such Net Cash Payments are received by the Borrowers or any of their Subsidiaries or at any time during such 180 day period, then the Borrowers shall prepay the outstanding Loans in an amount equal to 100% of such Net Cash Payments (or, if any portion of such proceeds shall have been reinvested prior to the occurrence of such Event of Default, 100% of such remaining amount of Net Cash Payments not so reinvested) on the later of the date such Net Cash Payments are received by the Borrowers or any of their Subsidiaries or the date of the occurrence of such Event of Default), such prepayment to be effected in each case in the manner and to the extent specified in paragraph (e) of this Section 2.04.

               (b) Sale of Equity Securities. Without limiting the obligation of the Borrowers to obtain the consent of the Lenders in accordance with Section
12.01 with respect to any sale of equity securities not otherwise permitted hereunder, the Borrowers agree, on or prior to the closing of any sale of equity securities by the Borrowers or any of their Subsidiaries (other than the issuance of equity securities to employees in accordance with stock option and related employee benefit programs), to deliver to the Agent a statement certified by the chief financial officer of the Borrowers' Agent, in form and detail reasonably satisfactory to the Agent, of the estimated amount of the Net Cash Payments of such sale of equity securities that will (on the date of such sale) be received by the Borrowers or their Subsidiaries, and, upon the date of such sale of equity securities, the Borrowers shall prepay the Revolving Credit Loans by an aggregate amount equal to 100% of the Net Cash Payments of such sale of equity securities received by the Borrowers or their Subsidiaries, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (e) of this Section 2.04.

               (c) Incurrence of Indebtedness. Without limiting the obligation of the Borrowers to obtain the consent of the Lenders in accordance with Section
12.01 with respect to the incurrence of any Indebtedness not otherwise permitted hereunder, the Borrowers agree, on or prior to the closing of any sale of debt securities or the incurrence of any Indebtedness by the Borrowers or any of their Subsidiaries (other than purchase money Indebtedness permitted under Sections 7.11(a), 7.11(b), 7.11(d) and 7.11(f)), to deliver to the Agent a statement certified by the chief financial officer of the Borrowers' Agent, in form and detail reasonably satisfactory to the Agent, of the estimated amount of the Net Cash Payments of such sale of debt securities or incurrence of Indebtedness that will (on the date of such sale or incurrence) be received by the Borrowers or their Subsidiaries, and, upon the date of such sale or incurrence, the Borrowers shall prepay the Revolving Credit Loans by an aggregate amount equal to 100% of the Net Cash Payments of such sale or incurrence received by the Borrowers or their Subsidiaries, such prepayment to be effected in each case in the manner and to the extent specified in paragraph
(e) of this Section 2.04.

               (d) Sale of Assets. Without limiting the obligation of the Borrowers to obtain the consent of the Lenders in accordance with Section 12.01 with respect to any sale or other disposition of assets not otherwise expressly permitted hereunder, the Borrowers agree, on or prior to the occurrence of any sale or other disposition of assets by the Borrowers or any of their Subsidiaries (other than dispositions permitted under Sections 7.01(a) or 7.01(b)), to deliver to the Agent a statement certified by the chief financial officer of the Borrower's Agent, in form and detail reasonably satisfactory to the Agent, of the estimated amount of the Net Cash Payments of such sale or other disposition that will (on the date of such sale or other disposition) be received by the Borrowers or their Subsidiaries and the Borrowers shall prepay the Revolving Credit Loans within ten (10) days of the date of such sale or other disposition, by an aggregate

                                                         HUTTIG CREDIT AGREEMENT

amount equal to 100% of the portion of such estimated amount of the Net Cash Payments of such sale or other disposition received by the Borrowers or their Subsidiaries.

Prepayments of the Loans resulting from any sale or other disposition of assets shall be effected in each case in the manner and to the extent specified in paragraph (e) of this Section 2.04.

               (e) Application. In the event of any mandatory prepayment pursuant to this Section 2.04, such prepayment shall be applied, first, to the payment of accrued interest in respect of outstanding Base Rate Loans, second, to the principal amount of outstanding Base Rate Loans, third, to accrued interest in respect of outstanding Eurodollar Loans, fourth, to the principal amount of outstanding Eurodollar Loans and fifth to all other outstanding Obligations, PROVIDED, that except upon the occurrence and during the continuance of an Event of Default, no payment of a Eurodollar Loan shall be made under this Section 2.04(e) on a date other than the last day of a Eurodollar Interest Period or the Revolving Credit Termination Date. The Revolving Credit Commitments shall be automatically and permanently reduced as a result of any mandatory prepayment made pursuant to Section 2.04(c) or (d) by an amount corresponding to the amount of such prepayment, except that no reduction shall occur in connection with a prepayment made (A) as a result of the incurrence of Indebtedness under Section 7.11(c), (B) as a result of the incurrence of the first $15,000,000 of Indebtedness under Section 7.11(g), (C) as a result of the incurrence of up to an additional $20,000,000 of Indebtedness after the first $15,000,000 of Indebtedness under Section 7.11(g) so long as the proceeds of such Indebtedness are used to consummate Permitted Stock Repurchases and (D) as a result of the sale or other disposition of assets under Section 7.01(c) or (d) so long as (x) the aggregate fair market value of the assets subject to such sale or disposition, when combined with the aggregate fair market value of all assets sold or otherwise disposed of during the then current Fiscal Year, does not exceed $30,000,000 and (y) the proceeds from the sale or disposition of assets with a fair market value which, when combined with the aggregate fair market value of all assets sold or otherwise disposed of during the then current Fiscal Year, exceeds $15,000,000 are reinvested by the Borrowers and their Subsidiaries within 180 days of the receipt of such proceeds in assets used or useful in the business of the Borrowers and their Subsidiaries. The Revolving Credit Commitments shall not be subject to permanent reduction as result of any other mandatory prepayment made pursuant to Section 2.04.

               (f) Prepayment Penalties. The Borrower shall not be required to pay any prepayment premiums or penalties in connection with any mandatory prepayment pursuant to this Section 2.04, other than payments required to be paid pursuant to Section 3.05 in connection with any prepayment of any Eurodollar Loan.

         Section 2.05 Interest.

               (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is repaid, at the following rates per year: (i) for a Loan Tranche which is outstanding as a Base Rate Loan, at a variable rate per annum equal to the Adjusted Base Rate plus the Applicable Margin; and (ii) for a Loan Tranche which is outstanding as a Eurodollar Loan, at a fixed rate during the applicable Eurodollar Interest Period equal to the corresponding Adjusted Eurodollar Rate plus the Applicable Margin; PROVIDED, HOWEVER, that after the occurrence and during the continuance of any Event of Default, and following a written demand of the Agent to the Borrowers at the request of the Required Lenders, interest shall accrue on all Loans and all other amounts payable hereunder (including, to the extent permitted by law, interest on overdue interest) at the Default Rate.

                                                         HUTTIG CREDIT AGREEMENT


               (b) Interest on each Eurodollar Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Base Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

               (c) Subject to paragraph (f) below, accrued interest on each Base Rate Loan shall be due and payable to the Agent for account of each Lender in arrears on the first Banking Day of each calendar month, regardless of any payment of the principal thereof.

               (d) Subject to paragraph (f) below, accrued interest on each Eurodollar Loan shall be due and payable to the Agent for account of each Lender in arrears upon any payment of principal and on each corresponding Eurodollar Interest Payment Date.

               (e) The Agent shall determine the Adjusted Base Rate, the Adjusted Eurodollar Rate and the Eurodollar Rate and such determination shall be conclusive absent manifest error. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrowers and the Lenders thereof.

               (f) Notwithstanding the foregoing, (i) interest accrued pursuant to the proviso to paragraph (a) above shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Eurodollar Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         Section 2.06 Eurodollar Interest Periods. In the case of each Loan other than a Base Rate Loan, the Borrowers shall select a Eurodollar Interest Period of any duration in accordance with the definition of Eurodollar Interest Period in Section 1.01, subject to the following limitations: (a) no Eurodollar Interest Period shall have a duration of less than one month, and if any such proposed Eurodollar Interest Period would otherwise be for a shorter period (as a result of the Revolving Credit Termination Date or otherwise), such Eurodollar Interest Period shall not be available; and (b) if a Eurodollar Interest Period would end on a day which is not a Banking Day, such Eurodollar Interest Period shall be extended to the next Banking Day, unless such next Banking Day would fall in the next calendar month in which event such Eurodollar Interest Period shall end on the immediately preceding Banking Day. All elections of a Eurodollar Interest Period shall be made by the Borrowers' Agent upon three Banking Days' notice to the Agent in accordance with Section 2.11, and the Agent shall quote to the Borrowers the actual Eurodollar Rate to take effect for such Eurodollar Interest Period (based upon the rate quotation described in the definition of Eurodollar Rate) on the next Banking Day. Notwithstanding anything to the contrary set forth herein, the Borrowers shall not be permitted to request any Eurodollar Loans until the Agent has completed its initial syndication of the credit facilities hereunder.

         Section 2.07 Conversions. Except to the extent specified to the Agent prior to the Effective Date, each Loan shall be a Base Rate Loan unless and until converted to a Eurodollar Loan in accordance with terms of this Section
2.07. The Borrowers shall have the right to make payments of principal, or to convert a Loan Tranche from a Base Rate Loan to a Eurodollar Loan or from a Eurodollar Loan to a Base Rate Loan at any time or from time to time, PROVIDED that: (a) if the Loan Tranche is outstanding as a Eurodollar Loan, it may be converted only on the last day of the applicable Eurodollar Interest Period; (b) if the Loan Tranche is outstanding as a Eurodollar Loan, it shall automatically convert to a Base Rate Loan on the last day of the applicable Eurodollar Interest Period, unless the Borrowers' Agent gives notice to the Agent in

                                                         HUTTIG CREDIT AGREEMENT

accordance with Section 2.11 three (3) Banking Days prior to the last day of the corresponding Eurodollar Interest Period specifying a new Eurodollar Interest Period to apply to such Loan Tranche; (c) no Loan Tranche comprising a Eurodollar Loan may be in a principal amount less than $500,000; (d) there may be no more than eight (8) Loan Tranches comprising Eurodollar Loans outstanding at any one time; and (e) no Loan Tranche comprising a Eurodollar Loan may be created (or continued after the last day of the applicable Eurodollar Interest Period) while any Default or Event of Default exists and continues.

         Section 2.08 Voluntary Prepayments. In addition to repayments made pursuant to Section 2.03(b), the Borrowers shall have the right to prepay Loans at any time or from time to time; PROVIDED that: (i) the Borrowers' Agent shall give the Agent notice of each such prepayment as provided in Section 2.11; and
(ii) the Borrowers shall be responsible for the payment of such amounts as provided in Section 3.05 with respect to the prepayment of any Eurodollar Loans prepaid on any date other than the last day of the corresponding Eurodollar Interest Period. In addition, but subject to the foregoing, as a condition to giving effect to any termination of the Revolving Credit Commitments pursuant to
Section 2.10, the aggregate principal of all Revolving Credit Loans shall be fully prepaid, together with interest thereon accrued to the date of such payment and all amounts payable pursuant to Section 2.13(c) and/or Section 3.05 in connection therewith.

         Section 2.09 Uncollected Funds Compensation. Any credit extended by the Agent to the Borrowers by allowing the Uncollected Funds in the Collateral Account maintained by the Borrowers at the Agent to be immediately available funds to the Borrowers shall not be deemed to be Loans hereunder. Uncollected Funds Compensation to the Agent shall accrue on the amount of the Uncollected Funds in existence from time to time at a variable rate per annum equal to the Adjusted Base Rate plus the Applicable Margin for Base Rate Loans for two (2) full days. Upon making such computation, the Agent is authorized to make a Revolving Credit Loan to the Borrowers for the amount thereof (or during the continuance of an Event of Default, debit the Collateral Account) for the payment thereof to the Agent. The Agent shall notify the Borrowers of the amount of the Uncollected Funds Compensation for the preceding calendar month in the next monthly statement rendered by the Agent to the Borrowers.

         Section 2.10 Voluntary Termination of Revolving Credit Commitments. The Borrowers shall have the right to terminate the amount of Revolving Credit Commitments in whole or in part at any time, to an amount (which may be zero) not less than the Total Exposure then outstanding PROVIDED that (a) the Borrowers' Agent shall give notice of such termination to the Agent as PROVIDED in Section 2.11 and (b) each reduction of the Revolving Credit Commitments shall be in an amount that is at least equal to $1,000,000 or any greater multiple of $1,000,000. Any portion of the Revolving Credit Commitments that has been terminated may not be reinstated.

         Section 2.11 Certain Notices. Notices by the Borrowers' Agent to the Agent of borrowings other than pursuant to Section 2.02(b), notice of conversion of any Base Rate Loans to Eurodollar Loans pursuant to Section 2.07, and notice of each prepayment of a Loan pursuant to Section 2.08 (which does not include repayments pursuant to Section 2.03(b)) or of termination of the Revolving Credit Commitments pursuant to Section 2.10 shall be irrevocable and shall be effective only if received by the Agent in writing on a Banking Day and (a) in the case of Base Rate Loans and prepayments of Base Rate Loans given not later than 11:00 a.m. on the date of such Base Rate Loan or such prepayment; (b) in the case of Eurodollar Loans and prepayments of Eurodollar Loans, given not later than 11:00 a.m. three (3) Banking Days prior to the date of such Eurodollar Loan or such prepayment and (c) in the case of termination of the Revolving Credit

                                                         HUTTIG CREDIT AGREEMENT

Commitments, given not later than 12:00 noon time four Banking Days prior thereto. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Banking Day). The Agent shall promptly notify the Lenders of the contents of each such notice.

         Section 2.12 Calculation of Borrowing Base. The Agent shall calculate from time to time the amount of the Borrowing Base, based upon the most recent Borrowing Base Certificate, and such amount shall be the "Borrowing Base" hereunder; PROVIDED, however, that the Agent, in its reasonable discretion, may on five (5) Banking Days prior written notice to the Borrowers, establish additional reserves against the Borrowing Base, taking into account, among other things, but without limitation in any way, increases in receivables dilution as shown in periodic field examinations.

         Section 2.13 Letters of Credit.

               (a) Subject to the terms and conditions set forth herein, the Borrowers' Agent may request the issuance of Letters of Credit for the account of any of the Borrowers or their Subsidiaries, in a form reasonably acceptable to the Agent, by delivering to the Agent by electronic or facsimile transmission (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a letter of credit application in the form required by the Agent. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Total Exposure at such time does not exceed the lesser of (x) the Borrowing Base at such time or (y) the aggregate Revolving Credit Commitments at such time, and (ii) the Letter of Credit Exposure at such time does not exceed the Letter of Credit Sublimit at such time.

               (b) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date 360 days, in the case of standby Letters of Credit, or 180 days, in the case of commercial or documentary Letters of Credit, after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension of any standby Letter of Credit, 360 days after such renewal or extension) PROVIDED that any such standby Letter of Credit may provide for automatic extensions thereof to a date not later than 360 days beyond its current expiration date, and (ii) the date that is five (5) Banking Days prior to the Revolving Credit Termination Date. No Letter of Credit may be extended beyond the date that is five (5) Banking Days prior to the Revolving Credit Termination Date.

               (c) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Agent or the Lenders, the Agent hereby grants to each Lender, and each Lender hereby acquires from the Agent, a participation in such Letter of Credit equal to such Lender's Revolving Credit Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstances whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrences and continuance of a Default or Event of Default or reduction or termination of the aggregate Revolving Credit Commitments. If the Agent shall make any disbursement in respect of any Letter of Credit, the resulting Reimbursement Obligation created thereby shall be deemed to be a Revolving Credit Loan from each of the Lenders in accordance with each Lender's Revolving Credit Commitment Percentage.

                                                         HUTTIG CREDIT AGREEMENT

The Agent shall notify the Lenders of the creation of any Reimbursement Obligation within two Banking Days of any disbursement made by the Agent pursuant to or under any Letter of Credit.

               (d) The Borrowers' Reimbursement Obligations with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Agent to the beneficiary under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit,
(iv) the existence of any claim, setoff, defense or other right that any Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Agent, or any Lender or any other Person, whether in connection with this Agreement, any other Facility Document or otherwise; and
(v) any other event or circumstance whatsoever (other than gross negligence or willful misconduct of the Agent), whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.13, constitute a legal or equitable discharge of the Borrowers' obligations hereunder.

               (e) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Agent under or in connection with Letters of Credit issued by it or any related certificates shall not, in the absence of gross negligence or willful misconduct, put the Agent under any resulting liability to any Borrower or any of their Subsidiaries or relieve any Borrower of any of its obligations hereunder to the Agent or the Lenders.

         Section 2.14 Settlement Between Agent and Lenders. The Agent and the Lenders shall settle on an aggregated and netted basis (the "SETTLEMENT AMOUNT") on a weekly basis or with such greater frequency as the Agent may determine (each such date on which such a settlement occurs being a "SETTLEMENT DATE") for all amounts which shall have become due to and due from the Agent and the Lenders since the immediately preceding Settlement Date with respect to any Obligations, other than the Settlement Amount which became due on the immediately preceding Settlement Date. The Agent shall notify the Lenders by 11:00 A.M. on each Settlement Date of the Settlement Amount which is payable by the Agent or the Lenders, and the Agent or the Lenders, as the case may be, shall make payment of the Settlement Amount by an electronic funds transfer not later than 5:00 P.M. on the Settlement Date. Nothing in this Section 2.14 or the settlement procedures made pursuant to this Section 2.14 shall be deemed to change, as between the Borrowers and the Lenders, the amount of the Loans which are outstanding under the Notes to each of the Lenders or the accrual of interest due to each of the Lenders on such Loans.

         Section 2.15 Fees.

               (a) The Borrowers agree to pay to the Agent quarterly after the date hereof through the Revolving Credit Termination Date and on the Revolving Credit Termination Date for the account of each of the Lenders a commitment fee which shall accrue on the daily average Unused Facility Amount for the period from and including the date hereof through the Revolving Credit Termination Date. The commitment fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed at a rate per year equal to the Applicable Commitment Fee Rate. The commitment fee shall be due and payable in arrears quarterly on the first Banking Day of each calendar quarter and shall be computed by Agent. On each such payment date, the Agent

                                                         HUTTIG CREDIT AGREEMENT

is authorized to make a Revolving Credit Loan to the Borrowers for the amount thereof (or during the continuance of an Event of Default, debit the Collateral Account) for the payment thereof to the Lenders. The Agent shall notify the Borrowers of the amount of the commitment fee for the preceding quarter in the next monthly statement rendered by the Agent to the Borrowers.

               (b) The Borrowers agree to pay, with respect to Letters of Credit issued hereunder, the following fees quarterly after the date hereof: (i) to the Agent for the benefit of the Lenders (according to each Lender's Revolving Credit Commitment Percentage), a letter of credit fee in respect of each standby Letter of Credit issued hereunder which accrues at a rate equal to (x) the face amount of such Letter of Credit multiplied by (y) the applicable Eurodollar Margin, such fees to be calculated on the basis of a 360 day year for actual number of days elapsed and paid by the Borrowers quarterly in advance on the first Banking Day of each Fiscal Quarter, (ii) to the Agent for the benefit of the Lenders (according to each Lender's Revolving Credit Commitment Percentage), a letter of credit fee in respect of each documentary Letter of Credit issued hereunder which accrues at a rate equal to (x) the greater of (a) the applicable Eurodollar Margin less 50 basis points or (b) 100 basis points per annum multiplied by (y) the face amount of such Letter of Credit, such fees to be calculated on the basis of a 360 day year for actual number of days elapsed and paid by the Borrowers quarterly in advance on the first Banking Day of each calendar quarter, (iii) to the Agent for its own account, a letter of credit fronting fee payable in respect of each Letter of Credit issued hereunder which accrues at a rate equal to (x) the face amount of such Letter of Credit multiplied by (y) twelve and one-half (12.5) basis points per annum, such fees to be calculated on the basis of a 360 day year for the actual number of days elapsed and paid by the Borrowers quarterly in advance on the first Banking Day of each calendar quarter and (iv) to the Agent for its customary processing fees and expenses charged by the Agent for issuing, amending, modifying or extending any Letter of Credit. Upon making a computation of the amount of such Letter of Credit fee, the Agent is authorized to make a Revolving Credit Loan to the Borrowers for the amount thereof. The Agent shall notify the Borrowers of the amount of such Letter of Credit fee in the next monthly statement rendered by the Agent to the Borrowers.

               (c) In the event that the Revolving Credit Commitments are terminated in their entirety by the Borrowers prior to the second anniversary of the Effective Date, the Borrowers shall pay to the Agent for the account of each of the Lenders an early termination fee in an amount equal to (i) 1.00% of the aggregate amount of the Revolving Credit Commitments of the Lenders as in effect on the Closing Date, if the Revolving Credit Commitments are terminated prior to the first anniversary of the Effective Date and (ii) 0.50% of the aggregate amount of the Revolving Credit Commitments of the Lenders as in effect on the Closing Date, if the Revolving Credit Commitments are terminated on or after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date; PROVIDED, HOWEVER, that no such prepayment fee shall be payable under this paragraph (c) if the Revolving Credit Commitments are terminated in connection with a refinancing of the Loans by the Agent or any of its affiliates.

               (d) The Borrowers agree to pay the Agent (for its own account) such fees payable in such amounts and at the times separately agreed to in writing between the Borrowers and the Agent.

         Section 2.16 Payments Generally. All payments under this Agreement or the Notes shall be made in United States Dollars in funds which are immediately available not later than 1:00 p.m. on the relevant dates specified herein at the JPMorgan Chase Office for the account of each Lender and any payment made after such time on such due date will be deemed to have been

                                                         HUTTIG CREDIT AGREEMENT

made on the next succeeding Banking Day. In the event that any payment (other than with respect to the principal of the Revolving Credit Loans) under this Agreement becomes due, the Agent, at its discretion without the requirement of obtaining the consent of or giving prior notice to the Borrowers, may make a Revolving Credit Loan to the Borrowers for the amount thereof (or during the continuance of an Event of Default, debiting the Collateral Account for the payment thereof to the Lenders). The Agent, or any Lender (subject to Section 11.17) for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrowers with the Agent or such Lender, as the case may be, and any Lender so doing shall promptly notify the Agent. Subject to Section 11.16, the Borrowers shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrowers under this Agreement or the Notes to which such payment is to be applied and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may, subject to Section 11.16, apply such payment as it may elect in its sole discretion. If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Lending Office.

         Section 2.17 Purpose. The Borrowers shall use the proceeds of the Loans solely (a) to refinance the Indebtedness of the Borrowers listed on Schedule
2.17 hereto, (b) for working capital requirements of the Borrowers and their Subsidiaries, (c) to finance transaction costs associated with the closing of the transactions contemplated by the Facility Documents, (d) to support Letters of Credit up to the Letter of Credit Sublimit, (e) for Permitted Acquisitions, and (f) for other general corporate purposes (including the Permitted Stock Repurchases).

         Section 2.18 Extension of Revolving Credit Termination Date.

               (a) Subject to the other provisions of this Agreement and provided that no Event of Default has occurred and is continuing, the aggregate Revolving Credit Commitments shall be effective for an initial period from the Effective Date to the Maturity Date; PROVIDED that the Maturity Date, and concomitantly the aggregate Revolving Credit Commitments, may be extended upon the Borrowers' request for an additional one-year period expiring on the date that is one year from the then scheduled Maturity Date, PROVIDED FURTHER, that the Borrower may request only two extensions pursuant to this Section 2.18. The Borrowers' Agent shall make any such request on behalf of the Borrowers at least 30 days, but no more than 60 days, prior to the then scheduled Maturity Date.

               (b) Upon receipt of the Borrowers' request to extend the Maturity Date, the Agent shall promptly notify each Lender of such request and each Lender shall notify the Agent, no later than 15 days after such Lender's receipt of notice, whether such Lender, in the exercise of its sole discretion, will extend the Maturity Date for an additional one year period. Any Lender which shall not timely notify the Agent whether it will extend the Maturity Date shall be deemed to have declined to extend the Maturity Date and its Revolving Credit Commitment. No Lender shall have any obligation whatsoever to agree to extend the Maturity Date. Any agreement to extend the Maturity Date by any Lender shall be irrevocable, except as provided in clause (d) of this Section 2.18.

                                                         HUTTIG CREDIT AGREEMENT

               (c) If all Lenders notify the Agent pursuant to clause (b) of this Section 2.18 of their agreement to extend the Maturity Date, then the Agent shall so notify each Lender and the Borrowers' Agent, and such extension shall be effective without other or further action by any party hereto for such additional one year period.

               (d) If Lenders constituting at least the Required Lenders approve the extension of the then scheduled Maturity Date (such Lenders agreeing to extend the Maturity Date herein called the "ACCEPTING LENDERS") and if one or more Lenders shall notify, or be deemed to notify, the Agent pursuant to clause
(b) of this Section 2.18 that they will not extend the then scheduled Maturity Date (such Lenders herein called the "DECLINING LENDERS"), then (A) the Agent shall promptly so notify the Borrowers' Agent and the Accepting Lenders, (B) the Accepting Lenders shall, upon the Borrowers' election to extend the then scheduled Maturity Date in accordance with clause (i) or (ii) below, extend the then scheduled Maturity Date, and (C) the Borrowers' Agent shall, pursuant to a notice delivered to the Agent, the Accepting Lenders and the Declining Lenders, no later than the tenth (10th) day following the date by which each Lender is required, pursuant to clause (b) of this Section 2.18 to approve or disapprove the requested extension of the Maturity Date, either:

                              (i) elect to extend the Maturity Date and direct
               the Declining Lenders to terminate their Revolving Credit Commitments, which termination shall become effective on the date that would have been the Maturity Date except for the operation of this Section 2.18. On the date that would have been the Maturity Date except for the operation of this Section 2.18, (x) the Borrowers' Agent shall deliver a notice of the effectiveness of such termination to the Declining Lenders with a copy to the Agent and (y) the Borrowers shall pay in full in immediately available funds all Obligations of the Borrowers owing to the Declining Lenders, including any amounts required pursuant to
               Article 3, and (z) upon the occurrence of the events set forth in clauses (x) and (y), the Declining Lenders shall each cease to be a Lender hereunder for all purposes, other than for purposes of
               Article 3 and Section 12.03, and shall cease to have any obligations or any Revolving Credit Commitment hereunder, other than to the Agent pursuant to Article 11, and the Agent shall promptly notify the Accepting Lenders and the Borrowers' Agent of the new Revolving Credit Commitments; or

                              (ii) elect to extend the Maturity Date and, prior
               to or no later than the then scheduled Maturity Date, (A) to replace one or more of the Declining Lenders with another lender or lenders that is an Eligible Assignee and otherwise reasonably acceptable to the Agent (such lenders herein called the "REPLACEMENT LENDERS") and (B) the Borrowers shall pay in full in immediately available funds all Obligations of the Borrowers owing to any Declining Lenders that are not being replaced, as provided in clause (i) above; PROVIDED that (x) any Replacement Lender shall purchase, and any Declining Lender shall sell, such Declining Lender's rights and obligations hereunder without recourse or expense to, or warranty by, such Declining Lender for a purchase price equal to the aggregate outstanding principal amount of the Obligations payable to such Declining Lender plus any accrued but unpaid interest on such Obligations and accrued but unpaid fees or other amounts owing in respect of such Declining Lender's Loans and Revolving Credit Commitments hereunder, and (y) upon the payment of such amounts referred to in clause (x) and the execution of an Assignment and Acceptance by such

                                                         HUTTIG CREDIT AGREEMENT

               Replacement Lender and such Declining Lender, such Replacement Lender shall constitute a Lender hereunder and such Declining Lender being so replaced shall no longer constitute a Lender (other than for purposes of Article 3 and Section 12.03), and shall no longer have any obligations hereunder, other than to the Agent pursuant to Article 11; or

                              (iii) elect to revoke and cancel the extension
               request by giving notice of such revocation and cancellation to the Agent (which shall promptly notify the Lenders thereof) no later than the tenth (10th) day following the date by which each Lender is required, pursuant to clause (b) of this Section 2.18, to approve or disapprove the requested extension of the Maturity Date, and concomitantly the total Revolving Credit Commitments.

                              (iv) If the Borrowers' Agent fails to timely
               provide the election notice referred to in this clause (d), the Borrowers shall be deemed to have revoked and cancelled the extension request in and to have elected not to extend the Maturity Date.

               (e) The Borrowers request for any extension under this Section
2.18 shall be deemed to be a representation and warranty that no Default or Event of Default then exists or will exist on the proposed effective date for any extension of the Maturity Date and that all representations and warranties of the Borrowers and Guarantors contained herein and in each other Facility Document are true and correct on the date of such request and the proposed effective date for any extension of the Maturity Date.

         Section 2.19 Commitment Increases. (a) At any time and from time to time, the Borrowers may request an increase in the aggregate Revolving Credit Commitments, PROVIDED, that (i) the Agent shall consent to any such increase,
(ii) the aggregate Revolving Credit Commitments hereunder at no time shall exceed $200,000,000, (iii) an increase in the aggregate Revolving Credit Commitments may only be made when no Default or Event of Default shall have occurred and be continuing; and (iv) each existing Lender shall be offered an opportunity to share in any requested increase of the aggregate Revolving Credit Commitments. In the event that the Borrowers shall desire to increase the aggregate Revolving Credit Commitments, the Borrowers' Agent shall provide written notice thereof to the Agent, which notice shall constitute an offer to each existing Lender to share in the requested increase and shall specify the amount of the requested increase, the requested effective date of such increase (the "INCREASE DATE"), and the time period within which each Lender is requested to respond to such offer. Upon receipt of any such notice, the Agent shall promptly notify the Lenders and each Lender shall notify the Agent within the specified period whether or not it agrees to increase its Revolving Credit Commitment. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment. The Agent shall notify the Borrowers' Agent of each Lender's response to each request made hereunder. In the event that any Lender agrees to increase its Revolving Credit Commitment, the amount of its Revolving Credit Commitment shall be set at a level agreed to by the Borrowers and such Lender, and the Borrowers, the Agent and each such Lender shall enter into an amendment to this Agreement setting forth the amount of such Lender's Revolving Credit Commitment, as so increased and evidencing such Lender's agreement to increase its Revolving Credit Commitment. No such amendment shall require the approval or consent of any Lender whose Revolving Commitment is not being increased.

                                                         HUTTIG CREDIT AGREEMENT

               (b) If requested, the Borrowers shall furnish a new Note to each Lender that increases its Revolving Credit Commitment hereunder, PROVIDED that such Lender shall first surrender its existing Notes (which Notes shall be marked "cancelled") to the Agent for delivery to the Borrowers' Agent. Promptly after each Increase Date, the Agent shall distribute to the Borrowers' Agent and the Lenders an amended Schedule 2.01(a) to reflect changes therein resulting from the increase in the aggregate Revolving Credit Commitments. If and to the extent any Revolving Credit Loans are outstanding on the Increase Date, the Agent shall reallocate the outstanding Revolving Credit Loans ratably among the Lenders after giving effect to such increase so that each Lender's pro rata share of the then outstanding Revolving Loans is based on the increased aggregate Revolving Credit Commitments then in effect.

                                    ARTICLE 3

                       YIELD PROTECTION; ILLEGALITY; ETC.

         Section 3.01 Additional Costs.

         (a) The Borrowers shall pay directly to each Lender and the Issuing Bank, as applicable (each any "AFFECTED PARTY") from time to time on demand therefor such amounts as such Affected Party may reasonably determine to be necessary to compensate it for any increased costs which such Affected Party determines are attributable to its making or maintaining any Eurodollar Loans under this Agreement or its Note or its obligation to make any such Loans hereunder or issuing, participating in or maintaining any Letter of Credit, or to compensate it for any reduction in any amount receivable by such Affected Party hereunder in respect of any such Loans, obligation to make such Loans or any Letters of Credit (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Affected Party under this Agreement or its Note in respect of any of such Loans or Letters of Credit (other than taxes imposed on the overall net income of such Affected Party or of its Lending Office for any of such Loans or Letters of Credit by the jurisdiction in which such Affected Party has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Affected Party; or (iii) imposes any other condition affecting this Agreement, the Eurodollar Loans made by such Lender or its Note or the Letters of Credit issued, participated in or maintained by such Affected Party (or any of such extensions of credit or liabilities). Each Affected Party will notify the Borrowers' Agent of any event occurring after the date of this Agreement which will entitle such Affected Party to compensation pursuant to this Section 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, PROVIDED that the failure to so notify the Borrowers' Agent shall not affect the obligations of the Borrowers under this Section 3.01(a). If any Affected Party requests compensation from the Borrowers under this Section 3.01(a), or under Section 3.01(c), the Borrowers' Agent may, by notice to such Affected Party with a copy to the Agent, suspend the obligation of such Affected Party to make Loans of the type with respect to which such compensation is requested (in which case the provisions of Section
3.04 shall be applicable).

         (b) Without limiting the effect of the foregoing provisions of this
Section 3.01, in the event that, by reason of any Regulatory Change, any Affected Party either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Affected Party which includes deposits by

                                                         HUTTIG CREDIT AGREEMENT

reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Affected Party which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Affected Party so elects by notice to the Borrowers' Agent with a copy to the Agent, the obligation of such Affected Party to make Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 3.04 shall be applicable).

               (c) Without limiting the effect of the foregoing provisions of this Section 3.01 (but without duplication), the Borrowers shall pay directly to each Affected Party from time to time on demand therefor such amounts as such Affected Party may determine to be necessary to compensate such Affected Party for any costs which it determines are attributable to the maintenance by such Affected Party or its bank holding company or any of its Affiliates, pursuant to any law or regulation of any jurisdiction or any interpretation, directive, guideline or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter, of capital in respect of its Loans hereunder or its obligation to make Loans hereunder or in respect of its issuance, participation in, or maintenance of Letters of Credit (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Affected Party or its bank holding company or any of its Affiliates to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Affected Party will notify the Borrowers' Agent if such Affected Party is entitled to compensation pursuant to this Section 3.01(c) as promptly as practicable after it determines to request such compensation, PROVIDED that the failure to so notify the Borrowers' Agent shall not affect the obligations of the Borrowers under this Section 3.01(c).

               (d) Determinations and allocations by a Lender or the Issuing Bank (as applicable) for purposes of this Section 3.01 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans or in respect of the Letters of Credit or its issuance, participation in, or maintenance of Letters of Credit, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation or in respect of the Letters of Credit or its issuance, participation in, or maintenance of Letters of Credit, and of the additional amounts required to compensate such Lender or the Issuing Bank (as applicable) under this Section 3.01, shall be conclusive, PROVIDED that such determinations and allocations are made on a reasonable basis. Each Lender or the Issuing Bank (as applicable) demanding payment from the Borrowers pursuant to this Section
3.01 shall furnish to the Borrowers at the time of such demand a statement showing the basis for and the method of calculation of such demand.

         Section 3.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

               (a) the Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Eurodollar Loans as PROVIDED in this Agreement; or

               (b) any Lender reasonably determines (which determination shall be conclusive) and notifies the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.01 upon the basis of which the rate of interest for any type of

                                                         HUTTIG CREDIT AGREEMENT

Eurodollar Loans is to be determined do not adequately cover the cost to such Lender of making or maintaining such Loans;

then the Agent shall give the Borrowers' Agent and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Loans of such type.

         Section 3.03 Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Lender or its Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrowers' Agent thereof (with a copy to the Agent) and such Lender's obligation to make or maintain Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain such affected Loans (in which case the provisions of Section 3.04 shall be applicable).

         Section 3.04 Certain Base Rate Loans pursuant to Sections 3.01 and
3.03. If the obligations of any Lender to make Loans of a particular type (Loans of such type being herein called "AFFECTED LOANS" and such type being herein called the "AFFECTED TYPE") shall be suspended pursuant to Sections 3.01 or 3.03, all Loans which would otherwise be made by such Lender as Loans of the Affected Type shall be made instead as Base Rate Loans and, if an event referred to in Section 3.01(b) or 3.03 has occurred and such Lender so requests by notice to the Borrowers with a copy to the Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice, and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

         Section 3.05 Certain Compensation. The Borrowers shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

               (a) any payment or conversion of a Eurodollar Loan made by the Borrowers on a date other than the last day of a Eurodollar Interest Period or the maturity date, respectively, for such Loan (whether by reason of acceleration or otherwise); or

               (b) any failure by the Borrowers to borrow any Loan to be made by such Lender on the date specified therefor in the relevant notice under Section
2.11 or to convert any Loan to a Eurodollar Loan or to continue a Eurodollar Loan on the date specified therefor in the relevant notice under Section 2.11; or

               (c) the failure to make any prepayment of any Eurodollar Loan on the date specified therefor in the relevant notice under Section 2.11.

Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or converted (in the case of clause (a) above) or not borrowed, converted or continued (in the case of clause (b) above) or not prepaid (in the case of clause (c) above), for the period from and including the date of such payment or failure but excluding the last day of the Eurodollar Interest Period for such Loan (or, in the case of a failure to borrow, convert, continue or prepay, to but excluding the last day of the Eurodollar Interest Period for such Loan which would have

                                                         HUTTIG CREDIT AGREEMENT

commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) such Lender would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Lender as to the amounts payable pursuant to this Section
3.05 shall be conclusive, absent manifest error.

         Section 3.06 Mitigation Obligations. If any Lender requests compensation under Section 3.01, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         Section 3.07 Taxes.

               (a) All payments with respect to the Loans to the Agent, the Issuing Bank or any Lender shall be made free and clear of, and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums described in this paragraph) the Agent, the Issuing Bank or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. In addition, to the extent not paid in accordance with the preceding sentence, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (b) The Borrowers shall indemnify the Agent, the Issuing Bank and each Lender for Indemnified Taxes and Other Taxes paid by such Person, PROVIDED, HOWEVER, that the Borrowers shall not be obligated to make payment to the Agent, the Issuing Bank or any Lender in respect of penalties, interest and other similar liabilities attributable to such Indemnified Taxes or Other Taxes if such penalties, interest or other similar liabilities are attributable to the gross negligence or willful misconduct of the Person seeking indemnification.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

         Section 4.01 Conditions Precedent to the Initial Loans. The obligations of the Lenders to make the Loans constituting the initial borrowings are subject to the condition precedent that on or before the Effective Date each of the following documents shall have been delivered to the Agent in form and substance satisfactory to the Agent and its counsel, and each of the following actions shall have been performed to the satisfaction of the Agent and its counsel:

                                                         HUTTIG CREDIT AGREEMENT

               (a) The Agent shall have received the Facility Documents (including this Agreement, the Notes, the Security and Pledge Agreement, the Trademark Security Agreement and Controlled Account Agreements for each account (other than the Initial Accounts as defined in the Security and Pledge Agreement) listed on Schedule III to the Security and Pledge Agreement under the heading "Deposit Accounts"), duly executed by each of the parties thereto, and in full force and effect.

               (b) The Agent shall have received good standing certificates for each Borrower and each Guarantor from the Secretaries of State (or the equivalent thereof) of such Borrower's and Guarantor's jurisdiction of organization and each other state in which each of them is required to be qualified to transact business (other than those listed on Schedule 4.01(b)), each to be dated a recent date prior to the Closing Date and a bring-down good standing certificate or telephonic confirmation from the appropriate Secretary of State in each jurisdiction of organization of each Borrower and Guarantor dated or telephonically received on the Closing Date.

               (c) The Agent shall have received a certificate of the Secretary or Assistant Secretary (or equivalent thereof) of each Borrower and each Guarantor and dated the Closing Date certifying as to (i) a copy of its certificate of incorporation, certificate of limited partnership or other similar organizational document as amended, modified or supplemented to the Closing Date (which copy shall be certified to be true, correct and complete by the appropriate Secretary of State as of a recent date prior to the Closing
Date), (ii) the By-Laws, limited partnership agreement or other similar organizational document of such Person as in effect on the Closing Date, (iii) the resolutions of such Person's Board of Directors (or other governing body, as applicable) approving and authorizing the execution, delivery and performance of all Facility Documents to which such Person is a party and each other document to be executed or delivered by such Person pursuant to this Agreement and (iv) the names and true signatures of the incumbent officers of such Person authorized to sign the Facility Documents and the other documents to be executed and delivered by such Person under this Agreement.

               (d) The Agent shall have received evidence satisfactory to it that the Borrowers and the Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of the Agent, desirable in order to create in favor of the Agent, for the benefit of the Lenders, a valid and perfected First Priority security interest in the entire Collateral. Such actions shall include, without limitation, the following:

                              (i) delivery to the Lender of all the Security
               Documents, duly executed by the applicable Borrower or Guarantor, together with accurate and complete schedules to all such Security Documents;

                              (ii) delivery to the Agent of (A) certificates
               (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to the Agent) representing all capital stock and other equity interests pledged pursuant to the Security Documents and (B) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to the Agent) evidencing any Collateral;

                                                         HUTTIG CREDIT AGREEMENT

                             (iii) delivery to the Agent of (A) the results of a
               recent search, by one or more Persons satisfactory to the Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any Collateral, together with copies of all such filings disclosed by such search, (B) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements, fixture filings or comparable filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement), and
               (C) UCC financing statements duly authorized and/or executed by each applicable Borrower and Guarantor with respect to all Collateral of such party, for filing in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests created in such Collateral pursuant to the Security Documents;

                              (iv) delivery to the Agent of all cover sheets or
               other documents or instruments required to be filed in order to create or perfect Liens in respect of any IP Collateral; and

                              (v) delivery to the Agent of opinions of counsel
               (which counsel shall be reasonably satisfactory to the Agent and the Lenders) under the local laws of each jurisdiction where the Borrowers and the Guarantor is organized with respect to the creation and perfection of the security interests in favor of the Agent in the Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as the Agent may request, in each case in form and substance satisfactory to the Agent.

               (e) The Borrowers shall have obtained all required environmental permits, licenses, authorizations and consents that are necessary in connection with the transactions contemplated by the Facility Documents from the appropriate Governmental Authorities, and each of the foregoing permits, licenses, authorizations and consents shall be in full force and effect. The Borrowers shall have also obtained all other permits, licenses, authorizations and consents from all other Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and agreements, in each case that are necessary or advisable in connection with the transactions contemplated by the Facility Documents, and each of the foregoing shall be in full force and effect.

               (f) The Agent shall have received and shall be satisfied with (i) the certified financial statements referred to in Section 5.05 hereof, including, without limitation, the audited consolidated financial statements of the Borrowers for the Fiscal Years of Huttig ended December 31, 1999, 2000 and 2001, (ii) the unaudited consolidated financial statements of Huttig for the Fiscal Quarter ended March 31, 2002 and the Fiscal Quarter ended June 30, 2002 (or, to the extent such financial statements for the Fiscal Quarter ended June 30, 2002 have not been completed by the Closing Date, drafts thereof with appropriate footnotes) and (iii) any and all written materials, reports, and/or management letters prepared by the Borrowers' current independent auditors. All such financial statements shall consist of at least a balance sheet, income statement and statement of cash flows in accordance with GAAP.

               (g) The Agent shall have received and shall be satisfied with its review of (i) estimated opening balance sheets for the Borrowers and their Subsidiaries, prepared in accordance with GAAP, (ii) consolidated monthly balance sheet projections and profit and loss statements and cash flow projections for the Borrowers and their Subsidiaries, prepared in accordance with GAAP, for the 2002 Fiscal Year and the first two Fiscal Quarters of 2003 Fiscal

                                                         HUTTIG CREDIT AGREEMENT

Year (demonstrating projected financial results for the subsequent 12-month period), and (iii) consolidated annual balance sheet projections and profit and loss statements and cash flow projections for the Borrowers and their Subsidiaries, prepared in accordance with GAAP, for the third and fourth Fiscal Quarters of 2003 Fiscal Year and for Fiscal Years 2004 and 2005 (demonstrating projected financial results for the subsequent 12-month period), in each case, together with the written assumptions on which such projections are based.

               (h) The Agent shall have received a certificate of a duly authorized officer of the Borrowers dated the Effective Date, stating that the representations and warranties in Article 5 are true and correct on such date and that no event has occurred and is continuing which constitutes a Default or Event of Default.

               (i) The Agent shall have received (i) a favorable opinion of Kirkpatrick and Lockhart LLP, counsel for the Borrowers, (ii) a favorable opinion of Hawk, Haynie, Kammer & Chickedantz, LLP, special Indiana counsel to the Borrowers, and (iii) a favorable opinion of Nick H. Varsam, General Counsel to the Borrowers, in each case, dated the Effective Date, and covering such matters as the Agent or any Lender may reasonably request.

               (j) The Agent shall have received a certificate of a duly authorized officer of Huttig in the form of Exhibit F, certifying as to the solvency of the Borrowers and their Subsidiaries after giving effect to the funding of the initial Loans.

               (k) The Agent shall have received insurance certificates in form reasonably satisfactory to the Agent evidencing casualty, all-risk, product liability and other insurance of the Borrowers, their Subsidiaries and their properties and assets having coverages and issued by insurance companies reasonably satisfactory to the Agent and naming the Agent as a lender's loss payee and (as appropriate) an additional insured.

               (l) The Agent shall have received an initial Borrowing Base Certificate, remittance, debit and credit reports, and a statement of accounts in a form reasonably acceptable to the Agent with respect to the Borrowers and consistent with the requirements of Section 6.09 hereof, dated as of not more than 30 days prior to the date of the initial Loans.

               (m) The Borrowers shall have delivered to the Agent evidence reasonably satisfactory to the Agent that no material liability to the Borrowers under any Environmental Law exists with respect to the Leasehold Properties.

               (n) The Agent shall be satisfied with its due diligence review of the Borrowers and their Subsidiaries, including, but not limited to, satisfactory review by the Agent of the projections of the Borrowers and their Subsidiaries.

               (o) The Agent shall be satisfied with the cash management arrangements (including domestic lock box arrangements) and management information systems in place with respect to the Borrowers and their Subsidiaries and the Agent shall have received counterparts of a Lockbox Agreements and Controlled Account Agreements with respect to all lockboxes and accounts that receive the proceeds of Collateral, duly executed by all parties thereto and such Lockbox Agreements and Controlled Account Agreements shall be in full force and effect and in form and substance reasonably satisfactory to the Agent.

               (p) The Agent shall have received a duly executed release and termination, together with proper UCC-3 termination statements in form and substance satisfactory to the

                                                         HUTTIG CREDIT AGREEMENT

Agent, evidencing the termination of the Indebtedness set forth on Schedule 2.17 and the release of all Liens securing such Indebtedness; and immediately following the funding of the initial loans hereunder, the Borrowers shall have caused to be repaid in full all such outstanding Indebtedness and shall have caused to be released all liens in favor of the holders of such Indebtedness.

               (q) The Agent and the Lenders shall have received all fees and other amounts due and payable to such Persons at or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder; and

               (r) The Agent shall have received copies of all material contracts and such other documents as the Agent shall have reasonably requested and the same shall be reasonably satisfactory to each of them.

               (s) The Agent shall have received and be satisfied with an appraisal, performed by a third party appraiser acceptable to the Agent, of the Borrowers' inventory.

               (t) The Borrowers' shall have a minimum Revolving Availability as of the Effective Date (after giving effect to the funding of all Loans and the issuance of all Letters of Credit to be funded or issued on the Effective Date) of not less than $25,000,000.

         Section 4.02 Additional Conditions Precedent. The obligations of the Lenders to make any Loans (including the initial Loans) and the obligation of the Issuing Bank to issue, amend, renew or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Loan or Letter of Credit:

               (a) The following statements shall be true:

                              (i) the representations and warranties contained
               in Article 5 of this Agreement are true and correct (or, in the case of the making of any Loan after the initial Loan, true and correct in all material respects) on and as of the date of such Loan or Letter of Credit as though made on and as of such date; and

                              (ii) No Default or Event of Default has occurred
               and is continuing, or would result from such Loan or Letter of Credit;

               (b) The Agent shall have received such approvals, certificates and other documents as the Agent or any Lender may reasonably request;

               (c) At or before the time of making the first Revolving Credit Loans hereunder and as of the date of each subsequent Revolving Credit Loan hereunder, the Agent shall determine that the making of such Revolving Credit Loan will not cause the amounts outstanding hereunder to exceed the Borrowing Base;

               (d) The Borrowers shall have paid to the Agent all accrued fees and expenses payable to the Agent in connection with this Agreement, including all reasonable fees and disbursements of legal counsel to the Agent.

                                                         HUTTIG CREDIT AGREEMENT

         Section 4.03 Deemed Representations. Each notice of a Loan and acceptance by the Borrowers of the proceeds of such Loan and request and acceptance of a Letter of Credit shall constitute a representation and warranty that the conditions set forth in Subsection (a) of Section 4.02 are true and correct as of the date of each such Loan or Letter of Credit. The Agent may from time to time require certificate(s) of duly authorized officer(s) of the Borrowers, stating that the representations and warranties in Article 5 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or an Event of Default.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         The Borrowers and the Guarantors hereby jointly and severally represent and warrant, as of the date hereof and as of the date of each Loan, that:

         Section 5.01 Incorporation, Good Standing and Due Qualification. Each of the Borrowers and each of their respective Subsidiaries is an entity which is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate or other equivalent power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which the nature of its business requires such qualification except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

         Section 5.02 Corporate Power and Authority; No Conflicts. The execution, delivery and performance of the Facility Documents: (a) have been duly authorized by all necessary corporate or partnership action by the Borrowers and the Guarantors party thereto and do not and will not require any consent or approval of the equityholders of the Borrowers or the Guarantors or contravene their charters or by-laws or limited partnership agreement; (b) will not violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrowers or any of their Subsidiaries; (c) will not result in a breach of or constitute a default under or require any consent which has not been obtained under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrowers or the Guarantors is a party or by which the properties of the Borrowers or the Guarantors may be bound or affected; (d) will not result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrowers or any of their Subsidiaries, except as provided in the Security Documents; and (e) will not cause the Borrowers or any Guarantor, as the case may be, to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         Section 5.03 Legally Enforceable Agreements. Each Facility Document is a legal, valid and binding obligation of the Borrowers and each Guarantor, enforceable against the Borrowers and each Guarantor party thereto, in accordance with its terms, except to the extent that enforceability may be subject to limitations imposed by general principles of equity or applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                                                         HUTTIG CREDIT AGREEMENT

         Section 5.04 Litigation. Except as set forth on Schedule 5.04 hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened, against or affecting the Borrowers or any of their Subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to, in any one case or in the aggregate, result in a Material Adverse Effect.

         Section 5.05 Financial Statements. (a) The Borrowers have heretofore delivered to the Lenders the following financial statements:

         (i) the consolidated balance sheets and statements of operations, shareholders' equity and cash flows of the Borrowers and their Subsidiaries, as of and for the fiscal years ended December 31, 1999, December 31, 2000, and December 31, 2001, audited and accompanied by an opinion of the Borrowers' independent public accountants;

                              (ii) the unaudited consolidated balance sheet and
               statement of operations of the Borrowers and their Subsidiaries, as of and for the Fiscal Quarter ended March 31, 2002 and the Fiscal Quarter ended June 30, 2002 (or, to the extent such financial statements for the Fiscal Quarter ended June 30, 2002 have not been completed by the Closing Date, drafts thereof), certified by the chief financial officer of Huttig that such financial statements fairly present the financial condition of the Borrowers and their Subsidiaries as at such dates and the results of the operations of the Borrowers and their Subsidiaries for the period ended on such dates and that all such financial statements, including the related schedules and notes thereto have been prepared in all material respects in accordance with GAAP (subject to normal year-end audit adjustments) applied consistently throughout the periods involved;

                              (iii) consolidated monthly balance sheet
               projections and profit and loss statements and cash flow projections for the Borrowers and their Subsidiaries (including all Foreign Subsidiaries), prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), for the Fiscal Year ended 2002 and the first two Fiscal Quarters of Fiscal Year 2003 (demonstrating projected financial results for the subsequent 12-month period), together with the written assumptions on which such projections are based; and

                              (iv) consolidated annual balance sheet projections
               and profit and loss statements and cash flow projections for the Borrowers and their Subsidiaries (including all Foreign Subsidiaries), prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), for the third and fourth Fiscal Quarters of Fiscal Year 2003 and for Fiscal Years 2004 and 2005 (demonstrating projected financial results for the subsequent 12-month period), together with the written assumptions on which such projections are based.

         Such financial statements (except for the projections) present fairly, in all material respects, the respective consolidated financial position and results of operations and cash flows of the respective entities as of such respective dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited

                                                         HUTTIG CREDIT AGREEMENT

or pro forma statements. The projections were prepared by the Borrowers in good faith and were based on assumptions that were reasonable when made.

               (b) Since December 31, 2001, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrowers and their Subsidiaries, taken as a whole, from that set forth in the December 31, 2001 financial statements referred to in clause (i) of paragraph (a) above.

               (c) None of the Borrowers or any of their Subsidiaries has on the date hereof any contingent liabilities, liabilities for taxes, forward or long-term commitments (other than those entered into in the ordinary course of business) or unrealized or anticipated losses from any unfavorable commitments in each case that are material to the Borrowers and their Subsidiaries taken as a whole, except as referred to or reflected or provided for in the balance sheets as at the end of their respective fiscal years ended in 2001, referred to above, or as otherwise permitted pursuant to this Agreement, or as referred to or reflected or provided for in the financial statements described in this
Section 5.05.

         Section 5.06 Ownership and Liens. The Borrowers and their Subsidiaries have title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements for the period ended June 30, 2002 referred to in Section 5.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrowers or any of their Subsidiaries (excluding any of its leasehold interests) is subject to any Lien, except as for Permitted Liens. The Security Documents create, as security for the Obligations, valid and enforceable Liens on all of the Collateral in favor of the Agent, subject to no other Liens, except for Permitted Liens. Upon the satisfaction of the conditions precedent set forth in Section 4.01, the filing of the Trademark Security Agreement in the U.S. Patent and Trademark Office and the filing of the UCC financing statements in the filing offices identified on Schedule I(D) to the Security and Pledge Agreement, such Liens on the Collateral shall be First-Priority Liens, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such Liens.

         Section 5.07 Existing Indebtedness. None of the Borrowers nor any of their Subsidiaries owes Indebtedness as of the Effective Date for borrowed money or under any title retention agreements (including conditional sale contracts and Capitalized Leases) except as listed on Schedule 5.07 hereto.

         Section 5.08 Taxes. The Borrowers and each of their Subsidiaries have filed all tax returns and other material reports (federal, state and local) required to be filed and have paid all taxes, assessments and governmental charges and levies imposed upon the Borrowers or their Subsidiaries or their respective properties which are due and payable, including interest and penalties, except for such taxes which are being contested by the Borrowers in good faith in appropriate proceedings and for which adequate reserves have been set aside on the books of the Borrowers and their Subsidiaries in accordance with GAAP.

         Section 5.09 ERISA. Except as set forth on Schedule 5.09 hereto (i) the Borrowers and their Subsidiaries have no Plans; (ii) the Borrowers and their Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA; (iii) neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; (iv) no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; (v) no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute

                                                         HUTTIG CREDIT AGREEMENT

proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; (vi) none of the Borrowers nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; (vii) the Borrowers and each of their ERISA Affiliates have met all minimum funding requirements under ERISA with respect to all of their Plans; and (viii) none of the Borrowers nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA in excess of $1,000,000.

         Section 5.10 Subsidiaries and Affiliates. Set forth on Schedule 5.10 is a complete and correct list of all Subsidiaries of Huttig as of the date hereof, together with, for each such Subsidiary, (a) the jurisdiction of organization of such Subsidiary, (b) each Person holding ownership interests in such Subsidiary and (c) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 5.10, (i) each Borrower and its respective Subsidiaries owns, free and clear of Liens (other than Liens permitted hereunder), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 5.10, (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding Equity Rights with respect to such Person. As of the Effective Date, the authorized, issued and outstanding capital stock of the Borrowers and their Subsidiaries consists of the capital stock described on
Schedule 5.10, all of which is duly and validly issued and outstanding, fully paid and nonassessable.

         Section 5.11 Operation of Business.

               (a) The Borrowers and each of their Subsidiaries possesses all licenses, permits, franchises, Patents, Copyrights, Trademarks and trade names, or rights thereto, necessary to conduct their business substantially as now conducted and as presently proposed to be conducted, and none of the Borrowers nor any of their Subsidiaries is in violation of any rights of others with respect to any of the foregoing except any such violation that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (b) As of the date hereof, Schedule 5.11 contains a true, accurate and complete list of (i) all Real Property Assets, whether owned or leased, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Leasehold Property, regardless of whether such Borrower or Guarantor is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and no default has occurred and is continuing thereunder, and each such agreement constitutes the legal, valid and binding obligation of each applicable Borrower, enforceable against such Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

               (c) No Collateral (or any portion thereof) is or will be located at any of the locations indicated on Schedule 5.11 as vacant properties or properties subleased to a third party.

               (d) As of the date hereof, the total assets of Huttig FSC, Inc. do not exceed $500,000].

                                                         HUTTIG CREDIT AGREEMENT

         Section 5.12 No Default on Outstanding Judgments or Orders. The Borrowers and each of their Subsidiaries have satisfied all judgments against them and none of the Borrowers nor any of their Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

         Section 5.13 No Defaults on Other Agreements. None of the Borrowers nor any of their Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect. None of the Borrowers nor any of their Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 5.14 Labor Matters.

               (a) Except as set forth on Schedule 5.14 as of the Effective Date, (i) no employee of any Borrower or any Subsidiary is represented by a labor union, no labor union has been certified or recognized as a representative of any such employee, and no Borrower or Subsidiary has any obligation under any collective bargaining agreement or other agreement with any labor union or any obligation to recognize or deal with any labor union, and there are no such contracts or other agreements pertaining to or which determine the terms or conditions of employment of any employee of any Borrower or Subsidiary thereof;
(ii) there are no pending or threatened representation campaigns, elections or proceedings; (iii) no Borrower has any knowledge of any strikes, slowdowns or work stoppages of any kind, or threats thereof, and no such activities occurred during the 24-month period preceding the date hereof; (iv) no Borrower or Subsidiary has engaged in, admitted committing or been held to have committed any unfair labor practice; and (v) no claims have been filed against any Borrower or Subsidiary by any employees or representatives thereof that could reasonably be expected to have a Material Adverse Effect.

               (b) Except as set forth on Schedule 5.14, each of the Borrowers and their Subsidiaries has at all times complied in all material respects, and are in material compliance with, all applicable laws, rules and regulations respecting employment, wages, hours, compensation, benefits, and payment and withholding of taxes in connection with employment.

               (c) Except as set forth on Schedule 5.14, the Borrowers and their Subsidiaries have at all times complied in all material respects, and are in material compliance with, all applicable laws, rules and regulations respecting occupational health and safety, whether now existing or subsequently amended or enacted, including, without limitation, the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq. and the state analogies thereto, all as amended or superseded from time to time, and any common law doctrine relating to worker health and safety.

         Section 5.15 Investment Company Act; Holding Company Act. None of the Borrowers nor any of their Subsidiaries (a) is an "investment company" within the meaning of, or subject to regulation under, the United States Investment Company Act of 1940, as amended or (b) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                                                         HUTTIG CREDIT AGREEMENT

         Section 5.16 Environmental Matters. Except as set forth on Schedule
5.16 hereto, to the knowledge of the Borrowers and their Subsidiaries, no real property currently or previously owned or leased by the Borrowers or any of their Subsidiaries is in material violation of any Environmental Laws, and no Hazardous Materials are present on said real property other than Hazardous Materials used, generated, treated, stored, disposed of or otherwise introduced in material compliance with all applicable Environmental Laws. Except as set forth on Schedule 5.16 hereto, none of the Borrowers nor any of their Subsidiaries has been identified in any litigation, administrative proceedings or investigation as a responsible party or potentially responsible party for any liability under any Environmental Laws.

         Section 5.17 Regulation U. None of the Borrowers nor any of their Subsidiaries owns, directly or indirectly any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System, as supplemented from time to time). The proceeds of the Loans are not being used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock".

         Section 5.18 No Guaranties or Indemnities. Except as set forth on
Schedule 5.07 hereto, none of the Borrowers nor any of their Subsidiaries is obligated on any Guaranty or any indemnification of any kind for the debts, liabilities or obligations of any Person, including without limitation any Affiliate, other than indemnities and hold harmless provisions entered into in favor of customers, bonding agencies and sureties in the ordinary course of business.

         Section 5.19 Bank Accounts. Schedule 5.19 lists all banks and other financial institutions at which any Borrower maintains deposits and/or other accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

         Section 5.20 Trade Relations. There exists no actual or, to the knowledge of the Borrowers and their Subsidiaries, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any Subsidiary and any customer or any group of customers whose purchases of goods or services individually or in the aggregate are material to the business of such Borrower or such Subsidiary, or with any material supplier, and, to the knowledge of the Borrowers and their Subsidiaries, there exists no present condition or state of facts or circumstances which would materially adversely affect the Borrowers or their Subsidiaries or prevent the Borrowers or their Subsidiaries from conducting their businesses after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which such businesses heretofore have been conducted.

         Section 5.21 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrowers and their Subsidiaries to the Agent or any Lender on or prior to the Effective Date, for purposes of or in connection with this Agreement or any of the transactions contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrowers and their Subsidiaries to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time.

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                                                         HUTTIG CREDIT AGREEMENT

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

         So long as any of the Loans or Letters of Credit remain outstanding or any Lender shall have any Revolving Credit Commitment under this Agreement, each of the Borrowers shall, and shall cause each of its Subsidiaries to:

         Section 6.01 Maintenance of Existence. Except as permitted by Section 7.03, preserve and maintain its legal existence and good standing in the jurisdiction of its organization, and qualify and remain qualified as a foreign organization in each jurisdiction in which the nature of its business requires such qualification.

         Section 6.02 Conduct of Business. Continue to engage in an efficient and commercially reasonable manner in a business of the same general type as conducted by it on the date of this Agreement.

         Section 6.03 Maintenance of Properties. Except as permitted by Section 7.01, maintain, keep and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 6.04 Maintenance of Records; Fiscal Year. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrowers and their Subsidiaries. To enable the ready and consistent determination of compliance with the covenants set forth in Article 8 of this Agreement, each of the Borrowers shall maintain, and shall cause each of their Subsidiaries (including each Foreign Subsidiary) to maintain, December 31 of each year as the end of such Borrower's or such Subsidiary's Fiscal Year.

         Section 6.05 Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as the Agent deems reasonably appropriate. The Agent will be named "Lender's Loss Payable" and/or "Additional Named Insured," as appropriate, on all insurance policies.

         Section 6.06 Compliance with Laws; Payment of Taxes.

               (a) Comply in all respects with all applicable laws, rules, regulations and orders (including ERISA and Environmental Laws) except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

               (b) Pay all taxes, assessments and governmental charges imposed upon it or upon its property before the same become delinquent, except for such taxes, assessments, and governmental charges which are being contested by the Borrowers in appropriate proceedings and for which adequate reserves have been set aside on the books of the Borrowers and their Subsidiaries in accordance with GAAP.

         Section 6.07 Right of Inspection. From time to time during regular business hours and upon reasonable prior notice (except that no such prior notice shall be required after the occurrence and during the continuance of any Default or Event of Default), permit the Agent or any agent or representative thereof, to examine and make copies and abstracts from the records

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                                                         HUTTIG CREDIT AGREEMENT

and books of account of, and visit the properties of, the Borrowers and any of their Subsidiaries, and the Borrowers hereby give to the Agent and to any of its agents or representatives the Borrowers' irrevocable permission to discuss to the extent necessary the affairs, finances and accounts of the Borrowers and any of their Subsidiaries with the Borrowers' or their Subsidiaries' respective officers and directors and the Borrowers' independent accountants.

         Section 6.08 Reporting Requirements. Furnish to the Agent (which shall in turn furnish to each of the Lenders):

               (a) As soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrowers, consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of income, cash flows and stockholders' equity of the Borrowers and their Subsidiaries for such Fiscal Year, all in reasonable detail and all prepared in accordance with GAAP, and as to the consolidated statements, accompanied by an opinion thereon by Deloitte & Touche LLP or other independent accountants of national standing selected by the Borrowers and reasonably acceptable to Agent, which opinion shall not be qualified by reason of audit limitations imposed by the Borrowers;

               (b) As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrowers, consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of income, and cash flows of the Borrowers and their Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date in the current Fiscal Quarter, and all prepared in accordance with GAAP and certified by the chief financial officer of Huttig (subject to normal year-end adjustments);

               (c) As soon as available and in any event within 15 Banking Days after the end of each Fiscal Month of the Borrowers, consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the end of such Fiscal Month and consolidated and consolidating statements of income, and cash flows of the Borrowers and their Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Month, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date in the current Fiscal Year, and all prepared in accordance with GAAP and certified by the chief financial officer of Huttig (subject to year-end adjustments and the absence of footnotes);

               (d) Simultaneously with the delivery of the financial statements referred to above for each Fiscal Year, each Fiscal Quarter and each Fiscal Month of the Borrowers, a certificate of the chief financial officer of Huttig in substantially the form of Exhibit H (a "COMPLIANCE CERTIFICATE") (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) with computations set forth in reasonable detail satisfactory to the Lenders which demonstrate compliance with the covenants contained in Article 8, (iii) with a schedule listing all Liens of which they have knowledge on the assets of the Borrowers and their Subsidiaries which are in addition to those in favor of the Agent and Lenders or those listed on Schedule 7.05 hereto and (iv) listing all capital assets acquired by the Borrowers and their Subsidiaries since the date of the last such Compliance Certificate with the proceeds of asset sales

                                                         HUTTIG CREDIT AGREEMENT

permitted by Sections 7.01(c) and (d) and constituting reinvestments as contemplated by Section 2.04(e).

               (e) (i) Promptly after the commencement thereof, written notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against any of the Borrowers or any of their Subsidiaries which, individually or in the aggregate, if determined adversely to the Borrowers or their Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and (ii) promptly, written notice of any material development in any action, suit or proceeding previously disclosed pursuant to clause (i) above or in Schedule 5.04.

               (f) As soon as possible and in any event within three (3) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrowers with respect thereto;

               (g) Promptly after the receiving thereof, copies of all reports and notices which the Borrowers or any of their Subsidiaries receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within 10 days after the Borrowers or any of their Subsidiaries know or have reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrowers or any of their Subsidiaries have instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrowers will deliver to each of the Lenders a certificate of the chief financial officer of Huttig setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrowers propose to take with respect thereto;

               (h) Not later than 30 days prior to the end of each Fiscal Year, a forecast of the balance sheet, income statement and statement of cash flows for the subsequent Fiscal Year of the Borrowers and their Subsidiaries in a form reasonably acceptable to the Agent and prepared on a monthly basis by management in accordance with GAAP;

               (i) Contemporaneously with the filing, copies of all materials and reports filed with the Securities and Exchange Commission; and

               (j) Such other information respecting the condition or operations, financial or otherwise, of the Borrowers or any of their Subsidiaries as the Agent or any Lender may from time to time reasonably request.

         Section 6.09 Special Periodic Reports. Execute and deliver to the Agent, the following documents compiled as of the last day of the applicable fiscal period (and the Borrowers acknowledge that the Agent and the Lenders will rely on such documents in making Loans hereunder):

               (a) Monthly (or with such greater frequency as the Agent may reasonably request), by the fifteenth (15th) Banking Day of the following month (or by such other date as the Agent may reasonably specify in the event the Agent requests that such information be provided more frequently):

                              (i) a declaration or statement of (A) the aging of
               Accounts and (B) inventory (identifying Eligible Inventory and ineligible

                                                         HUTTIG CREDIT AGREEMENT

               inventory); all as of the prior month end and certified by the chief financial officer of Huttig and in form reasonably acceptable to the Agent; and

                              (ii) a Borrowing Base Certificate.

               (b) Weekly, on Wednesday of each week (as of the immediately preceding Saturday), a Weekly Collateral Certificate, certified by the chief financial officer.

               (c) At the Agent's reasonable request, and within ten (10) days of any such request, (i) certified true copies of customer's invoices, or the equivalent, for all services rendered and goods provided and (ii) a declaration or statement of the aging of accounts payable and order backlog; and

               (d) At the Agent's reasonable request, and within a reasonable time period, certified true copies of all contracts, security agreements, mortgages and other documents executed by the customers in connection with all services rendered and any other information, reports, reconciliations, Account debtor's addresses or documents the Agent may call upon the Borrowers to submit from time to time.

The failure by the Agent or the Lenders to request any or all of the foregoing or the failure of the Borrowers to perform the same shall not affect the security interest of the Agent or the Lenders in or rights to any of the Collateral.

         Section 6.10 [Intentionally Omitted].

         Section 6.11 Field Audits; Inventory Appraisals. Permit the Agent to conduct field audit examinations of, among other things, the Borrowers' and their Subsidiaries' assets, liabilities, books, records, billing and collection processes and management information systems twice each Fiscal Year and inventory appraisals annually (or, in each case, with such greater frequency as the Agent may reasonably require); PROVIDED FURTHER that the Borrowers will permit the Agent to conduct such examinations and appraisal at any time and from time to time upon the occurrence and during the continuance of a Default. The Other Agents will have the right, upon request, to participate on an alternating basis in field audit examinations and inventory appraisals. The Borrowers will reimburse the Agent for the expense of each field audit examination and inventory appraisal at the Agent's standard per diem rate per person, plus actual out-of-pocket expenses. In connection with such field audits, the Borrowers will permit the Agent to make test verifications of the Accounts with the Borrowers' and their Subsidiaries' customers.

         Section 6.12 Cooperation and Further Assurance. Cooperate with the Agent and the Lenders to effectuate the intent and purposes of the Facility Documents. Without limiting the foregoing, the Borrowers agree to execute and deliver any financing statements or other instruments and do such other acts and things, as Agent may reasonably deem necessary or advisable to effectuate the intent and purposes of this Agreement, and shall cause their Subsidiaries to do likewise.

         Section 6.13 Deposits Into Collateral Account. (i) Remit to the Agent promptly following receipt, and hold in trust for the Agent and the Lenders until so remitted, any and all moneys received from any source for deposit into the Collateral Account, including without limitation any proceeds from any equity investment or extraordinary transaction, and (ii) direct all financial institutions at which any Controlled Accounts are maintained to remit to the Agent on a daily basis (or at such other frequency as the Agent, in its discretion shall specify to the

                                                         HUTTIG CREDIT AGREEMENT

Borrowers), all collected funds in such Controlled Accounts. At all times from and after the date hereof, the Borrowers shall take all actions necessary to maintain, preserve and protect the rights and interests of the Agent with respect to all cash deposits of the Borrowers and all other proceeds of Collateral and shall not, without the Agent's prior written consent, open any new or additional deposit or other bank accounts.

         Section 6.14 Lock Box Operation. At all times direct their Account Debtors to make all payments directly to Lock Boxes or Controlled Accounts under the control of the Agent or under the control of another financial institution reasonably acceptable to the Agent that has entered into a Controlled Account Agreement with the Agent.

         Section 6.15 Landlords Waivers. (a) No later than October 12, 2002, deliver to the Agent a Landlord's Waiver and Consent with respect to Leasehold Properties at which inventory of the Borrowers and their Subsidiaries is located, which together with inventory located at owned Real Property Assets, constitutes, an aggregate inventory value at least equal to 85% of the aggregate inventory value of all inventory of the Borrowers and their Subsidiaries as of the Closing Date, and where required by the terms of any related lease, the consent of the mortgagee, ground lessor or other party; and (b) with respect to any Leasehold Property acquired after the Closing Date, use best efforts to deliver to the Agent a Landlord's Waiver and Consent with respect thereto and where required by the terms of the related leases, the consent of the mortgagee, ground lessor or other party, together with a copy of all related leases, in each case, prior to or concurrent with acquiring such Leasehold Property.

         Section 6.16 Real Property Financing. Concurrently with the consummation of any non-recourse mortgage financing permitted by Section 7.11(g), if requested by the Agent, deliver fixture filings, duly authorized and/or executed by each applicable Borrower and Guarantor with respect to all Collateral constituting fixtures, for filing in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests created in such Collateral pursuant to the Security Documents.

         Section 6.17 Existing Leases. No later than September 12, 2002, deliver to the Agent, copies of all leases between any Borrower or its Subsidiaries and any landlord relating to any Leasehold Property of the Borrowers and their Subsidiaries as of the Closing Date.

                                    ARTICLE 7

                               NEGATIVE COVENANTS

         So long as any of the Loans or Letters of Credit shall remain outstanding or any Lender shall have any Revolving Credit Commitment under this Agreement, each of the Borrowers covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to, (unless waived in accordance with the provisions of Section 12.01):

         Section 7.01 Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of any Subsidiary, receivables and leasehold interests); except: (a) for inventory disposed of, or other assets consumed, in the ordinary course of business; (b) any sale, lease, assignment or other transfer (i) by any Borrower (other than Huttig) of its assets to any other

                                                         HUTTIG CREDIT AGREEMENT

Borrower or (ii)(x) by Huttig to any other Borrower in connection with the New Hampshire Transfer or (y) by Huttig to any other Borrower (excluding the transactions contemplated by the foregoing clause (x)), PROVIDED that the aggregate fair market value of all assets subject to such sales, leases, assignments and transfers made from and after the Closing Date pursuant to this clause (y), plus the aggregate amount of investments made from and after the Closing Date pursuant to clause (ii) of Section 7.10(a)(ii), shall not exceed $10,000,000; (c) any sale or other disposition of assets no longer used or useful in the conduct of its business; and (d) any other sale, lease, assignment, or other transfer of assets (other than Accounts and inventory) by any Borrower or any Subsidiary, PROVIDED that (i) after giving effect to any sale, lease, assignment or other transfer pursuant to Section 7.01(d), the Borrowers are in compliance with the covenants set forth in Article 8, (ii) 100% of the Net Cash Payments received from dispositions under Sections 7.01(c) or 7.01(d) shall be applied to prepay the Revolving Credit Loans in accordance with
Section 2.04(d), and (iii) after giving effect to any sale, lease, assignment or other transfer pursuant to Section 7.01(d), the aggregate fair market value of all assets sold, leased, assigned or otherwise transferred pursuant to Section 7.01(d) during the same Fiscal Year does not exceed $15,000,000.

         Section 7.02 Stock of Subsidiaries, Etc. Sell or otherwise dispose of any shares of capital stock or other equity interest of any Subsidiary, except in connection with a transaction permitted under Section 7.03, or permit any Subsidiary to issue any additional share of its capital stock or other equity interests, except (a) directors' qualifying shares, and (b) the issuance of shares by any Subsidiary to any Borrower, PROVIDED that such Borrower shall forthwith deliver to the Agent pursuant to the applicable Security Documents the certificates evidencing such shares of stock or other equity interests, accompanied by undated stock powers executed in blank, and shall take such other action as the Agent shall request to create a valid and enforceable First Priority Lien on such shares pursuant to such Security Documents.

         Section 7.03 Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, except that (a) any Wholly-Owned Subsidiary (other than a Foreign Subsidiary) and any Borrower (other than Huttig) may merge into any Borrower (so long as such Borrower or a Borrower is the surviving corporation) and (b) any Borrower may transfer assets to any other Borrower.

         Section 7.04 Dividends and Stock Repurchases; Management Fees. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock or other equity interests now or hereafter outstanding, or make any distribution of assets to its equityholders as such whether in cash, assets or in obligations of the Borrowers or their Subsidiaries, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock or other equity interests or any warrants, options or other rights to acquire such, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or other equity interests or permit any Subsidiary to purchase or otherwise acquire for value any stock of the Borrowers or another Subsidiary, or pay any management fees or any other fees or expenses pursuant to any management, consulting or other services arrangement to any of the equityholders of any Borrower or any of its Subsidiaries or other Affiliates, except that: (a) Huttig may declare and deliver dividends and make distributions payable solely in common stock of Huttig, (b) Huttig may purchase or otherwise acquire shares of its capital stock from employees or directors in connection with the termination of their employment or affiliation with Huttig and pursuant to employee stock redemption plans, PROVIDED that the aggregate cash

                                                         HUTTIG CREDIT AGREEMENT

consideration paid by Huttig for all such shares does not exceed $1,500,000 during any Fiscal Year and (c) Huttig may consummate the Permitted Stock Repurchases.

         Section 7.05 Liens. Create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except (the following being called "PERMITTED LIENS"):

               (a) Liens in favor of the Agent on behalf of the Lenders securing the Loans hereunder;

               (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP are maintained;

               (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens arising in the ordinary course of business, securing obligations (other than debt for borrowed money) incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established;

               (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

               (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

               (f) Judgment and other similar Liens arising in connection with court proceedings; PROVIDED that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and for which appropriate reserves have been established on the books of the Borrowers and their Subsidiaries in accordance with GAAP;

               (g) Easements, rights-of-way, restrictions and other similar encumbrances that do not secure obligations for the payment of money and which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

               (h) Liens in existence on the Effective Date and listed on
Schedule 7.05;

               (i) Liens on fixed or capital assets (other than real property), acquired, constructed or improved by any Borrower or any of its Subsidiaries, PROVIDED that (A) such Liens secure Indebtedness (including Capitalized Leases) permitted by Section 7.11(b), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement or were in effect at the time the Borrowers or their Subsidiaries acquired the assets or stock, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets,

                                                         HUTTIG CREDIT AGREEMENT

(D) such security interests shall not apply to any other property or assets of any Borrower or any of its Subsidiaries; and (E) the Borrowers shall be in compliance with Article 8 of this Agreement after giving effect to such transactions; or

               (j) Liens to secure Indebtedness permitted by Section 7.11(g).

         Section 7.06 Transactions with Affiliates. Except as expressly permitted by this Agreement, take any of the following actions: (a) make any loan, advance or investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); PROVIDED that the Borrowers may engage in and continue the transactions with or for the benefit of Affiliates which are described in Schedule 7.06 so long as the terms of such transactions are not less favorable to the Borrowers than the terms of a commercially reasonable, arms' length transaction between non-affiliated parties.

         Section 7.07 Hazardous Materials; Indemnification. Use, generate, treat, store, dispose of or otherwise introduce any Hazardous Materials into or on any real property owned or leased by any of them and will not cause, suffer, allow or permit anyone else to do so, except in material compliance with all applicable Environmental Laws.

         Section 7.08 Acquisitions. Make any Acquisition, except that the Borrowers shall be permitted to make Acquisitions which meet the following criteria (collectively, "PERMITTED ACQUISITIONS"):

               (a) each such Acquisition shall have been approved by the board of directors (and, if required under applicable law, the equityholders) of the entity to be acquired; and the entity to be acquired is engaged in, or the assets or business to be acquired relate to, the same line of business as the Borrowers (i.e., building products distribution);

               (b) if the aggregate purchase price (including cash and non-cash consideration and all potential payments in respect of Earn-Out Obligations as estimated by the Borrowers to the reasonable satisfaction of the Agent) for any single Acquisition is less than $5,000,000, the Borrowers and their Subsidiaries (including the entity to be acquired) shall have pro forma Collateral Availability after giving effect to such Acquisition of not less than $25,000,000;

               (c) if the aggregate purchase price (including cash and non-cash consideration and all potential payments in respect of Earn-Out Obligations as estimated by the Borrowers to the reasonable satisfaction of the Agent) for any single Acquisition equals or exceeds $5,000,000, the Borrowers and their Subsidiaries (including the entity to be acquired) shall have pro forma Collateral Availability after giving effect to such Acquisition of not less than $35,000,000 (PROVIDED that, for purposes of determining compliance with such pro forma Collateral Availability, the valuation of Accounts and inventory of the entity to be acquired shall be based on audited financial statements or other financial information reasonably satisfactory to the Agent and shall be subject to such pro forma adjustments as the Agent shall deem reasonably necessary) and a pro forma Fixed Charge Coverage Ratio of not less than 1.25 to 1.00 (PROVIDED that, for purposes of determining compliance with such pro forma Fixed Charge Coverage Ratio, (i) the actual EBITDA of the acquired entity for the most recently ended twelve month period, based on audited financial statements or other financial information satisfactory to the Agent,

                                                         HUTTIG CREDIT AGREEMENT

shall be included and (ii) such ratio shall be subject to such other pro forma adjustments as the Agent shall deem reasonably necessary);

               (d) in connection with each Acquisition, the Borrowers shall submit to the Agent, at least seven (7) Banking Days prior to the closing of such Acquisition a certificate of the chief financial officer of Huttig which shall include the following: (i) reasonably detailed calculations demonstrating compliance with the required pro forma Collateral Availability or Fixed Charge Coverage Ratio (as applicable) under clauses (b) or (c) above; and (ii) a representation and warranty as to compliance with the requirement set forth in clause (f) below;

               (e) no Default or Event of Default shall have occurred and be continuing under the Facility Documents immediately prior to and after giving effect to the proposed Acquisition;

               (f) the Borrowers and their Subsidiaries, immediately prior to and after giving effect to any proposed Acquisition, shall be in compliance with all terms and provisions of the Facility Documents, including, without limitation, the covenants set forth in Article 8;

               (g) each business acquired shall be organized under the laws of the United States and have its chief executive office and principal place of business within the United States; and

               (h) if the Acquisition is structured as a merger involving any Borrower, such Borrower shall be the surviving corporation.

PROVIDED, HOWEVER, that (i) the Borrowers and their Subsidiaries shall not consummate from and after the date hereof, Acquisitions with an aggregate purchase price in excess of $15,000,000 without the prior written consent of the Agent and the Lenders and (ii) (x) the Accounts and inventory of any business acquired by any Borrower or Subsidiary shall not be included in the Borrowing Base unless such Accounts and inventory, respectively, satisfy all criteria set forth in the definitions of Eligible Accounts and Eligible Inventory, respectively, set forth in Section 1.01 and (y) if the aggregate amount of the Accounts and inventory of any business acquired by any Borrower or Subsidiary generates more than $5,000,000 of Collateral Availability, such Accounts and inventory shall not be included in the Borrowing Base until the Agent shall have conducted, and be satisfied with, a new field audit examination of the type described in Section 6.11, including a review of such Accounts and inventory.

         Section 7.09 Subsidiaries. Create any Subsidiary after the date hereof unless the Borrowers shall as soon as possible but in any case not later than fifteen (15) days subsequent to the creation of such Subsidiary, (i) in the case of a domestic Subsidiary, cause such Subsidiary to (x) execute and deliver to the Agent a counterpart to this Agreement (and thereby to become a party to this Agreement, as a "Borrower" or "Guarantor" hereunder), a counterpart to the Security and Pledge Agreement and such other documentation in such form as the Lenders may reasonably require, (y) take such other action as shall be necessary to create and perfect valid and enforceable First Priority Liens in favor of the Agent on all or substantially all of the assets of such Subsidiary consistent with the provisions of the applicable Security Documents and (z) deliver proof of corporate action, incumbency of officers and other documents and opinions as is consistent with those delivered by each Borrower pursuant to Section 4.01 as of the Effective Date and (ii) execute and deliver to the Agent such amendments to the Security and Pledge Agreement or such new pledge agreements and take such other actions (including delivering the certificates representing such shares of stock or other equity interests to the Agent) as shall be


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                                                         HUTTIG CREDIT AGREEMENT

necessary to create and perfect valid and enforceable First Priority Liens in favor of the Agent on all of the issued and outstanding stock or other equity interests of such Subsidiary (or, in the case of a Foreign Subsidiary, such percentage of its issued and outstanding stock or other equity interests as contemplated by the Security and Pledge Agreement) and deliver to the Agent such proof of corporate action, incumbency certificates and opinions of counsel as are consistent with those delivered under Section 4.01 with respect to those Subsidiaries whose stock or other equity interests are pledged to the Agent on the Effective Date, all of the foregoing to be in form and substance reasonably satisfactory to the Agent.

         Section 7.10 Certain Investments. Make after the date of this Agreement or permit to remain outstanding any loans, advances or investments of any kind in, or make any distributions of cash or other assets of any kind (other than as expressly permitted by Section 7.04) to, any other Person, except that (a)(i) any Borrower (other than Huttig) may make loans to or investments in any other Borrower, (ii) Huttig may make loans to or investments in any other Borrower, PROVIDED that the aggregate amount of loans and investments made from and after the Closing Date pursuant to this clause (ii), plus the aggregate fair market value of all assets sold, leased, assigned or otherwise transferred from and after the Closing Date pursuant to Section 7.01(b)(ii)(y), shall not exceed $10,000,000, (b) the Borrowers may make or permit to remain outstanding advances, loans and extensions of credit to any director, officer or employee of the Borrowers or any of their Subsidiaries, if the aggregate outstanding amount of all such advances, loans and extensions of credit (excluding travel advances in the ordinary course of business) does not at any time exceed $250,000.

         Section 7.11 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

               (a) Indebtedness of the Borrowers under this Agreement or the Notes;

               (b) other Indebtedness of the Borrowers (determined on a consolidated basis without duplication in accordance with GAAP) consisting of Capitalized Leases and/or secured by Liens permitted under Section 7.05, in an aggregate principal amount at any time outstanding not in excess of $10,000,000 at any one time outstanding, PROVIDED that the Borrowers shall be in compliance with Article 8 of this Agreement after giving effect to such transactions;

               (c) Subordinated Indebtedness;

               (d) Trade debt incurred in the ordinary course of business;

               (e) Indebtedness existing on the date hereof which is set forth on Schedule 7.11 annexed hereto and has been designated on such schedule as Indebtedness that will remain outstanding following the funding of the initial Loans;

               (f) Indebtedness in respect of Foreign Exchange Obligations and Interest Rate Protection Obligations owing to the Agent or any of the Lenders; and

               (g) Indebtedness incurred as a non-recourse mortgage financing of the real property of the Borrowers and their Subsidiaries on terms (including the amount), and pursuant to documentation, reasonably acceptable to the Agent and the Required Lenders.

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                                                         HUTTIG CREDIT AGREEMENT

         Section 7.12 Guaranties, Etc. Except expressly permitted by Section
7.06 assume, enter into or otherwise be or become directly or contingently responsible or liable under, any Guaranty, except (a) Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (b) Guaranties by any Subsidiary of Indebtedness of the Borrowers permitted hereunder.

         Section 7.13 Other Indebtedness. Purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make, in respect of any voluntary payment or prepayment of the principal of or interest on, or other amount owing in respect of, any Indebtedness other than the Obligations.

         Section 7.14 Restrictive Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Agent or the Lenders, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrowers or the ability of the Guarantors to guarantee Indebtedness of the Borrowers; PROVIDED that the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement.

                                    ARTICLE 8

                               FINANCIAL COVENANTS

         So long as any of the Loans or Letters of Credit shall remain outstanding or any Lender shall have any Revolving Credit Commitment under this
Agreement:

         Section 8.01 Minimum Fixed Charge Coverage Ratio. The Borrowers shall not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Month to be less than 1.25 to 1.00 during any time when Collateral Availability is less than $25,000,000.

         Section 8.02 Minimum Revolving Availability. The Borrowers shall not permit the Revolving Availability at any time to be less than $10,000,000.

                                    ARTICLE 9

                                EVENTS OF DEFAULT

         Section 9.01 Events of Default. The occurrence of any of the following events shall be an "Event of Default":

               (a) The Borrowers shall fail to pay any principal of or interest on the Loans or any Reimbursement Obligation or any fee or other amount due hereunder when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise;

               (b) Any representation or warranty made or deemed made by the Borrowers or any of their Subsidiaries in this Agreement or in any other Facility Document or


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                                                         HUTTIG CREDIT AGREEMENT

which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

               (c) The Borrowers or any of their Subsidiaries shall fail to perform or observe (i) any of the covenants set forth in Sections 6.01, 6.05,
6.07 through 6.09, 6.11, 6.13 or 6.14 or in Articles 7 or 8 or (ii) any term, covenant or agreement contained in this Agreement (other than those referred to elsewhere in this Section 9.01) or fail to perform or observe any term, covenant or agreement on its part to be performed or observed in any other Facility Document, and, in the case of this clause (ii), such failure shall continue for 15 consecutive days;

               (d) Any Borrower or any Subsidiary shall: (i) fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness of the Borrowers or such Subsidiary when due (whether by scheduled maturity, required prepayment, demand or otherwise); or
(ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Material Indebtedness, when required to be performed or observed, if the effect of such failure to pay, perform or observe is to accelerate the maturity of such Material Indebtedness (or, after the giving of applicable notice or passage of time, or both, to permit the acceleration of the maturity of such Material Indebtedness), or any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

               (e) Any Borrower or any Subsidiary: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 60 days or more; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more;

               (f) One or more judgments, decrees or orders for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against any Borrower or any Subsidiary and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 60 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

               (g) Any of the following events shall occur or exist with respect to any Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; or (ii) any Reportable Event shall occur with respect to any Plan; or
(iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; or (iv) any event or circumstance exists which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or


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                                                         HUTTIG CREDIT AGREEMENT

partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or may exceed $1,000,000;

               (h) A Change of Control shall occur;

               (i) The Security Documents shall at any time or for any reason cease: (i) to create a valid and perfected security interest or lien in and to the property purported to be subject to the same with the priority contemplated thereby; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto or any party thereto shall deny it has any further liability or obligations to the secured parties thereunder;

               (j) Any Facility Document shall at any time or for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Borrower or any Subsidiary, or any Borrower or any Subsidiary shall deny it has any further liability or obligations thereunder;

               (k) The Agent shall have reasonably determined that an event or condition has occurred which has had, or which could reasonably be expected to have, a Material Adverse Effect; or

               (l) Any Borrower or Subsidiary shall (i) withdraw or attempt to withdraw any funds or other items on deposit in any Lock Box or any Controlled Account; (ii) direct or attempt to direct any bank at which any Lock Box or Controlled Account is maintained not to make, or to cease making, transfers of any funds or other items (x) from a Lock Box to a Controlled Account, or (y) from a Controlled Account to the Agent or at the direction of the Agent; or
(iii) direct any Account Debtor not to make payments to a Lock Box.

         Section 9.02 Remedies. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Lenders, by a written notice to the Borrowers: (a) declare the Revolving Credit Commitments to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Loans, all interest thereon and all other amounts payable under this Agreement and the other Facility Documents and the Loans to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED that, in the case of an Event of Default referred to in Section 9.01(e) above, the Revolving Credit Commitments shall be automatically and immediately terminated without further action of any Person, and the Loans, all interest thereon and all other amounts payable under this Agreement and the Notes shall be automatically and immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers. Further, upon the occurrence and during the continuance of an Event of Default, the Agent, acting on behalf of and at the direction of the Required Lenders, may then exercise any and all rights and remedies available under the Facility Documents or at law or in equity.

               Section 9.03 Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Revolving Credit Loans have become immediately due and payable,


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                                                         HUTTIG CREDIT AGREEMENT

whether by acceleration or otherwise) any amounts received on account of the Obligations shall be applied by the Agent in the following order:

               First, to payment of that portion of the Obligations constituting fees, expenses and indemnities (other than Reimbursement Obligations, Foreign Exchange Obligations, Interest Rate Protection Obligations and Bank Product Obligations) payable to the Agent and the Lenders, ratably among them in proportion to the amounts described in this clause First payable to them;

               Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Credit Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

               Third, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Credit Loans and Letter of Credit Exposure and Reimbursement Obligations and to cash collateralize the undrawn amounts of Letters of Credit, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

               Fourth, to payment of that portion of the Obligations constituting unpaid Foreign Exchange Obligations, Interest Rate Protection Obligations, Bank Product Obligations and all other Obligations, ratably among the Lender in proportion to the respective amounts described in this clause Fourth held by them; and

               Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by law.

Amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Third above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE 10

                                    GUARANTY

         Section 10.01 The Guarantee. Each Person who may from time to time become a Guarantor hereunder, hereby jointly and severally guarantees to each Lender and the Agent and its respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of any Borrower or any of its Subsidiaries) on the Loans made by the Lenders to the Borrowers, all fees and other amounts from time to time owing from the Borrowers to the Lenders hereunder, all other Obligations of the Borrowers and each of their Subsidiaries under the Facility Documents and all costs and expenses incurred by the Agent or the Lenders in the protection or enforcement of any right or remedies under the guarantee provided in this Article 10 (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). Each Guarantor hereby further agrees that if any Obligations shall be due and payable (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor shall promptly pay the same upon


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                                                         HUTTIG CREDIT AGREEMENT

demand therefor by the Agent or the Lenders, without any further demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This guarantee is a guarantee of payment and not collection and each Guarantor hereby waives, to the extent permitted by law, any right to require that any action on or in respect of any Guaranteed Obligations be brought against any Borrower or any other Person or that resort be had to any direct or indirect security for the Guaranteed Obligations or any other remedy.

         Section 10.02 Obligations Unconditional. The obligations of each Guarantor under Section 10.01 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Facility Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 10.02 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not, to the extent permitted by applicable law, alter or impair the liability of each Guarantor and each other Guarantor under this
Article 10 which shall remain absolute and unconditional as described above:

               (a) at any time or from time to time, without notice to such Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (b) any of the acts mentioned in any of the provisions hereof or of the other Facility Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

               (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Facility Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (d) any lien or security interest granted to, or in favor of, the Agent or the Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

Each Guarantor hereby expressly waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or the Lenders exhaust any right, power or remedy or proceed against the Borrowers hereunder or under the other Facility Documents or any other agreement or instrument referred to herein or therein, or against any other Person under other guarantee of, or security for, any of the Guaranteed Obligations.

         Section 10.03 Reinstatement. The obligations of each Guarantor under this Article 10 shall be automatically reinstated if and to the extent that for any reason any payment in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of


                                       65
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                                                         HUTTIG CREDIT AGREEMENT

any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred by the Agent or any Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         Section 10.04 Subrogation; Subordination. Unless and until all of the Loans have been repaid in full and the Revolving Credit Commitments have been irrevocably terminated, (i) no Guarantor shall have any rights of subrogation, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this
Article 10; (ii) no Guarantor will claim any setoff, recoupment or counterclaim against any Borrower or other Guarantor in respect of any liability of such Person to such Guarantor; and (iii) each Guarantor subordinates the payment of any amounts due with respect to any indebtedness of any Borrower or other Guarantor now or hereafter owed to such Guarantor in right of payment and exercise of remedies the prior payment in full of all of the Obligations.

         Section 10.05 Remedies. Each Guarantor agrees that, as between such Guarantor and the Lenders, the obligations of the Borrowers hereunder may be declared to be forthwith due and payable as provided in Section 9.01 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.01) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by such Guarantor for purposes of Section 10.01.

         Section 10.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article 10 constitutes an instrument for the payment of money, and consents and agrees that the Agent and the Lenders, in the event of a dispute by any Guarantor in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money.

         Section 10.07 Continuing Guarantee. The guarantee in this Article 10 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

         Section 10.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 10.01 would otherwise, taking into account the provisions of Section 10.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Guarantor, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

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                                                         HUTTIG CREDIT AGREEMENT

                                   ARTICLE 11

                        RELATIONS AMONG AGENT AND LENDERS

         Section 11.01 Appointment, Powers and Immunities of Agent. Each Lender hereby irrevocably (but subject to removal by the Required Lenders pursuant to Section 11.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee or fiduciary for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any officer or official of the Borrowers or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under or in connection with, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans, or for any failure by the Borrowers to perform any of their obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         Section 11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Lender as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Lender shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.01), and such instructions of the Required Lenders (or such other percentage) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Loan.

         Section 11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Lenders) unless the Agent has received notice from a Lender or the Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 11.08) take such action with


                                       67
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                                                         HUTTIG CREDIT AGREEMENT

respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.01); PROVIDED that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders; and PROVIDED, FURTHER, that the Agent shall not be required to take any such action which it determines to be contrary to law.

         Section 11.04 Rights of Agent as a Lender. With respect to any Revolving Credit Commitment and the Loans made by it, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lenders" shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrowers (and any of their Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Agent and its Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrowers, their Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Lenders.

         Section 11.05 Indemnification of Agent. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Section 12.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Lenders (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Revolving Credit Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrowers are obligated to pay under Section 12.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

         Section 11.06 Documents. The Agent will forward to each Lender, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Lender.

         Section 11.07 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and their Subsidiaries and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own


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                                                         HUTTIG CREDIT AGREEMENT

analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers or any of their Subsidiaries which may come into the possession of the Agent or any of its Affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

         Section 11.08 Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under Section 11.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 11.09 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, and the Agent may be removed at any time with or without cause by the Required Lenders; PROVIDED that the Borrowers and the other Lenders shall be promptly notified thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has an office in the United States and total assets in excess of $1,000,000,000. The Required Lenders or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         Section 11.10 Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

         Section 11.11 Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrowers on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of the Borrowers to perform their obligations hereunder or under any other Facility Document. The Agent shall have no liability to the Borrowers or to any Lender by reason of any error in the computation of the Borrowing Base.

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                                                         HUTTIG CREDIT AGREEMENT

         Section 11.12 Transfer of Agency Function. Without the consent of the Borrowers or any Lender, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, PROVIDED that the Agent shall promptly notify the Borrowers and the Lenders thereof.

         Section 11.13 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrowers (any such party as appropriate being the "PAYOR") prior to the date on which such Lender is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrowers are to make payment to the Agent, as the case may be (either such payment being a "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and if such recipients are the Borrowers and the Payor Lender fails to pay the amount thereof to the Agent upon demand, the Borrowers) shall, on demand, repay to the Agent the amount made available to the Borrowers together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of any Payor that is a Lender, the Federal Funds Rate for such period (provided that if such amount is not paid by such Lender to the Agent, within 3 Business Days of the date such amount was so made available by the Agent, the applicable interest rate shall be the Adjusted Base Rate from and after such third Business Day until such amounts are paid to the Agent); and (ii) in the case of any Payor that is a Borrower, the Adjusted Base Rate for such period; PROVIDED, that as used in this Section 11.13, "Required Payment" does not include any amounts due from a Lender to the Agent which are to be settled on the next Settlement Date pursuant to Section 2.13, but "Required Payment" shall include as of each Settlement Date any amounts due from a Lender to the Agent as part of the Settlement Amount to be paid on such Settlement Date pursuant to Section 2.13.

         Section 11.14 Withholding Taxes. Each Lender represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrowers is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Lender will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Lender in respect of any Loan or such Lender's Revolving Credit Commitment until such Lender shall have furnished to the Agent the requested form, certification, statement or document.

         Section 11.15 Several Obligations and Rights of Lenders. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to, subject to Section 11.18, protect and enforce its rights arising out of


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                                                         HUTTIG CREDIT AGREEMENT

this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         Section 11.16 Pro Rata Treatment of Loans, Etc.

               (a) Each Lender shall at all times maintain a uniform, and not a varying, undivided percentage of all rights and obligations under and in respect of the Revolving Credit Commitments and Revolving Credit Loans.

               (b) Except to the extent otherwise provided, (i) each borrowing under Section 2.02 shall be made from the Lenders and each payment of commitment fees accruing under Section 2.15 shall be made for the account of the Lenders, pro rata according to the relative amounts of the Revolving Credit Commitments of each Lender and (ii) each prepayment and payment of principal of or interest on Revolving Credit Loans shall be made for the account of the Lenders, pro rata according to each Lender's proportionate share of the principal amount of all Revolving Credit Loans then outstanding.

               (c) If the Agent receives funds for application to the Obligations under the Facility Documents under circumstances for which the Facility Documents do not specify the Loans or other Obligations to which, or the manner in which, such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's Revolving Credit Commitment Percentage, in repayment or prepayment of such of the outstanding Loans or other Obligations owed to such Lender, and for application to such principal installments, as the Agent shall direct.

         Section 11.17 Sharing of Payments Among Lenders. If a Lender shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including any receipt of proceeds from the Collateral Account), it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrowers.

         Section 11.18 Enforcement of Facility Documents. After the Agent has received written notice from any Lender that an Event of Default has occurred and is continuing, the Agent shall, subject to the other provisions of this
Article 11 and to the terms of the Facility Documents (and subject to the rights, if any, of other persons holding liens on, security interests in or claims to the Collateral which are prior to those of the Security Agreement), take such steps toward collection or enforcement of any Facility Document and the Collateral (or any portion thereof), including without limitation an action to enforce the Security Documents, as may be instructed in writing by the Required Lenders, PROVIDED, HOWEVER, that in no event shall the Agent be required,


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                                                         HUTTIG CREDIT AGREEMENT

and in all cases it shall be fully justified in failing or refusing, to take any action under or pursuant to this Agreement (including without limitation this Section 11.18) which, in the reasonable opinion of the Agent, would be contrary to law or to the terms of this Agreement or any Facility Document or would subject it or its officers, employees or directors to liability, unless and until the Agent shall be indemnified or tendered security to its satisfaction by the Lenders, ratably as provided in Section 11.05, against any and all loss, cost, expense or liability in connection therewith, anything herein or elsewhere contained to the contrary notwithstanding. Except as expressly provided in this
Section 11.18, the Agent shall not be required to take steps toward the collection of any amounts becoming payable upon any Collateral, or to take any action towards enforcing any Facility Document or to institute, appear in or defend any action, suit or other proceeding in connection therewith. The foregoing provisions of this paragraph shall not be construed to limit the power of the Agent to take any action permitted under any Facility Document to be taken by the Agent, and the Agent may, in accordance with this Agreement, take any aforesaid action without the receipt of indemnity or security or any request therefor and the taking of any such action shall not be construed as a waiver of any provision of this Agreement. Each Lender agrees with the other Lenders and the Agent that (i) such Lender will not take any action whatsoever to enforce any term or provision of any Facility Document or otherwise to realize the benefits of the Collateral, except through the Agent in accordance with this Agreement, and (ii) if the Required Lenders shall instruct the Agent pursuant to this Section 11.18 to commence action to enforce any Facility Document, such Lender (a) shall not thereafter commence any proceeding of its own seeking payment of the Loans and/or any other Obligation held by such Lender so long as such enforcement action is ongoing, and (b) if such a proceeding shall be pending at the time such instructions are given to the Agent, shall promptly (but in no event later than the commencement of such enforcement action) cause such proceeding to be discontinued, PROVIDED that if such Lender shall fail to discontinue such proceeding, the Agent is hereby authorized and directed by such Lender and the other Lenders to commence and maintain such foreclosure action on behalf of such other Lenders (excluding such Lender) and any distribution of amounts required by this Agreement or the Facility Documents shall be made only to such other Lenders and/or the Agent as provided therein and, notwithstanding anything herein or in any Security Document to the contrary, such Lender shall not be entitled to share therein.

         Section 11.19 Borrowing Base Statements, Etc. Promptly after receipt thereof, the Agent shall provide to the Lenders copies of the Borrowing Base Certificate and Weekly Collateral Certificate (as amended, if any, by the Agent), and, upon the reasonable request of any Lender, the Agent shall provide such other supporting information, reports, reconciliations or documents provided by the Borrowers pursuant to Section 6.09; PROVIDED, HOWEVER, that the Agent shall not be liable to the Lenders for the accuracy of any information contained in any Borrowing Base Certificate, Weekly Collateral Certificate or any such other information, report, reconciliation or document.

         Section 11.20 Field Audits and Inventory Appraisals. The Required Lenders may, by written notice to the Agent, accelerate the timing of any scheduled field audit examination or inventory appraisal to be conducted by the Agent and require the Agent to conduct such field audit examination or inventory appraisal before the next scheduled date of performance.

         Section 11.21 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Agent, at its option and in its discretion,

               (a) to release any Lien on any property granted to or held by the Agent under any Facility Document (i) upon termination of the Revolving Credit Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the

                                                         HUTTIG CREDIT AGREEMENT

expiration or termination of all Letters of Credit, (ii) that is transferred or to be transferred as part of, or in connection with, any disposition of assets permitted hereunder or under any other Facility Document, or (iii) subject to
Section 12.01, if approved, authorized or ratified in writing by the Required Lenders; and

               (b) to subordinate any Lien on any property granted to or held by the Agent under any Facility Document to the holder of any Lien on such property that is permitted by Section 7.05(i).

               (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.21.

         Section 11.22 Other Agents; Arrangers and Managers. Except as provided in Section 6.11, none of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "advisor," or "managing agent," shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE 12

                                  MISCELLANEOUS

         Section 12.01 Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or any of the other Facility Documents may be amended or modified only by an instrument in writing signed by the Borrowers, the Agent and the Required Lenders, or by the Borrowers and the Agent acting with the consent of the Required Lenders, and any provision of this Agreement or the other Facility Documents for the benefit of the Lenders or the Agent may be waived (including, without limitation, the release of any lien on Collateral not expressly permitted to be sold or otherwise disposed of pursuant to this Agreement) by the Required Lenders or by the Agent acting with the consent of the Required Lenders; PROVIDED that no amendment, modification or waiver shall:

               (a) increase the Revolving Credit Commitment of any Lender without the written consent of such Lender and the Agent;

               (b) reduce the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon (other than the decision not to charge, or to cease to charge, interest at the Default Rate), or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby;

               (c) except as provided in Section 2.18, postpone the scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation other than mandatory

                                                         HUTTIG CREDIT AGREEMENT

prepayments of the Loans required under Section 2.04, or any interest thereon, or any fees payable hereunder, or reduce the amount of any such payment, change the maturity date of any Loan, or postpone the scheduled date of expiration of any Revolving Credit Commitment, or extend the ultimate expiration date of any Letter of Credit beyond the Revolving Credit Termination Date, without the written consent of each Lender directly affected thereby;

               (d) change any of the provisions of this Section 12.01 or the definition of "Required Lenders", or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Facility Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender;

               (e) release any Guarantor from its obligations in respect of its guarantee under Article 10 or release all or substantially all of the Collateral (or terminate all or substantially all of the Liens in favor of the Agent on the Collateral), except as expressly permitted in this Agreement, without the written consent of each Lender; or

               (f) modify the Borrowing Base to increase the advance rate percentages applicable to any category of Collateral included therein, to add new categories of eligible Collateral or to make less restrictive the eligibility criteria applicable to any category of Collateral (other than the adjustment or elimination of reserves in the Agent's reasonable discretion), without the written consent of each Lender and the Agent;

               (g) PROVIDED, further, that any amendment of Article 11 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure by any party (Agent, any Lender or the Borrowers) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 12.02 Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrowers under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Lender limiting rates of interest which may be charged or collected by such Lender.

         Section 12.03 Expenses; Indemnification. The Borrowers and the Guarantors jointly and severally agree to pay, or to reimburse the Agent or the Lenders, as applicable, for paying: (a) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel to the Agent, in connection with the preparation and administration of this Agreement and the other Facility Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (b) all reasonable out-of-pocket expenses incurred by the Agent in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) all out-of-pocket costs and expenses incurred by the Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Agent or any Lender, in connection with the investigation, enforcement or protection of its rights in connection with this Agreement and the other Facility Documents, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder following a Default or Event of Default, including in connection with any workout, restructuring or negotiations in respect thereof;
(d) all

                                                         HUTTIG CREDIT AGREEMENT

actual out-of-pocket costs and reasonable expenses and advances incurred by the Agent in the protection of its security interests (including but not limited to reasonable fees and out-of-pocket expenses incurred in perfection of, or checking the status of such security interests and examinations to determine the value of Accounts), (e) all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to this Agreement and the other Facility Documents, all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording, perfection or termination of any security interest contemplated hereby or by any other Facility Document or any other document referred to therein; and (f) the amount of any and all out-of-pocket expenses which Agent or any Lender may incur in connection with the collection of any item deposited in any Controlled Disbursement Account or received by Agent in connection with any Collateral, together with interest on any of the above from the date of such expenditure to the date of repayment in full to Agent at the Adjusted Base Rate. The Borrowers agree, jointly and severally, to indemnify, reimburse, defend and hold harmless the Agent (including in its capacity as Issuing Bank) and each Lender and their respective directors, officers, employees and agents (each, an "INDEMNIFIED PARTY") from and against, any and all losses, liabilities, claims, damages or expenses (including reasonable attorneys' fees and fees and expenses incurred in enforcing this indemnity) asserted against, imposed on or incurred by any of them arising out of or by reason of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any Loan, (iii) the application of any Environmental Law to acts or omissions occurring at any time on or in connection with any real estate owned or leased by the Borrowers or any Subsidiary or any business conducted thereon and (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Party is a party thereto; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of any Indemnified Party. At its option, Agent may charge such costs, expenses and amounts as a Revolving Credit Loan pursuant to this Agreement.

         Section 12.04 Survival. The obligations of the Borrowers under Section
12.03 shall survive the repayment of the Loans and the termination of the Revolving Credit Commitments.

         Section 12.05 Assignment; Participations.

               (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or an undivided portion of all of its Revolving Credit Commitment, Revolving Credit Loans, and all Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, undivided percentage of all rights and obligations under and in respect of the Revolving Credit Commitments and Revolving Credit Loans; (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000; (iii) each such assignment shall be to an Eligible Assignee; (iv) no such assignments shall be permitted without the consent of the Agent (except that the Agent's consent shall not be required for any assignment by a Lender to an Affiliate of such Lender); and (v) the parties to each such assignment shall execute and deliver to

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
                                                         HUTTIG CREDIT AGREEMENT

the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500, provided that such fee shall not apply to any assignment by a Lender to an Affiliate of such Lender.

               (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

               (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of their Subsidiaries or the performance or observance by the Borrowers or their Subsidiaries of any of their obligations under any Facility Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.08 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) The Agent shall maintain at its address referred to in
Section 12.06 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment and principal amount of the Loans owing to each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                                                         HUTTIG CREDIT AGREEMENT

               (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance; (ii) record the information contained therein in the Register; and (iii) give prompt notice thereof to the Borrowers. In the case of any assignment by a Lender, within five Banking Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes, new Notes to the order of such Eligible Assignee in amounts equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment hereunder, new Notes to the order of the assigning Lender in amounts equal to the Revolving Credit Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

               (f) Each Lender may sell participations to one or more Persons (other than the Borrowers or any of their Affiliates) in or to all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitments or Revolving Credit Loans and any Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment) shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement; (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Facility Document, or any consent to any departure by the Borrowers or any of their Subsidiaries therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral; and (vi) the identity of the participant shall have been approved by the Agent in writing to such Lender.

               (g) Subject to the provisions of Section 12.06, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.05, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers.

               (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

               (i) Notices. All notices and other communications PROVIDED for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing and, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature page hereof or, as

                                                         HUTTIG CREDIT AGREEMENT

to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise PROVIDED in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         Section 12.06 Confidentiality. Each of the Agent and each Lender agrees to maintain the confidentiality of all information provided to it by the Borrowers relating to the Borrowers or their business and designated as confidential for a period of 2 years following receipt thereof, except that the Agent and each Lender may disclose such information (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors; (b) to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement that has agreed to maintain the confidentiality of such information on terms described in this Section 12.06 (and any such assignee, participant, potential assignee or potential participant may disclose such information to its directors, officers, employees and agents, including accountants, legal counsel and other advisors; (c) to the extent required or requested by any Governmental Authority; (d) to the extent required by applicable laws or regulations or by any subpoena, court decree or similar legal process; (e) in connection with the exercise of any right or remedy under the Facility Documents or at law or equity or in connection with any litigation to which the Agent or such Lender is a party; (f) to any other party to this Agreement; (g) with the consent of the Borrowers' Agent; (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section 12.06 or (ii) becomes available to the Agent or any Lender on a non-confidential basis from a source other than the Borrowers. Any Person required to maintain the confidentiality of information as provided in this
Section 12.06 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information.

         Section 12.07 Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         Section 12.08 Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         Section 12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         Section 12.10 Governing Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the whole of this Agreement and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with, the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

                                                         HUTTIG CREDIT AGREEMENT

         Section 12.11 Incorporation By Reference; Conflicts. The rights and remedies of Agent and the Lenders under the other Facility Documents are incorporated herein by reference and the rights and remedies of the Agent and the Lenders under this Agreement and all of the terms of this Agreement, are likewise incorporated in the other Facility Documents by reference. In the case of any conflict between the terms of this Agreement and the terms of any other Facility Document, the terms of this Agreement shall govern.

         Section 12.12 Jurisdiction, Venue and Service. For purposes of this Agreement, each of the Borrower hereby irrevocably consents and submits to the nonexclusive jurisdiction and venue of all federal and state courts located in the County of New York, State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed, in connection with any action or proceeding arising out of, under or relating to this Agreement or the Facility Documents. At the option of the Agent, upon the instructions of the Required Lenders, the Borrowers may be joined in any action or proceeding commenced by the Agent or the Lenders against any Borrower or Guarantor in connection with or based on the Security Documents, and recovery may be had against the Borrowers in such action or proceeding or in any independent action or proceeding against the Borrowers, without any requirement that the Agent or the Lenders first assert, prosecute or exhaust any remedy or claim against any Borrower or Guarantor. Each of the Borrowers hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, under or relating to this Agreement or any Facility Document brought in any federal or state court located in the County of New York, State of New York, and hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 12.13 Waiver of Jury Trial. EACH OF THE AGENT, THE OTHER AGENTS, THE LENDERS, THE GUARANTORS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY FACILITY DOCUMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. IN ADDITION, EACH OF THE AGENT, THE LENDERS, THE GUARANTORS AND THE BORROWERS WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF LACHES AND ANY SET-OFF OR COUNTER CLAIM OF ANY NATURE OR DESCRIPTION. EACH OF THE AGENT, THE OTHER AGENTS, THE LENDERS, THE GUARANTORS AND THE BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVERS ARE FREELY MADE.

                            (Signature Pages Follow)

                                                         HUTTIG CREDIT AGREEMENT



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         BORROWERS:

                                         HUTTIG BUILDING PRODUCTS, INC.,
                                         a Delaware corporation

                                         By: /s/ Thomas S. McHugh
                                             -----------------------------------
                                         Name:  Thomas S. McHugh
                                         Title: Vice President - Finance

                                                Address for Notices:
                                                555 Maryville University Drive
                                                St. Louis, MO  63141
                                                Attention:
                                                Facsimile:


                                         HUTTIG, INC.,
                                         a Delaware corporation

                                         By: /s/ Thomas S. McHugh
                                             -----------------------------------
                                         Name:  Thomas S. McHugh
                                         Title: Treasurer

                                                Address for Notices:
                                                555 Maryville University Drive
                                                St. Louis, MO  63141
                                                Attention:
                                                Facsimile:


                                         HUTTIG INDIANA, INC.,
                                         a Delaware corporation

                                         By: /s/ Thomas S. McHugh
                                             -----------------------------------
                                         Name:  Thomas S. McHugh
                                         Title: Treasurer

                                         Address for Notices:
                                         555 Maryville University Drive
                                         St. Louis, MO  63141
                                         Attention:
                                         Facsimile:

                                                         HUTTIG CREDIT AGREEMENT


                                         HUTTIG INDIANA PARTNERSHIP LP,
                                         an Indiana limited partnership

                                         By:  Huttig Indiana, Inc.
                                         Its: General Partner

                                                By:    /s/ Thomas S. McHugh
                                                    ----------------------------
                                                Name:  Thomas S. McHugh
                                                Title: Treasurer

                                              Address for Notices:
                                              555 Maryville University Drive
                                              St. Louis, MO  63141
                                              Attention:
                                              Facsimile:

                                                         HUTTIG CREDIT AGREEMENT


                                   JPMORGAN CHASE BANK,
                                   as Administrative and Collateral Agent and Arranger and as a Lender

                                   By: /s/ James L. Sloan
                                       ----------------------------------------
                                   Name:  James L. Sloan
                                   Title: Vice President

                                        Address for Notices:
                                        J.P. Morgan Business Credit Corp.
                                        One Chase Square, CS-5
                                        Rochester, NY 14643

                                        Attention:  Huttig Relationship Manager
                                        Facsimile:  (585) 258-7440

                                                         HUTTIG CREDIT AGREEMENT


                                         BANK OF AMERICA, N.A.,
                                         as Syndication Agent and as a Lender

                                         By: /s/ Dan Petrik
                                             ----------------------------------
                                         Name:  Dan Petrik
                                         Title: Vice President

                                           Address for Notices:
                                           Bank of America, N.A.
                                           231 South LaSalle Street, 16th Floor
                                           Chicago, IL 60697

                                           Attention:

                                           Facsimile:

                                                         HUTTIG CREDIT AGREEMENT


                                        CONGRESS FINANCIAL CORPORATION
                                        (CENTRAL),
                                        as Documentation Agent and as a Lender


                                        By: /s/ Gerard C. Wordell
                                            -----------------------------------
                                        Name:  Gerard C. Wordell
                                        Title: Vice President

                                                 Address for Notices:
                                                 150 S. Wacker Drive, Suite 2200
                                                 Chicago, Illinois  60606

                                                 Attention:  Gerard C. Wordell

                                                 Facsimile:  (312) 332-0424

                                                         HUTTIG CREDIT AGREEMENT


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as a Managing Agent and as a Lender


                                       By: /s/ Kirk Frenckiewicz
                                           -------------------------------------
                                       Name:   Kirk Frenckiewicz
                                       Title:  Assistant Vice President

                                           Address for Notices:
                                           211 North Broadway
                                           Suite 4050
                                           St. Louis, Missouri  63102

                                           Attention:  Kirk Frenckiewicz
                                           Facsimile:  (314) 621-1612

                                                         HUTTIG CREDIT AGREEMENT


                                       TRANSAMERICA BUSINESS CAPITAL
                                       CORPORATION,
                                       as Co-Agent and as a Lender


                                       By: /s/ Stephen Goetschius

                                       Name:  Stephen Goetschius
                                       Title: Senior Vice President

                                       Address for Notices:
                                       555 Theodore Fremd Ave., Ste C301
                                       Rye, NY 10580

                                       Attention:  Amos Yen
                                       Facsimile:  (914) 921-9072

                                                         HUTTIG CREDIT AGREEMENT


                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION,
                                       as a Managing Agent and as a Lender


                                       By: /s/ Leanne C. Manning
                                           -------------------------------------
                                       Name:   Leanne C. Manning
                                       Title:  Duly Authorized Signatory

                                           Address for Notices:
                                           500 West Monroe Street, 12th Floor
                                           Chicago, IL 60661

                                           Attention:  Huttig Account Manager
                                           Facsimile:  (312) 463-3840

                                                         HUTTIG CREDIT AGREEMENT


                                          PNC BANK, NATIONAL ASSOCIATION,
                                          as a Lender


                                           By: /s/ Mark D. Hefferan
                                               ---------------------------------
                                               Name:  Mark D. Hefferan
                                               Title: Assistant Vice President

                                               Address for Notices:
                                               249 Fifth Avenue, 6th Floor
                                               Pittsburgh, PA 15222

                                               Attention:  Mark D. Hefferen
                                               Facsimile:  (412) 768-4369

                                                                       EXHIBIT A

                                     FORM OF

                              REVOLVING CREDIT NOTE

$[________]                                                            [Date]

        Huttig Building Products, Inc., a Delaware corporation ("HUTTIG") and the domestic Subsidiaries of Huttig party hereto (the "DOMESTIC SUBSIDIARIES", and collectively with Huttig, the "BORROWERS"), for value received, hereby jointly and severally promise to pay to the order of [NAME OF LENDER] (the "LENDER") at the office of Lender at [ADDRESS], for the account of the Lender, the principal sum of

              [___________]MILLION AND 00/100 DOLLARS ($_________)

or, if less, the amount of Revolving Credit Loans loaned by the Lender to the Borrowers pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrowers also jointly and severally promise to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of the Lender, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in such Credit Agreement.

        This is one of the Notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of August 12, 2002 among the Borrowers, the Guarantors from time to time party thereto (including the Lender), JPMorgan Chase Bank, as Administrative and Collateral Agent, Issuing Bank and Arranger, J.P. Morgan Business Credit Corp., as Advisor, Bank of America, N.A., as Syndication Agent, LaSalle Bank, National Association, as a Managing Agent, General Electric Capital Corporation, as a Managing Agent, Transamerica Business Capital Corporation, as Co-Agent, and Congress Financial Corporation (Central), as Documentation Agent (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), and evidences the Revolving Credit Loans made by the Lender to the Borrowers thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

        The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence and during the continuance of certain Events of Default and for prepayments on the terms and conditions specified herein.

        The Borrowers waive presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

        In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its joint and several liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Borrower or Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

        Pursuant to Section 5-1401 of the New York General Obligations law, this Note, including the validity hereof and the rights of the Lender and obligations of the Borrowers hereunder, shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                                    BORROWERS:

                                    HUTTIG BUILDING PRODUCTS, INC.,
                                    a Delaware corporation

                                    By:
                                        --------------------------------
                                    Name:
                                    Title:


                                    HUTTIG, INC.,
                                    a Delaware corporation

                                    By:
                                        --------------------------------
                                    Name:
                                    Title:


                                    HUTTIG INDIANA, INC.,
                                    a Delaware corporation

                                    By:
                                        --------------------------------
                                    Name:
                                    Title:


                                    HUTTIG INDIANA PARTNERSHIP LP,
                                    an Indiana limited partnership

                                    By:     Huttig Indiana, Inc.
                                    Its:    General Partner

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



                                   Exhibit A-2

                                                                       EXHIBIT B

                          FORM OF AUTHORIZATION LETTER

                              AUTHORIZATION LETTER

                                                   August 12, 2002


JPMorgan Chase Bank
One Chase Square, CS-5
Rochester, NY 14643

        Attention: Huttig Building Products, Inc., Account Representative

        Re: Credit Agreement dated as of August 12, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Huttig Building Products, Inc., ("Huttig") and certain domestic Subsidiaries of Huttig as joint and several borrowers (such Subsidiaries, together with Huttig, the "Borrowers"), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, as Agent and as Issuing Bank, Bank of America, N.A., as Syndication Agent, General Electric Capital Corporation, as a Managing Agent, LaSalle Bank National Association, as a Managing Agent, Transamerica Business Capital Corporation, as Co-Agent and Congress Financial Corporation (Central), as Documentation Agent. Capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

        In connection with the captioned Credit Agreement, we hereby designate any one of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally or by telephone or teleprocess:

                                 Barry J. Kulpa

                                 Thomas S. McHugh

                                 Michael Groos

        Instructions may be honored on the oral, telephonic or facsimile instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

        You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you reasonably and in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

        Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you reasonably and in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.



                                  Exhibit B-2

                                            Very truly yours,

                                            HUTTIG BUILDING PRODUCTS, INC.,
                                            a Delaware corporation

                                            By:
                                            Name:
                                            Title:


                                            HUTTIG, INC.,
                                            a Delaware corporation

                                            By:
                                            Name:
                                            Title:


                                            HUTTIG INDIANA, INC.,
                                            a Delaware corporation

                                            By:
                                            Name:
                                            Title:


                                            HUTTIG INDIANA PARTNERSHIP LP,
                                            an Indiana limited partnership

                                            By:    Huttig Indiana, Inc.
                                            Its:   General Partner

                                                   By:
                                                   Name:
                                                   Title:



                                  Exhibit B-3

                                                                       EXHIBIT C

                       FORM OF BORROWING BASE CERTIFICATE

[JPMORGANCHASE LOGO]



                               JPMORGAN CHASE BANK
                       MONTHLY BORROWING BASE CERTIFICATE
                         HUTTIG BUILDING PRODUCTS, INC.


                                                      FOR THE MONTH OF:
                                                                         ------------


ACCOUNTS RECEIVABLE RECONCILIATION
                                                                            HUTTIG        PRINEVILLE         TOTAL
                                                                         -------------   -------------   -------------
 Total Accounts Receivable as the date of last submitted Certificate
  +       Sales
                                                                         -------------   -------------   -------------
  -       Collections
                                                                         -------------   -------------   -------------
  -       Credits
                                                                         -------------   -------------   -------------
  +       Debits
                                                                         -------------   -------------   -------------
 Accounts Receivable as of
                                  ------------                           -------------   -------------   -------------


ACCOUNTS RECEIVABLE AGING AS OF
                                                          -----------

                                   TOTAL A/R         CURRENT        1-30 DAYS P/D   31-60 DAYS P/D  61 + DAYS P/D
          Huttig
          Prineville
                                 --------------   --------------   --------------  --------------  -------------
          Total
                                              -                -   ##           -               -               -

ACCOUNTS RECEIVABLE

Total Gross Accounts Receivable dated:                                    07/31/02
                                                                         -------------

                                                                            HUTTIG        PRINEVILLE         TOTAL
                                                                         -------------   -------------   -------------
     Total Accounts Receivable(as shown on aging)

          LESS:

          Over 60 Days Past Due
                                                                         -------------   -------------   -------------
          Credits over 60 Past Due
                                                                         -------------   -------------   -------------
          Over 90 Days Past Invoice Date
                                                                         -------------   -------------   -------------
          50% Rule or Cross Aging
                                                                         -------------   -------------   -------------
          25% Concentration
                                                                         -------------   -------------   -------------
          Service Charges
                                                                         -------------   -------------   -------------
          Affiliate A/R
                                                                         -------------   -------------   -------------
          Contra Accounts
                                                                         -------------   -------------   -------------
          Government
                                                                         -------------   -------------   -------------
          Finance charges
                                                                         -------------   -------------   -------------
          C.O.D.
                                                                         -------------   -------------   -------------
          Foreign Receivables
                                                                         -------------   -------------   -------------
          Unreconciled G/L differences
                                                                         -------------   -------------   -------------
          Other:Cash sales
                                                                         -------------   -------------   -------------
          Other:
                                                                         -------------   -------------   -------------
          Total Ineligible Receivables                                               0               0               0
                                                                         -------------   -------------   -------------
               (as of date):                                  7/31/02
                                                           ------------
TOTAL ELIGIBLE ACCOUNTS RECEIVABLE                                                   0               0               0
                                                                         -------------   -------------   -------------

              TOTAL AVAILABLE AT ADVANCE RATE OF:                                                  85%
                                                                                                                                 -
                                                                                                                       -----------


                                   Exhibit C-2

INVENTORY

Gross Inventory as of the Month ended:         07/01/02
                                                         -----------------------

                                                                            HUTTIG        PRINEVILLE         TOTAL
                                                                         -------------   -------------   -------------
     Total Gross Inventory (see next page)

                                                                         -------------   -------------   -------------
         LESS:

         In Transit
                                                                         -------------   -------------   -------------
         Non-stock
                                                                         -------------   -------------   -------------
         WIP
                                                                         -------------   -------------   -------------
         Slow Moving/Obsolete
                                                                         -------------   -------------   -------------

                                                                         -------------   -------------   -------------
         Other:  Prineville
                                                                         -------------   -------------   -------------
         Consigned
                                                                         -------------   -------------   -------------
         Other:_Returned to vendor
                                  ------------                           -------------   -------------   -------------

         Total Ineligibles

                                                                         -------------   -------------   -------------

Total Eligible Inventory(as of date):
                                                          ------------   -------------   -------------   -------------


     TOTAL INVENTORY                                                                                60%                          0
                                                                                                                       -----------



                                  Exhibit C-3


     TOTAL AVAILABILITY

RESERVES

     Total of outstanding Letter of Credits
                                                                                                         -------------
     Interest Rate Protection Obligation (Hedges or MTM)
                                                                                                         -------------

     Other:

                                                                                                         -------------


     TOTAL RESERVES

                                                                                                                       -----------


TOTAL  AVAILABILITY                                                                                                              0
                                                                                                                       ===========
         (MINIMUM REQUIREMENT OF $10MM IN EXCESS AVAILABILITY AFTER DEDUCTING LOAN BALANCE)




AUTHORIZED SIGNATURE:                                                                         DATE:
                                      -------------------------------------                        ---------------




         Adhesives & Sealants
                                                         ------------
         Bathroom Fixtures
                                                         ------------
         Builder Hardware
                                                         ------------
         Caulks
                                                         ------------
         Cedar Products
                                                         ------------
         Ceiling
                                                         ------------



                                  Exhibit C-4

         Columns
                                                         ------------
         Composite Panel- Cement
                                                         ------------
         Concrete
                                                         ------------
         Connectors
                                                         ------------
         Corrugated Fg panels
                                                         ------------
         Countertops
                                                         ------------
         Decking
                                                         ------------
         Door Construction Hardware
                                                         ------------
         Drainage
                                                         ------------
         Dry Wall
                                                         ------------
         Engineered Wood
                                                         ------------
         Ext Door Composite
                                                         ------------
         Ext Door Steel
                                                         ------------
         Ext Door Wood
                                                         ------------
         Fasteners
                                                         ------------
         Fencing
                                                         ------------
         Fireplace Accessories
                                                         ------------
         Flashing
                                                         ------------
         Flooring
                                                         ------------
         Frames - Door
                                                         ------------
         Frames - Window
                                                         ------------
         Garage Doors
                                                         ------------
         Hardwood Lumber
                                                         ------------
         House Wrap
                                                         ------------
         Insulation
                                                         ------------
         Int Door Flush
                                                         ------------
         Int Door Moulded
                                                         ------------
         Int Door Wood
                                                         ------------
         Interior Paneling
                                                         ------------
         Kitchen Products
                                                         ------------
         Landscapeing items
                                                         ------------
         Lighting
                                                         ------------
         Locksets
                                                         ------------
         Lumber Products
                                                         ------------
         Misc. Stucconetting
                                                         ------------



                                  Exhibit C-5

         Mouldings
                                                         ------------
         Other
                                                         ------------
         Paints & Stains
                                                         ------------
         Panel Products
                                                         ------------
         Railings
                                                         ------------
         Roofing- Commercial
                                                         ------------
         Roofing Residential
                                                         ------------
         Screen Doors
                                                         ------------
         Shutters
                                                         ------------
         Siding
                                                         ------------
         Specialty Wood Products
                                                         ------------
         Skylights
                                                         ------------
         Stairs
                                                         ------------
         Storm Doors
                                                         ------------
         Tools & Consumables
                                                         ------------
         Ventilation
                                                         ------------
         Windows
                                                         ------------
         Non Stock
                                                         ------------
         Prineville
                                                         ------------
         Pre- Paid
                                                         ------------
         Direct
                                                         ------------
         Other
                                                         ------------
         Total Gross Inventory
                                                         ============


                                  Exhibit C-6

                                                                       EXHIBIT D

                              INTENTIONALLY OMITTED

                                                                       EXHIBIT E

                      FORM OF SECURITY AND PLEDGE AGREEMENT

        This SECURITY AND PLEDGE AGREEMENT, dated as of August 12, 2002, is among Huttig Building Products, Inc., a Delaware corporation ("HBP"), Huttig, Inc., a Delaware corporation ("Huttig"), Huttig Indiana, Inc., a Delaware corporation ("Huttig Indiana"), Huttig Indiana Partnership, LP, an Indiana limited partnership ("HIP") and each Person that becomes a Grantor hereunder pursuant to Section 11.17 (each such Person, HBP, Huttig, Huttig Indiana and HIP are collectively referred to herein as the "Grantors" and each individually as a "Grantor"), and JPMorgan Chase Bank, a New York banking corporation, as the Agent (as hereinafter defined) for the benefit of the Secured Parties (as hereinafter defined).

                                    RECITALS:

        WHEREAS, reference is made to that certain Credit Agreement dated as of August 12, 2002, among each of the Grantors, certain other Persons from time to time party thereto, as guarantors (the "Guarantors"), the financial institutions from time to time party thereto, as lenders (the "Lenders"), J.P. Morgan Business Credit Corp., as Advisor, and JPMorgan Chase Bank, as administrative and collateral agent for the Lenders (in such capacities, together with its successors in such capacities, the "Agent") and as Issuing Bank and Arranger, Bank of America, N.A., as syndication agent (in such capacity, together with its successors in such capacity, the "Syndication Agent"), LaSalle Bank National Association, as a Managing Agent, General Electric Capital Corporation, as a Managing Agent, Transamerica Business Capital Corporation, as Co-Agent, and Congress Financial Corporation (Central), as documentation agent (in such capacity, together with its successors in such capacity, the "Documentation Agent") (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

        WHEREAS, in consideration of the extensions of credit as set forth in the Credit Agreement each Grantor has agreed to secure all obligations under the Credit Agreement and the other Facility Documents as set forth herein.

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Agent agree as follows:

SECTION 1 DEFINITIONS

        1.1 General Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings given such terms in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

        "Accounts" shall mean (i) all "accounts" as defined in Article 9 of the UCC and (ii) shall include any account receivable or right of any Grantor to payment for goods sold or leased or for services rendered (whether secured or unsecured), regardless of whether classified as an account under the UCC, and all interest, late charges, penalties, collection fees and other sums which shall be due and payable in connection with any Account.

        "Agreement" shall mean this Security and Pledge Agreement, as amended, restated, supplemented or otherwise modified from time to time.

        "Authenticate" shall mean "authenticate" as defined in Article 9 of the UCC.

        "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

        "Cash Proceeds" shall mean all proceeds of any Collateral consisting of cash, checks and other near-cash items.

        "Chattel Paper" shall mean all "chattel paper" as defined in Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in the UCC.

        "Collateral" shall have the meaning set forth in Section 2.1 hereof.

        "Collateral Records" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

        "Collateral Support" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

        "Commercial Tort Claims" shall mean all "commercial tort claims" as defined in the UCC, including, without limitation, all commercial tort claims listed and described with specification on Schedule VII hereto (as such schedule may be amended or supplemented from time to time).

        "Commodities Accounts" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III hereto under the heading "Commodities Accounts" (as such schedule may be amended or supplemented from time to time).

        "Copyright Licenses" shall mean any and all agreements granting any right in, to or under Copyrights (whether the applicable Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time).

        "Copyrights" shall mean all United States and foreign copyrights, including but not limited to copyrights in software and databases, and Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing:
(i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule VI (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world,
(iv) all rights to sue for past, present and future infringements thereof, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vi) all payments and rights to payments arising out of the sale, lease, license, assignment, or other disposition thereof.

        "Credit Agreement" shall have the meaning set forth in the recitals.

        "Deposit Accounts" (i) shall mean all "deposit accounts" as defined in
Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III hereto under the heading "Deposit Accounts" (as such schedule may be amended or supplemented from time to time).


                                  Exhibit E-2

        "Documents" shall mean all "documents" as defined in Article 9 of the UCC.

        "Documents Evidencing Goods" shall mean all Documents evidencing, representing or issued in connection with Goods.

        "Equipment" shall mean: (i) all "equipment" as defined in the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, and tools (in each case, regardless of whether characterized as equipment under the UCC), (iii) all Fixtures, and (iv) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing.

        "Fixtures" shall mean all "fixtures" as defined in Article 9 of the UCC other than heating, ventilation and cooling systems, alarms and other security or alert devices or systems, fire sprinklers and other fire retarding devices or systems, and lighting fixtures.

        "General Intangibles" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds and all licenses, permits, concessions, franchises and authorizations, contracts (including leases of real and personal property, vendor or customer contracts and all franchise, distribution, design, consulting, construction engineering, management and advertising and related agreements) and all websites and, in each case, regardless of whether characterized as general intangibles under the UCC.

        "Goods" (i) shall mean all "goods" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory, Equipment, Documents Evidencing Goods, and Software Embedded In Goods.

        "Indemnitee" shall mean the Agent and its Affiliates and each of their officers, partners, directors, trustees, employees, and agents.

        "Instruments" shall mean all "instruments" as defined in Article 9 of the UCC.

        "Insurance" shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Agent is the loss payee thereof) and (ii) any key man life insurance policies.

        "Intellectual Property" shall mean, collectively, the Copyrights, Patents, Trademarks, Trade Secrets, and Intellectual Property Licenses and the entire goodwill of any Grantor or other general intangible connected with the use of or symbolized by any of the foregoing.

        "Intellectual Property Licenses" shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses, and Trade Secret Licenses.

        "Inventory" shall mean: (i) all "inventory" as defined in the UCC, (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, (iii) all raw materials, work in process, finished goods, supplies, merchandise and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business, (iv) all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind, and (v) all goods which are returned to or repossessed by any Grantor, and in each case, all accessions thereto and products thereof (regardless of whether characterized as inventory under the UCC).


                                  Exhibit E-3

        "Investment Accounts" shall mean the Collateral Account, Securities Accounts, Commodities Accounts, and Deposit Accounts.

        "Investment Related Property" shall mean: (a) all "investment property" (as such term is defined in Article 9 of the UCC) and (b) all of the following (regardless of whether classified as investment property under the UCC): all (i) Pledged Equity Interests, (ii) Pledged Debt, (iii) Investment Accounts, and (iv) Certificates of Deposit.

        "Letter of Credit Right" shall mean "letter-of-credit right" as defined in the UCC.

        "Material Account Debtor" shall mean each Person who is obligated on any one or more Receivables or any Supporting Obligation related thereto in excess of $150,000 in the aggregate.

        "Material Contract" shall mean (i) each contract listed on Schedule IV hereto, and (ii) any other contract or other arrangement to which any Grantor is a party which is material to the business, operations or condition, financial or otherwise, of such Grantor.

        "Money" shall mean "money" as defined in the UCC.

        "Non-Assignable Contract" shall mean any Material Contract to which any Grantor is a party that by its terms purports to restrict or prevent or penalize the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Sections 9-406 through 409 of the UCC).

        "Non-payment Contract" shall mean any contract or agreement to which any Grantor is a party other than any contract where the account debtor's principal obligation is a monetary obligation; provided, however that Non-payment Contracts shall not include any Receivables.

        "Patent Licenses" shall mean all agreements granting any right in, to, or under Patents (whether the applicable Grantor is licensee or licensor thereunder) including without limitation, each agreement referred to in Schedule VI hereto (as such schedule may be amended or supplemented from time to time).

        "Patents" shall mean all United States, state and foreign patents and certificates of invention, or similar industrial property rights, including, but not limited to, each patent referred to in Schedule VI hereto (as such schedule may be amended or supplemented from time to time), and with respect to any and all of the foregoing, (i) all applications therefore including, without limitations, the patent applications referred to in Schedule VI hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all payments and rights to payments arising out of the sale, lease, license, assignment, or other disposition thereof.

        "Payment Intangible" shall have the meaning specified in the UCC.

        "Pledged Alternative Equity Interests" shall mean all participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and any other warrant, right or option to acquire any of the foregoing; provided, however,


                                  Exhibit E-4
that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests.

        "Pledged Debt" shall mean all indebtedness for borrowed money owed to any Grantor, whether or not evidenced by any instrument or promissory note, including, without limitation, all indebtedness described on Schedule III hereto under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), all monetary obligations owing to any Grantor from any other Grantor, the instruments evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

        "Pledged Equity Interests" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

        "Pledged LLC Interests" shall mean all interests in any limited liability company owned by any Grantor including, without limitation, all limited liability company interests listed on Schedule III hereto under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

        "Pledged Partnership Interests" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by any Grantor including, without limitation, all partnership interests listed on Schedule III hereto under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

        "Pledged Stock" shall mean all shares of capital stock owned by any Grantor, including, without limitation, all shares of capital stock described on
Schedule III hereto under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

        "Pledged Trust Interests" shall mean all interests in a Delaware business trust or other trust owned by any Grantor including, without limitation, all trust interests listed on Schedule III hereto under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in


                                  Exhibit E-5
exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

        "Proceeds" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) all payments or distributions made with respect to any Investment Related Property, and (iii) whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

        "Receivables" shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments, and (v) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of each Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records; provided, however, that Receivables shall not include any Investment Related Property.

        "Receivables Records" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Grantor or any computer bureau or agent from time to time acting for any Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto, and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

        "Record" shall have the meaning specified in the UCC.

        "Representation Date" shall mean each of (i) the date hereof and (ii) each day on which a borrowing is made.

        "Secured Obligations" shall mean (i) all Obligations of every nature of each Grantor from time to time owed to the Agent or any Secured Party hereunder or under any Facility Document, and (ii) all other obligations of every nature of each Grantor from time to time owed to any Affiliate of the Agent.

        "Secured Party" shall mean each of the Lenders, the Agent, each Affiliate of the Agent, the beneficiaries of each indemnification obligation undertaken by the Grantors under any of the Facility Documents, and the successors and assigns of each of the foregoing.

        "Securities" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.


                                  Exhibit E-6

        "Securities Accounts" (i) shall mean all "securities accounts" as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III hereto under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

        "Software Embedded in Goods" means, with respect to any Goods, any computer program embedded in Goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods or (ii) by becoming the owner of the Goods a person acquires a right to use the program in connection with the Goods.

        "State" shall mean a State of the United States, the District of Columbia, Puerto Rico, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States.

        "Supporting Obligation" shall mean all "supporting obligations" as defined in the UCC.

        "Tax Code" shall mean the United States Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

        "Trade Secret Licenses" shall mean any and all agreements granting any right in, to, or under Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule VI hereto (as such schedule may be amended or supplemented from time to time).

        "Trade Secrets" shall mean all trade secrets and all other confidential or proprietary information and know-how (including, without limitation, customer lists, inventions, procedures, methods and formulae), whether or not reduced to a writing or other tangible form, including, without limitation, with respect to any and all of the foregoing: (i) all documents and things embodying, incorporating, or referring in any way thereto, (ii) all rights to sue for past, present and future infringement thereof, (iii) all licenses, claims, damages, and proceeds of suit arising therefrom, and (iv) all payments and rights to payments arising out of the sale, lease, license, assignment, or other dispositions thereof.

        "Trademark Licenses" shall mean any and all agreements granting any right in, to, or under Trademarks (whether a Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in
Schedule VI hereto (as such schedule may be amended or supplemented from time to time).

        "Trademarks" shall mean all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, Internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, but not limited to, the registrations and applications referred to in Schedule VI hereto (as such schedule may be amended or supplemented from time to time) but excluding intent to use applications unless and until statements of use or amendments to allege use are filed with respect to such applications, (ii) the goodwill of the business symbolized thereby,
(iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vi) all payments and rights to payments arising out of the sale, lease, license assignment or other disposition thereof.


                                  Exhibit E-7

        "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

        1.2 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to "Sections," "Annexes" and "Schedules" shall be to Sections, Annexes and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2 GRANT OF SECURITY

        2.1 Grant of Security. Each Grantor hereby grants to the Agent a security interest and continuing lien on all of such Grantor's right, title and interest in, to and under all personal property of such Grantor including, but not limited to, the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Collateral"):

        (i)    Documents;

        (ii) Goods (including Documents Representing Goods and Software Embedded in Goods);

        (iii)  Insurance;

        (iv)   Intellectual Property;

        (v)    Investment Related Property;

        (vi)   Letter of Credit Rights;

        (vii)  Money;

        (viii) Non-payment Contracts;

        (ix)   Receivables and Receivables Records;

        (x)    Commercial Tort Claims;


                                  Exhibit E-8

            (xi) to the extent not otherwise included above, all General Intangibles, motor vehicles, rolling stock and other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

            (xii) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

        2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1 hereof attach to (a) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately upon the execution hereof to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii); or (b) in any of the outstanding capital stock of a Foreign Subsidiary in excess of 65% of the voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote; provided, that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Foreign Subsidiary without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Foreign Subsidiary.

SECTION 3 SECURITY FOR OBLIGATIONS.

        3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) (and any successor provision thereof)), of all Secured Obligations.

        3.2 Continuing Liability under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended as or shall be a delegation of duties to the Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.


                                  Exhibit E-9

SECTION 4 REPRESENTATIONS AND WARRANTIES AND COVENANTS.

        4.1 Generally.

        (a) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that:

            (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person;

            (ii) it has been duly organized as a corporation, limited liability company or limited partnership, as the case may be, solely under the laws of the jurisdiction identified on Schedule IA hereto opposite its name, as the case may be, and remains duly existing as such, and such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction;

            (iii) the execution and delivery of this Agreement by such Grantor and the performance by it of its obligations under this Agreement are within its corporate or other powers and have been duly authorized by all necessary corporate or other action;

            (iv) upon (A) the filing of all UCC financing statements naming such Grantor as "debtor" and the Agent as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on
Schedule I(D) hereof (as such schedule may be amended or supplemented from time to time), (B) the execution and delivery of the Controlled Account Agreements by the Grantors party thereto, and (C) the recording of the Trademark Security Agreement in the form set forth in Exhibit A in the U.S. Patent and Trademark Office within three (3) months of the date hereof against the U.S. issued Trademarks included in the Collateral, the security interests granted to the Agent hereunder constitute valid and perfected Liens, which Liens other than in the case of Fixtures are first priority Liens (subject in all cases only to Permitted Liens);

            (v) other than the financing statements filed in favor of the Agent and financing statements for which such Grantor has delivered proper UCC termination statements to the Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for financing statements filed in connection with Permitted Liens;

            (vi) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (y) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Agent hereunder or (z) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (iv) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and as may be required under federal laws pertaining to Intellectual Property;


                                  Exhibit E-10

            (vii) all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

            (viii) it has indicated on Schedule I(A) hereto (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is (or, if such Grantor is a natural person, principal residence and principal place of business), and for the one-year period preceding the date hereof has been, located;

            (ix) the full legal name of such Grantor is as set forth on Schedule I(A) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule I(B) (as such schedule may be amended or supplemented from time to time);

            (x) except as provided on Schedule I(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or, if such Grantor is a natural person, principal residence or principal place of business) or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

            (xi) such Grantor has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than any such security agreement which has heretofore been terminated or which creates a Permitted Lien;

            (xii) all information supplied by such Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

            (xiii) none of the Collateral constitutes, or is the Proceeds of, "farm products" (as defined in the UCC); and

            (xiv) all Collateral Records are and will be kept at one or more of the addresses identified on Schedule II hereto.

        (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

            (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and it shall defend the Collateral against all Persons at any time claiming any interest therein;

            (ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

            (iii) it shall not change its name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Agent in writing, at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity,


                                  Exhibit E-11
corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Agent's security interest in the Collateral granted or intended to be granted and agreed to hereby;

            (iv) it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Grantor's books in accordance with GAAP; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

            (v) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Agent in writing of any event that may materially and adversely affect the value of the Collateral or any material portion thereof, the ability of such Grantor or the Agent to dispose of the Collateral or any material portion thereof, or the rights and remedies of the Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof;

            (vi) it shall not take or permit any action which could impair the Agent's rights in the Collateral;

            (vii) except as expressly permitted by the Credit Agreement, it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral; and

            (viii) such Grantor will take, and will cause each of its Subsidiaries to take, all action or actions as may be necessary to prevent any of the Collateral from becoming fixtures.

        4.2 Equipment and Inventory.

        (a) Representations and Warranties. Each Grantor represents and warrants, on each Representation Date, that:

            (i) all of the Equipment and Inventory included in the Collateral is currently kept, and since April 25, 2000, has been kept, only at the locations specified in Schedule II hereto (as such schedule may be amended or supplemented from time to time);

            (ii) any Inventory previously or hereafter produced by such Grantor included in the Collateral was and will be produced in material compliance with the requirements of the Fair Labor Standards Act, as amended; and

            (iii) no Inventory or Equipment with a value in excess of $750,000 in the aggregate is in the possession of one or more issuers of negotiable documents (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession or control of any one or more third parties, including, without limitation, any warehouseman, bailee or agent.

        (b) Covenants and Agreements. Each Grantor covenants and agrees that:


                                  Exhibit E-12

            (i) it shall keep the Equipment and Inventory in the locations specified on Schedule II hereto (as such schedule may be amended or supplemented from time to time) unless it shall have (a) notified the Agent in writing, at least thirty (30) days prior to any change in locations, identifying such new locations and to the extent required by the Credit Agreement providing Landlord's Waivers and Consents with respect to such new location and such other information in connection therewith as the Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Agent's security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;

            (ii) it shall keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, such Grantor's cost therefor and (where applicable) the current list prices for the Inventory, in each case, in reasonable detail;

            (iii) it shall not deliver any Document Evidencing Goods to any Person other than (x) the issuer of such Document to claim the Goods evidenced therefor or (y) the Agent;

            (iv) if any Equipment or Inventory is in possession or control of any one or more third parties, including, without limitation, any warehouseman, bailee or agent, such Grantor shall join with the Agent in notifying such third parties of the Agent's security interest and obtaining an Authenticated acknowledgment from such third parties that it is holding the Equipment and Inventory for the benefit of the Agent and will act upon the instructions of the Agent without further consent from any Grantor or any other Person; provided, however, that this Section 4.2(b)(iv) shall not be applicable with respect to Equipment and Inventory in possession or control of any one or more third parties with a value of less than $750,000 in the aggregate; and

            (v) with respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the request of the Agent, (A) provide information with respect to any such Equipment, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to the Agent copies of all such applications or other documents filed and copies of all such certificates of title issued indicating the security interest created hereunder and the items of Equipment covered thereby.

        4.3 Receivables.

        (a) Representations and Warranties. Each Grantor represents and warrants, on each Representation Date, that:

            (i) each Receivable (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms, (c) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except for discounts required by contract or agreement made in the ordinary course of business, corrections of billing errors in the ordinary course of business and discounts, credits and allowances expressly permitted by Section 4.3(b)(v)) and (d) is and will be in compliance with all applicable laws, whether federal, state, local or foreign;

            (ii) none of the Account Debtors in respect of any Receivable that is included in the Borrowing Base calculation set forth on any Borrowing Base Certificate is the government of the United


                                  Exhibit E-13

States, any agency or instrumentality thereof, any state or municipality, or any foreign sovereign. No Receivable requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained;

            (iii) no Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Agent in accordance with Section 4.3(c); and

            (iv) with respect to Accounts: (A) each existing Account represents, and each future Account shall represent, a bona fide sale or lease and delivery of goods or rendition of services by such Grantor in the ordinary course of business; (B) each existing Account is, and each future Account shall be, at the time any such Account arose and at the time any such Account is billed, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor, without offset, deduction, defense, or counterclaim, other than discounts required by contract or agreement made in the ordinary course of business, corrections of billing errors in the ordinary course of business, and discounts, credits and allowances expressly permitted by Section 4.3(b)(v); (C) each copy of an invoice or claim form delivered to the Agent by such Grantor shall be a genuine copy of the original invoice or claim form sent to the Account Debtor named therein; (D) all goods described in any invoice or claim form representing a sale of goods shall have been delivered to the Account Debtor and all services of such Grantor described in any invoice or claim form shall have been performed; and (E) no direction of any Grantor or any other Person is in effect directing any Account Debtor to make payments in respect of the Accounts other than to a Lock Box or a Controlled Account.

        (b) Covenants and Agreements: Each Grantor hereby covenants and agrees that:

            (i) it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

            (ii) it shall perform in all material respects all of its obligations with respect to the Receivables;

            (iii) it shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) release, wholly or partially, any Person liable for the payment of any Receivable, (y) other than as expressly permitted by
Section 4.3(b)(v), compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, or (z) other than as expressly permitted by Section 4.3(b)(v), allow any credit or discount on any Receivable;

            (iv) it shall mark conspicuously, in form and manner reasonably satisfactory to the Agent, all Chattel Paper, Instruments and other evidence of Receivables (other than any delivered to the Agent as provided herein), as well as the Receivables Records with an appropriate reference to the fact that the Agent has a security interest therein;

            (v) with respect to Accounts: (A) it shall not re-date any invoice, claim form or sale relating to any Account; (B) if it becomes aware of any matter that is reasonably likely to materially adversely affect any Material Account Debtor, including information regarding such Material Account Debtor's creditworthiness, such Grantor shall promptly so advise the Agent; (C) it shall not accept any note, warrant or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the written consent of the Agent (it being understood that if the Agent consents to the acceptance of any such note, warrant or other instrument, it shall be considered


                                  Exhibit E-14
as evidence of the Account and not payment thereof, and such Grantor shall promptly deliver such note, warrant or instrument to the Agent appropriately endorsed and regardless of the form of presentment, demand, notice of dishonor, protest, and notice of protest with respect thereto, the Grantors shall remain liable thereon until such note, warrant or instrument is paid in full); (D) it shall notify the Agent promptly of all disputes and claims (other than as to discounts required by contract or agreement made in the ordinary course of business and corrections of billing errors in the ordinary course of business) with any Account Debtor, involving in excess of fifty thousand dollars ($50,000) for any single dispute or claim and in excess of one hundred thousand dollars ($100,000) for all such disputes and claims, whether any such Account Debtor is acting in its capacity as an Account Debtor or in its individual capacity; (E) it shall not grant any discount, credit or allowance with respect to any Account to any Account Debtor without the consent of the Agent, except for: (i) discounts required by contract or agreement made in the ordinary course of business and corrections of billing errors in the ordinary course of business; and (ii) any other discount which does not exceed fifty thousand dollars ($50,000), provided that the aggregate amount of discounts permitted pursuant to this clause (ii) during any calendar year with respect to any single Account Debtor shall not exceed one hundred thousand dollars ($100,000); (F) if an Account Debtor returns any inventory to such Grantor when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount; provided that such Grantor shall immediately report to the Agent in the event that the aggregate amount of such returns exceed one hundred thousand dollars ($100,000) during any year with respect to any single Account Debtor (which report shall indicate the reasons for the returns and the locations and condition of the returned inventory; and (G) if an Account Debtor returns any inventory to such Grantor when an Event of Default exists and such inventory is returned in a condition that makes it unfit for resale in the ordinary course of business, such Grantor shall: (i) hold such returned inventory in trust for the Agent; (ii) segregate all such returned inventory from all of its other Property; (iii) dispose of such returned inventory solely according to the written instructions of the Agent; and (iv) not issue any credits or allowances with respect thereto without the prior written consent of the Required Lenders. All returned inventory shall remain subject to the Agent's security interest. Whenever any inventory is returned for which an Account had been created, such Account shall be credited to the extent of such returned Inventory, with the credit reported in the Weekly Collateral Certificate; and

            (vi) it shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

        (c) Delivery and Control of Receivables. With respect to any Receivable in excess of $25,000 individually or $50,000 in the aggregate that is evidenced by, or constitutes, tangible Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Agent (or its agent or designee) appropriately indorsed to the Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. With respect to any Receivable in excess of $25,000 individually or $50,000 in the aggregate which would constitute "electronic chattel paper" under the UCC, each Grantor shall take all steps necessary to give the Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Agent.

        (d) Collection of Accounts.


                                  Exhibit E-15

            (i) On or before the Closing Date, each Grantor shall (A) direct all of its Account Debtors to make all payments on Accounts directly to one or more Lock Boxes or Controlled Accounts, (B) establish Controlled Accounts with the Agent or such other financial institutions as shall be acceptable to the Agent, into which all payments received in the Lock Boxes shall be deposited, and into which the Grantors will promptly deposit all payments made for inventory or services sold or rendered by the Grantors and received by the Grantors in the identical form in which such payments were made, whether by cash or check; provided that any cash payments received by any Grantor may be deposited into one of the deposit accounts listed on Schedule VIII (the "Initial Accounts") and such deposit accounts shall not be required to be subject to Controlled Account Agreements prior to October 12, 2002, provided, further, that the amount on deposit in the Initial Accounts in the aggregate shall not at any time exceed $100,000 and all amounts on deposit in the Initial Accounts shall be transferred no less frequently than weekly to a Controlled Account, and (C) cause each Subsidiary and Affiliate, and any other Person acting for or in concert with the Grantors or their Subsidiaries that receives any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, to promptly remit the same (or cause the same to be remitted) in hand to the Controlled Accounts.

            (ii) The Grantors agree to pay all reasonable fees, costs and expenses which the Grantors and their Subsidiaries incur in connection with opening and maintaining any Lock Box and Controlled Account. All of such fees, costs and expenses which remain unpaid pursuant to any Lock Box or Controlled Account Agreement, to the extent same shall have been paid by the Agent hereunder, shall constitute Loans under the Credit Agreement, shall be payable to the Agent by the Grantors upon demand, and, until paid, shall bear interest at the highest rate then applicable to Base Rate Loans. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to the Agent in kind shall be endorsed by the Grantors and their Subsidiaries, to the Agent, and, if that endorsement of any such item shall not be made for any reason, the Agent is hereby irrevocably authorized to endorse the same on behalf of the Grantors and their Subsidiaries, notwithstanding the inclusion on any such item of restrictive notations such as "paid in full", "balance of account", or other restrictions.

            (iii) Without limiting Section 6.1, for the purpose of this Section 4.3(d), and effective so long as this Agreement shall remain in force and effect, each of the Grantors, on behalf of itself and its Subsidiaries, irrevocably hereby makes, constitutes and appoints the Agent (and all Persons designated by the Agent for that purpose) as such Grantor's or such Subsidiary's true and lawful attorney and agent-in-fact (A) to endorse the name of such Grantor or its Subsidiary upon said items of payment and/or proceeds of Collateral of the Grantors and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any account receivable of the Grantors and their Subsidiaries or goods pertaining thereto; (B) to take control in any manner of any item of payment or proceeds thereof; (C) to have access to any Lock Box or postal box into which any checks or other forms of payment in respect of accounts receivable of the Grantors and their Subsidiaries are remitted; and (D) open all mail containing checks and other forms of payment in respect of accounts receivable of the Grantors and their Subsidiaries and process such checks and other forms of payment.

            (iv) The Agent (and all Persons designated by the Agent for such purpose) may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Secured Obligations, (A) enforce collection of any accounts receivable or contract rights of the Grantors and their Subsidiaries by suit or otherwise; (B) exercise all of the rights and remedies of the Grantors and their Subsidiaries with respect to proceedings brought to collect any accounts receivable; (C) surrender, release or exchange all or any part of any accounts receivable of the Grantors and their Subsidiaries, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;
(D) sell or assign any account receivable of the Grantors and their Subsidiaries upon such terms, for such amount and at such time or times as the Agent deems advisable;


                                  Exhibit E-16

(E) prepare, file and sign the names of the Grantors and their Subsidiaries on any proof of claim in bankruptcy or other similar document against any account debtor indebted on an account receivable of the Grantors and their Subsidiaries; and (F) do all other acts and things which are necessary, in the Agent's sole discretion, to fulfill the Secured Obligations and to allow the Agent to collect the accounts receivable. In addition to any other provision hereof or in any of the other Facility Documents, the Agent may at any time on or after the occurrence of an Event of Default, at the sole expense of Grantors and their Subsidiaries, notify any parties obligated on any of the accounts receivable of the Grantors and their Subsidiaries to make payment directly to the Agent of any amounts due or to become due thereunder.

            (v) In the event that any Account Debtor remits any payments directly to such Grantor rather than to a Lock Box or a Controlled Account, such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Agent over such payments (including, without limitation, delivery thereof to the Agent) and pending any such action such Grantor shall be deemed to hold such payments in trust for the benefit of the Agent and such payments shall be segregated from all other property of such Grantor.

        4.4 Investment Related Property.

        4.4.1. Pledged Equity Interests

        (a) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that:

            (i) Schedule III hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Pledged Stock," "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by such Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

            (ii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

            (iii) without limiting the generality of Section 4.1(a)(vi), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Agent in any Pledged Equity Interests or the exercise by the Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

            (iv) none of the Pledged LLC Interests or the Pledged Partnership Interests are or represent interests in issuers that are: (a) registered as investment companies, (b) are dealt in or traded on securities exchanges or markets, or (c) have opted to be treated as securities under the uniform commercial code of any jurisdiction;

        (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:


                                  Exhibit E-17

            (i) without the prior written consent of the Agent, it shall not vote to enable or take any other action to: (a) other than as permitted under the Credit Agreement, amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Agent's security interest, (b) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of its assets, (d) waive any default under or breach of any terms of any organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or
(e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC;

            (ii) it shall comply with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property;

            (iii) without the prior written consent of the Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless such merger or consolidation is permitted by the Credit Agreement and (A) such issuer creates a security interest in favor of the Agent that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (B) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantors; provided, that if the surviving or resulting corporation upon any such merger or consolidation constitutes an issuer which is a Foreign Subsidiary, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2; and

            (iv) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Agent or its nominee following an Event of Default and to the substitution of the Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

        4.4.2. Pledged Debt

        (a) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that Schedule III hereto (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Pledged Debt" all of the Pledged Debt owned by such Grantor and all of such Pledged Debt (i) to the knowledge of such Grantor, (x) has been duly authorized, authenticated or issued and delivered and (y) is the legal, valid and binding obligation of the issuers thereof, (ii) is not in default and (iii) constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor.


                                  Exhibit E-18

        (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that it shall notify the Agent of any default under any Pledged Debt that has caused, either in any case or in the aggregate, a Material Adverse Effect.

        4.4.3. Investment Accounts

        (a) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that:

            (i) Schedule III hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Securities Accounts" and "Commodities Accounts," respectively, all of the Securities Accounts and Commodities Accounts in which such Grantor has an interest. Such Grantor is the sole entitlement holder of each such Securities Account and Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Agent pursuant hereto) having "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;

            (ii) Schedule III hereto (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Deposit Accounts" all of the Deposit Accounts in which such Grantor has an interest and such Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or "control" (within the meaning of Section 9-104 of the
UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

            (iii) each Grantor has taken all actions necessary or desirable, including those specified in Sections 4.4.3(b) and 4.4.4(b), to: (a) establish the Agent's "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the UCC); (b) establish the Agent's "control" (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (c) deliver all Instruments to the Agent.

        (b) Delivery and Control

            (i) Each Grantor agrees that with respect to any Investment Related Property owned by such Grantor consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement substantially in the form of Exhibit C hereto pursuant to which it shall agree to comply with the Agent's "entitlement orders" without further consent by such Grantor. Each Grantor also agrees that with respect to any Investment Related Property owned by such Grantor that is a "Deposit Account," it shall cause the depositary institution maintaining such account to enter into a Controlled Account Agreement, pursuant to which the Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and "control" (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the Representation Date, as of or prior to the Representation Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts that are created or acquired after the Representation Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.


                                  Exhibit E-19

        4.4.4. Investment Related Property Generally

        (a) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

            (i) in the event it acquires rights in any Investment Related Property after the date hereof, it shall immediately notify the Agent thereof and deliver to the Agent supplements to Schedules hereto identifying such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Agent shall attach to all Investment Related Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule III as required hereby;

            (ii) in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Agent over such Investment Related Property (including, without limitation, delivery thereof to the Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Agent and shall be segregated from all other property of such Grantor; and

            (iii) if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, such Grantor shall, upon the request of the Agent, take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of the Agent. Upon the occurrence of an Event of Default and during the continuance thereof, the Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

        (b) Delivery and Control.

        (i) Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.4(b) on or before the Representation Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.4(b) immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Agent. Each Grantor agrees that with respect to any Investment Related Property that is represented by a certificate or that is an "instrument" (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Agent, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Investment Related Property that is an "uncertificated security" for purposes of the UCC (other than any "uncertificated securities" credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in the


                                  Exhibit E-20
form and substance satisfactory to the Agent, pursuant to which such issuer agrees to comply with the Agent's instructions with respect to such uncertificated security without further consent by such Grantor.

        (c) Voting and Distributions.

            (i) So long as no Event of Default shall have occurred and be continuing:

                (A) except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if the Agent shall have notified such Grantor that, in the Agent's reasonable judgment, such action would have a Material Adverse Effect on the value of the Investment Related Property or any part thereof; and provided further, such Grantor shall give the Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 4.4.4(c)(i)(A), and no notice of any such voting or consent need be given to the Agent; and

                (B) the Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (A) above;

            (ii) Upon the occurrence and during the continuation of an Event of
Default:

                (A) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

                (B) in order to permit the Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request and
(2) each Grantor acknowledges that the Agent may utilize the power of attorney set forth in Section 6.

        4.5 Material Contracts.

        (a) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that:

            (i) Schedule IV hereto (as such schedule may be amended or supplemented from time to time) sets forth all of the Material Contracts to which such Grantor has rights;


                                  Exhibit E-21

               (ii) the Material Contracts, true and complete copies (including any amendments or supplements thereof) of which have been furnished to the Agent, have been duly authorized, executed and delivered by all parties thereto, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their respective terms. There exists no default under any Material Contract by such Grantor or, to the knowledge of such Grantor, any other party thereto and neither such Grantor, nor to its knowledge, any other Person party thereto is likely to become in default thereunder and no Person party thereto has any defenses, counterclaims or right of set-off with respect to any Material Contract. Each Person party to a Material Contract (other than any Grantor) has executed and delivered to the applicable Grantor a consent to the assignment of such Material Contract to the Agent pursuant to this Agreement; and

               (iii) other than as indicated on Schedule IV hereto, no Material Contract prohibits assignment or requires consent of or notice to any Person in connection with the assignment to the Agent hereunder, except such as has been given or made.

        (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

               (i) in addition to any rights under the Section of this Agreement relating to Receivables, the Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty that such counterparty is to make all payments under the Material Contracts directly to the Agent;

               (ii) each Grantor shall deliver promptly to the Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract;

               (iii) each Grantor shall deliver promptly to the Agent, and in any event within ten (10) Business Days, after (1) any Material Contract of such Grantor is terminated or amended in a manner that is materially adverse to such Grantor or (2) any new Material Contract is entered into by such Grantor, a written statement describing such event, with copies of such material amendments or new contracts, provided that if any such Material Contract contains restrictions on the disclosure of the terms thereof, the Agent shall agree to keep the terms of such Material Contract confidential in accordance with the terms thereof;

               (iv) it shall perform in all material respects all of its obligations with respect to the Material Contracts;

               (v) it shall promptly and diligently in accordance with its reasonable business judgment exercise each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Agent may deem necessary or advisable;

               (vi) it shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract; and

               (vii) with respect to any Non-Assignable Contract, each Grantor shall, unless the relevant restrictions on transfer are overridden by Section 9-406 of the UCC, within thirty (30) days of the date hereof with respect to any Non-Assignable Contract in effect on the date hereof and within thirty (30) days after entering into any Non-Assignable Contract after the Closing Date, request in writing the


                                  Exhibit E-22
consent of the counterparty or counterparties to the Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to Agent and use its best efforts to obtain such consent as soon as practicable thereafter.

        4.6 Letter of Credit Rights.

        (a) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that:

               (i) all letters of credit to which such Grantor has rights are listed on Schedule V (as such schedule may be amended or supplemented from time to time); and

               (ii) it has obtained the consent of each issuer of any letter of credit to the assignment of the proceeds of the letter of credit to the Agent.

        (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any letter of credit hereafter arising it shall use its best efforts to obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Agent and shall immediately notify the Agent thereof and deliver to the Agent supplements to Schedules hereto.

        4.7 Intellectual Property.

        (a) Representations and Warranties. Except as disclosed in Schedule VI(H) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on each Representation Date, that:

               (i) Schedule VI (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor, (ii) all registrations for Internet domain names owned by each Grantor, and (iii) all Patent Licenses, Trademark Licenses, Copyright Licenses, and Trade Secret Licenses (A) granting rights to any third party to use any Intellectual Property owned by or licensed to any Grantor or
(B) granting rights to any Grantor to use Intellectual Property owned by a third party and that is material to the business of such Grantor;

               (ii) it is listed in the records of the applicable United States, state or foreign office or agency as the sole owner of record for each of its issued Patents and registrations and applications for other Intellectual Property included in the Collateral;

               (iii) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property on Schedule VI (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business free and clear of all Liens, claims, encumbrances and material licenses, granted by such Grantor, except for Permitted Liens and the Intellectual Property Licenses set forth on Schedule VI (as such schedule may be amended or supplemented from time to time);

               (iv) all Intellectual Property owned by such Grantor and, to the best of such Grantor's knowledge, licensed to such Grantor: (i) is subsisting,
(ii) to the best of such Grantor's knowledge is valid and enforceable, and (iii) has not been adjudged invalid or unenforceable, in whole or in part, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each item of Intellectual Property set forth on Schedule VI in full force and effect;


                                  Exhibit E-23

               (v) no action or proceeding before any court or administrative authority is pending or, to the best of Grantor's knowledge, threatened against such Grantor challenging the validity of any Intellectual Property, or such Grantor's rights to register, own, use, or license any Intellectual Property;

               (vi) such Grantor has been using statutory notices of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notices of copyright in connection with the publication of Copyrights material to the business of such Grantor;

               (vii) such Grantor uses adequate and consistent standards of quality in the manufacture, distribution, and sale of all products and services sold under or in connection with each Trademark owned by such Grantor and has taken all action necessary to insure that licensees of each such Trademark use such adequate and consistent standards of quality;

               (viii) to the knowledge of such Grantor, the conduct of its business does not infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party; and no claim has been made, is pending, or to the best of such Grantor's knowledge, threatened, that the conduct of such Grantor's business or the use of any Intellectual Property owned or used by Grantor violates the asserted rights of any third party;

               (ix) no third party is, to the best of such Grantor's knowledge, infringing upon any Intellectual Property owned or used by such Grantor and no claims of infringement have been asserted by such Grantor that remain unresolved;

               (x) no settlements or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor, or to which such Grantor is bound, that adversely effect any Grantor's rights to own or use any Intellectual Property;

               (xi) such Grantor has not entered into any contracts to assign, sell, transfer, or grant an option to assign, sell or transfer any Intellectual Property, that has not been terminated or released;

               (xii) such Grantor is not a party to any contract pursuant to which it has obtained the exclusive rights to use any third party's Copyrights, except as set forth on Schedule VI, and no license of Intellectual Property to which such Grantor is a party is reasonably likely to be construed as an assignment of such licensed Intellectual Property to such Grantor; and

               (xiii) there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Agent or for which such Grantor has delivered proper termination statements to the Agent.

        (b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

               (i) except for Intellectual Property that is not in use and has no material value as determined by such Grantor in its reasonable business judgment, such Grantor shall not do any act or omit to do any act whereby any of the Intellectual Property included in the Collateral may lapse, or become abandoned, dedicated to the public, or unenforceable;

               (ii) except for Copyrights of no material value, such Grantor shall, within thirty (30) days of the creation or acquisition of any Copyrightable work, apply to register the Copyright in the


                                  Exhibit E-24

United States Copyright Office and such Grantor shall record its interest in any exclusive license of a Copyright to such Grantor in the U.S. Copyright Office within thirty (30) days of the execution of such license;

               (iii) such Grantor shall promptly notify the Agent if it knows or has reason to know that any item of Intellectual Property included in the Collateral that is in use or has more than negligible value may become (A) abandoned or dedicated to the public or placed in the public domain, (B) invalid or unenforceable, or (C) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court arbitral tribunal or regulatory agency, and such event could be reasonably expected to have a Material Adverse Effect;

               (iv) such Grantor shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, including the payment of applicable fees, to pursue any application for, and maintain any issued Patent and registration of, each Trademark, Patent, and Copyright owned by such Grantor that is now or shall become included in the Collateral including, but not limited to, those items on Schedule VI (as such schedule may be amended or supplemented from time to time) except for those items of Intellectual Property that are no longer in use and have no material value;

               (v) in the event that any Intellectual Property owned by or exclusively licensed to such Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall promptly take all actions deemed advisable in its reasonable business judgment to stop such infringement, misappropriation, dilution or other violation and to protect its exclusive rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

               (vi) such Grantor shall maintain the quality of products and services sold under any Trademark owned by such Grantor at a level that is at least substantially consistent to that prevailing as of the date hereof, and such Grantor shall take all steps necessary to insure that licensees of such Trademarks observe the standards of quality contained in their related license agreements;

               (vii) such Grantor shall take all steps reasonably necessary to protect the secrecy of all material Trade Secrets;

               (viii) such Grantor shall promptly (but in any event within thirty (30) days) report to the Agent any and all of the following: (i) the filing by such Grantor or on its behalf of any application to register any Intellectual Property owned by such Grantor in whole or in part, with the United States Patent and Trademark Office, the United States Copyright Office, any state registry or foreign counterpart of the foregoing, (ii) the registration of any Intellectual Property owned by such Grantor in whole or in part by any such office, (iii) the acquisition by such Grantor of any issued Patent, or application or registration of any other Intellectual Property, or (iv) the existence of any contract granting an Intellectual Property license which is in the nature of a contract described in Section 4.7(a)(xii), and, in each case, such Grantor shall immediately notify the Agent thereof and deliver to the Agent supplements to Schedules hereto and signed counterparts of a Trademark Security Agreement, substantially in the form of Exhibit A or such other document suitable for recording a security interest in the applicable type of Intellectual Property, together with all supplements to the schedules thereto;

               (ix) except with the prior consent of the Agent or as permitted under the Credit Agreement, such Grantor shall not execute, and there will not be on file in any public office, any


                                  Exhibit E-25
financing statement or other document or instrument, except financing statements or other documents or instruments filed or to be filed in favor of the Agent and such Grantor shall not sell, assign, transfer, license, grant any option with respect to, or create any Lien upon, any Intellectual Property, except for Permitted Liens and the Liens created by and under this Security Agreement and the other Facility Documents;

               (x) it shall use commercially reasonable efforts to avoid the inclusion in any Patent License, Copyright License, Trademark License, Trade Secret License or any other Contract regarding Intellectual Property to which it hereafter becomes a party, of provisions that would impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests under such Contract or in, any Intellectual Property acquired under such Contracts;

               (xi) it shall use statutory notices of registration in connection with its use of any of any registered Trademarks, proper marking practices in connection with the use of Patents, if any, and appropriate notices of copyright in connection with the publication of material Copyrighted works; and

               (xii) it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of any Intellectual Property. In connection with such collections, such Grantor may take (and, at the Agent's reasonable direction, shall take) such action as such Grantor or the Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

        4.8 Commercial Tort Claims.

        (a) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that Schedule VII (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of such Grantor in excess of $100,000 individually or $250,000 in the aggregate; and

        (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $100,000 individually or $250,000 in the aggregate hereafter arising it shall immediately notify the Agent thereof and deliver to the Agent supplements to Schedules hereto identifying such new Commercial Tort Claim.

        4.9 Cash Proceeds. In addition to the rights of the Agent specified in the Section of this Agreement relating to Receivables with respect to payments of Receivables, Cash Proceeds shall be held by each Grantor in trust for the Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Agent, if required).

SECTION 5 ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES.

        5.1 Access; Right of Inspection. The Agent shall at all times have full and free access during regular business hours and upon reasonable prior notice (except that no such prior notice shall be required after the occurrence and during the continuance of any Default or Event of Default) to all the books, correspondence and records of each Grantor, and the Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Agent, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Agent and its representatives shall at all times also have the right to


                                  Exhibit E-26
enter any premises of each Grantor during regular business hours and upon reasonable prior notice (except that no such prior notice shall be required after the occurrence and during the continuance of any Default or Event of Default) and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

        5.2 Further Assurances.

        (a) Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly Authenticate, execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

               (i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

               (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts of any of the foregoing;

               (iii) at any reasonable time, upon request by the Agent, allow inspection of the Collateral by the Agent, or persons designated by the Agent;

               (iv) at the Agent's request, appear in and defend any action or proceeding that may affect such Grantor's title to or the Agent's security interest in all or any part of the Collateral; and

               (v) deliver to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and transfer inventory to warehouses designated by the Agent from time to time.

        (b) Each Grantor hereby authorizes the Agent to take all steps it deems reasonably necessary to maintain and preserve the Collateral, consistent with each Grantor's obligations to do so hereunder, including, with respect to Intellectual Property included in the Collateral, the making of additional filings, the payment of maintenance fees, and the defense of challenges to such Grantor's title or validity, all at such Grantor's expense.

        (c) Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Agent herein, including, without limitation, describing such property as "all personal property," whether now owned or hereafter acquired. Each Grantor shall furnish to the Agent from time to time


                                  Exhibit E-27
statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

        (d) Each Grantor hereby authorizes the Agent to modify this Agreement after obtaining such Grantor's approval of or signature to such modification by amending Schedule VI hereto (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof.

SECTION 6 AGENT APPOINTED ATTORNEY-IN-FACT.

        6.1 Power of Attorney. Each Grantor hereby irrevocably appoints the Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Agent or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument that the Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

        (a) to prepare, sign, and file for recordation in any Intellectual Property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as assignor or pledgor;

        (b) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Agent in its sole discretion, any such payments made by the Agent to become obligations of such Grantor to the Agent, due and payable immediately without demand;

        (c) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

        (d) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

        (e) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral; and

        (f) upon the occurrence and during the continuance of any Event of
Default:

               (i) to obtain and adjust insurance required to be maintained by such Grantor or paid to the Agent pursuant to the Facility Documents; and

               (ii) to sell, transfer, assign, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and such Grantor's expense, at any time or from time-to-time, all acts and things that the Agent deems reasonably necessary to protect, preserve, or realize upon the Collateral and the Agent's security interest therein as fully and effectively as such Grantor might do.


                                  Exhibit E-28

The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and the interests of the Secured Parties and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys or other Collateral actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by each Grantor under the Section in this Agreement relating to the payment of expenses (Section 11.2 hereof).

SECTION 7 REMEDIES.

        7.1 Generally.

        (a) If any Event of Default shall have occurred and be continuing, the Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

               (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both parties or transfer any information related to the Collateral to the Agent by electronic medium;

               (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process and thereafter hold, store and/or use, operate, manage and control the same;

               (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Agent deems appropriate; provided that processed, reconditioned, or repaired products that are sold under any Grantor's Trademarks shall be of at least substantially comparable quality to the same products sold under such Trademarks at the time of the Event of Default, and shall, if applicable, be labeled as "reconditioned", or the like, to the extent required by law; and

               (iv) without notice, except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis, to the extent the Grantor has the lawful right to do so), or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Agent may deem commercially reasonable.


                                  Exhibit E-29

        (b) The Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten
(10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, each Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent, that the Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Agent hereunder.

        (c) The Agent may sell the Collateral without giving any warranties as to the Collateral. The Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

        (d) The Agent shall have no obligation to marshall any of the Collateral.

        7.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Agent in connection therewith, and all amounts for which the Agent is entitled to indemnification hereunder (in its capacity as the Agent) and all advances made by the Agent hereunder for the account of any Grantor, and to the payment of all costs and expenses paid or incurred by the Agent in connection with the exercise of any right or remedy hereunder or under any Facility Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations (other than obligations


                                  Exhibit E-30
owed to any Affiliate of the Agent) as outlined in Section 9.03 of the Credit Agreement; third, to the extent of any excess of such proceeds, to the payment of all Secured Obligations constituting obligations owed to any Affiliate of the Agent; and fourth, to the extent of any excess of such proceeds, to the payment to or upon the order of the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

        7.3 Sales on Credit. If the Agent sells any of the Collateral upon credit, the Grantors will be credited only with payments actually made by the purchaser and received by the Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Agent may resell the Collateral and the Grantors shall be credited with proceeds of the sale in accordance with the provisions of this Section 7.

        7.4 Investment Related Property.

        (a) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Equity Interests to be sold hereunder to furnish to the Agent all such information as the Agent may request in order to determine the number and nature of interests, shares or other instruments included in the Investment Related Property which may be sold by the Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

        (b) Upon the occurrence and during the continuation of an Event of Default, the Agent shall have the right to apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Agent.

        7.5 Intellectual Property.

        (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

               (i) the Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Agent or otherwise, in the Agent's sole discretion, to enforce any Intellectual Property which is included in the Collateral, in which event, each Grantor shall, at the request of the Agent, do any and all lawful acts and execute any and all documents required by the Agent in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify the Agent as provided in the Section in this Agreement relating to indemnity and expenses (Section 10 hereof) in connection with the exercise of its rights under this


                                  Exhibit E-31

Section, and, to the extent that the Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to take all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others, and for that purpose, agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

               (ii) upon written demand from the Agent, each Grantor shall assign, convey or otherwise transfer to the Agent, or such Agent's designee, all of such Grantor's right, title and interest in and to the Intellectual Property included in the Collateral, and shall execute and deliver to the Agent such documents as are necessary to effectuate and record such assignment, conveyance, or transfer of, or other evidence of foreclosure upon, such Intellectual Property;

               (iii) in the event of any assignment, conveyance or other transfer of any of the Trademarks included in the Collateral, the goodwill symbolized by any such Trademarks shall be included in such sale or transfer, and such Grantor shall supply to the Agent or its designee such Grantor's manufacturing, advertising, and distribution know-how, and copies of records embodying such know-how, relating to products and services theretofore sold under such Trademarks;

               (iv) each Grantor agrees that an assignment, conveyance, or transfer of any Intellectual Property included in the Collateral shall be applied to reduce the Secured Obligations outstanding only to the extent that the Agent receives cash proceeds in respect of such assignment, conveyance, or other transfer of the Intellectual Property;

               (v) within five (5) Business Days after written notice from the Agent, each Grantor shall make available to the Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as the Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise, and sell the products and services sold or delivered by such Grantor under Intellectual Property included in the Collateral on the Agent's behalf and to be compensated by the Agent (at such Grantor's expense) in a manner consistent with the salary and benefit structure applicable to each, as of the date of such Event of Default;

               (vi) the Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to payments due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount of such payment, to the same extent as such Grantor could have done;

               (vii) all amounts and proceeds (including checks and other instruments) received by any Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Agent in the same form as so received (with any necessary endorsement); and

               (viii) the Grantors shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

        (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing,
(ii) no other Event of Default shall have


                                  Exhibit E-32
occurred and be continuing, (iii) an assignment or other transfer to the Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfers as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Agent as aforesaid, subject to any disposition thereof (including a lease or license) that may have been made by the Agent; provided, after giving effect to such reassignment, the Agent's security interest granted pursuant hereto, as well as all other rights and remedies of the Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of the Agent and the Lenders.

        (c) Solely for the purpose of enabling the Agent to exercise its rights and remedies under this Section 7, at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent, to the extent it has the lawful right to do so, an irrevocable, non-exclusive worldwide license (exercisable without payment of royalty or other compensation to such Grantor), to use, operate under, license, or sublicense any Intellectual Property now or hereafter owned by or licensed to such Grantor, subject, in the case of Trademarks, to the maintenance of quality standards with respect to the products and services sold under such Trademarks at a level at least substantially comparable to that prevailing at the time of Event of Default. The foregoing license grant to the Agent is in addition to, and not in limitation of, the Agent's rights under Section 7.1 or the Power of Attorney granted under Section 6.

SECTION 8 AGENT.

        The Agent has been appointed to act as collateral agent hereunder by each Secured Party either pursuant to the Facility Documents or by their acceptance of the benefits hereof. The Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. Without the written consent of each Secured Party that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would release all or substantially all of the Collateral except as expressly provided herein. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Agent for the benefit of each Secured Party in accordance with the terms of this Section. The Agent may resign or be removed in accordance with Section 11.09 of the Credit Agreement. Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereby also be deemed the successor Agent and such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent under this Agreement, and the retiring or removed Agent under this Agreement shall promptly (i) transfer to such successor Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under this Agreement, and (ii) execute and deliver to such successor Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as the Agent, the provisions of this


                                  Exhibit E-33

Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Agent hereunder.

SECTION 9 CONTINUING SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS

               This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Facility Documents, including, without limitation, Section 12.05 of the Credit Agreement, each Secured Party may assign or otherwise transfer any Secured Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to each Secured Party herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations and the termination of the Credit Agreement, the security interest granted hereby shall terminate hereunder and all rights to the Collateral shall revert and be deemed reassigned to the Grantors. Upon any such termination, the Agent shall, at the Grantors' request and expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination, reversions and/or reassignment, without recourse, representation, or warranty of any kind.

               This Agreement shall continue to be effective or shall be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law or otherwise, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all costs and expenses (including without limitation the fees and expenses of counsel) incurred by the Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

SECTION 10 INDEMNITY AND EXPENSES.

        (a) Each Grantor agrees:

               (i) to defend, indemnify, pay and hold harmless each Indemnitee, from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result from such Indemnitee's gross negligence or willful misconduct; and

               (ii) to pay to the Agent promptly following written demand the amount of any and all costs and expenses, including the fees and expenses of its counsel and of any experts and agents in accordance with the terms and conditions of the Credit Agreement.

        (b) The obligations of each Grantor in this Section 10 shall survive the termination of this Agreement and the discharge of such Grantor's other obligations under this Agreement, the Credit Agreement and any other Facility Documents.


                                  Exhibit E-34

SECTION 11 MISCELLANEOUS.

        11.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Grantor or Agent shall be in writing and given as provided in Section 12.05(i) the Credit Agreement.

        11.2 Expenses. Without limiting Section 12.03 of the Credit Agreement, whether or not the transactions contemplated under the Facility Documents shall be consummated, Grantors agree to pay all the actual costs and reasonable expenses of creating and perfecting Liens in favor of the Agent, for the benefit of each Secured Party pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to the Agent and of counsel providing any opinions that Agent may request in respect of the Collateral or the Liens created pursuant to the Security Documents; all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Agent and its counsel) in connection with the custody or preservation of any of the Collateral; and after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Agent in enforcing any Secured Obligations of or in collecting any payments due from any Grantor hereunder or under the other Facility Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral).

        11.3 Amendments and Waivers.

        (a) Agent's Consent. Subject to Section 11.3(b), no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Grantor therefrom, shall in any event be effective without the written concurrence of the Agent.

        (b) No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent in the exercise of any power, right or privilege hereunder or under any other Facility Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights, powers and remedies existing under this Agreement and the other Facility Documents are cumulative, and not exclusive of, any rights or remedies otherwise available. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

        11.4 General Limitation on Secured Obligations.

        (a) Subject to paragraph (c) of this Section 11.4, each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

        (b) Subject to paragraph (c) of this Section 11.4, each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and


                                  Exhibit E-35
several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations arising under this Agreement and the other Facility Documents, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

        (c) Notwithstanding any provision to the contrary contained herein or in any other Facility Document (including, without limitation, paragraphs (a) and (b) of this Section 11.4), if the obligations of any Grantor under this Agreement would otherwise, taking into account the provisions of this Section 11.4, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then the amount of such liability shall, without any further action by any Grantor, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

        11.5 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns including all persons who become bound as debtor to this Agreement. No Grantor shall, without the prior written consent of the Agent, assign any right, duty or obligation hereunder.

        11.6 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

        11.7 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Grantor set forth in Sections 10 and
11.2 shall survive the payment of the Secured Obligations and the termination hereof.

        11.8 Marshalling; Payments Set Aside. The Agent shall not be under any obligation to marshall any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

        11.9 Severability. In case any provision hereof or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        11.10 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

        11.11 APPLICABLE LAW. PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE WHOLE OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS-OF-LAWS RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

        11.12 CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER FACILITY DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE


                                  Exhibit E-36

OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN THE CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1; AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES THAT THE AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

        11.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER FACILITY DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
11.13 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        11.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        11.15 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Grantors and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

        11.16 Entire Agreement. This Agreement and the other Facility Documents embody the entire agreement and understanding between the Grantors and the Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Facility Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.


                                  Exhibit E-37

        11.17 Joinder. Any other Person may become a Grantor under and become bound by the terms and provisions hereof by executing and delivering to the Agent a supplement hereto substantially in the form of Exhibit B hereto (each a "Joinder Supplement"), accompanied by such documentation as the Agent may request to establish, among other things, the due organization, valid existence and good standing of such Person, its qualification to engage in business in each jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform its obligations hereunder, and the identity, authority and capacity of each officers thereof authorized to act on its behalf. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party hereto.

[Signature pages follow.]


                                  Exhibit E-38

        IN WITNESS WHEREOF, each Grantor and the Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        HUTTIG BUILDING PRODUCTS, INC.


                                        By:
                                           -------------------------------------
                                               Name:
                                               Title:


                                        HUTTIG, INC.


                                        By:
                                           -------------------------------------
                                               Name:
                                               Title:


                                        HUTTIG INDIANA, INC.


                                        By:
                                           -------------------------------------
                                               Name:
                                               Title:


                                        HUTTIG INDIANA PARTNERSHIP LP

                                        By:    Huttig Indiana, Inc.
                                        Its:   General Partner


                                        By:
                                           -------------------------------------
                                               Name:
                                               Title:


                                        JPMORGAN CHASE BANK,
                                        as the Agent

                                        By:
                                           -------------------------------------
                                               Name:
                                               Title:


                                  Exhibit E-39

                                 Exhibit E-40

                                      EXHIBIT A TO SECURITY AND PLEDGE AGREEMENT

                      FORM OF TRADEMARK SECURITY AGREEMENT

                          TRADEMARK SECURITY AGREEMENT

        This TRADEMARK SECURITY AGREEMENT (this "Agreement"), dated as of August [ ], 2002, is entered into between [Huttig Building Products, Inc.], a Delaware corporation, located at 555 Maryville University Drive, St. Louis, MO, 63141 (the "Assignor"), and JP Morgan Chase Bank, a New York banking corporation, located at c/o J. P. Morgan Business Credit Corporation, One Chase Square, CS-5, Rochester, NY, 14643, as the Agent for the benefit of the Secured Parties (the "Assignee"). Capitalized terms not otherwise defined herein have the meanings set forth in the Security and Pledge Agreement.

        WHEREAS, pursuant to the Security and Pledge Agreement, dated as of August 12, 2002, between Assignor, among other grantors, and Assignee (the "Security and Pledge Agreement"), Assignor is granting to Assignee a security interest and continuing lien on all of Assignor's right, title and interest in, to and under certain collateral, including the Trademarks (as defined below).

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and the Assignee hereby agree as follows:

        1. Grant of Security Interest

               A. Assignor hereby grants to the Assignee a security interest and continuing lien on all of Assignor's right, title and interest in, to and under the Trademarks, whether now owned or existing or hereafter acquired or arising and the proceeds, products, accessions, rents and products of or in respect of any Trademarks. For purposes of this Agreement, "Trademarks" shall mean all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, Internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, but not limited to, the registrations and applications referred to in Schedule A hereto (as such schedule may be amended or supplemented from time to time) but excluding intent to use applications unless and until statements of use or amendments to allege use are filed with respect to such applications, (ii) the goodwill of the business symbolized thereby, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vi) all payments and rights to payments arising out of the sale, lease, license assignment or other disposition thereof.

               B. The security interest granted hereby is granted in conjunction with the security interest and continuing lien granted to the Assignee under the Security and Pledge Agreement, which is deemed incorporated by reference herein. The rights and remedies of the Assignee with respect to the security interest and continuing lien granted hereby are in addition to those rights and remedies set forth in the Security and Pledge Agreement and the other loan documents, and those rights and remedies which are now or hereafter available to the Assignee as a matter of law or equity. The exercise by the Assignee of any one or more of the rights or remedies provided for in this Agreement, the Security and Pledge


                                 Exhibit E-41

Agreement, the other loan documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Assignee, of any or all other rights or remedies.

        2. Modification of Agreement

        Neither this Agreement, nor any provision hereof may be amended, modified, waived, or terminated, except in accordance with the "Amendments and Waivers" provisions of the Security and Pledge Agreement. Notwithstanding the foregoing, Assignor authorizes the Assignee, upon notice to Assignor, to modify this Agreement in the name of and on behalf of the Assignor without obtaining the Assignor's signature to such modification, to the extent that such modification constitutes an amendment of Schedule A hereto in order to add any right, title, or interest in any Trademarks owned or subsequently acquired by Assignor. Assignor additionally agrees to execute any additional agreement or amendment hereto, as may be required by the Assignee from time to time, to subject any such owned or subsequently-acquired right, title, or interest in any Trademarks to the security interest and continuing liens and perfection created or contemplated hereby, or by the Security and Pledge Agreement.

        3. Termination of Agreement

        Upon the payment in full of all Secured Obligations, the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations and the termination of the Credit Agreement, the security interest and continuing lien granted hereby shall terminate hereunder and all rights to the Trademarks shall revert and be deemed reassigned to the Assignor. Upon any such termination, the Assignee shall, at the Assignor's request and expense, execute and deliver to the Assignor such documents as the Assignor shall reasonably request to evidence such termination, reversions and/or reassignment, without recourse, representation, or warranty of any kind.

        4. Governing Law

        PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE WHOLE OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS-OF-LAWS RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

        5. Counterparts

        This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, Assignor and Assignee have caused this TRADEMARK SECURITY AGREEMENT to be duly executed and delivered by their respective officers duly authorized as of the date first above written.

                                        [HUTTIG BUILDING PRODUCTS, INC.],
                                        as the Assignor


                                        By:
                                           -------------------------------------


                                 Exhibit E-42

                                        Name:
                                        Title:



                                        JP MORGAN CHASE BANK, as Agent,
                                        as the Assignee

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

















                                 Exhibit E-43

STATE OF NEW YORK   )
                    )
COUNTY OF NEW YORK  )

ss:


               I, a notary public in and for the county and state aforesaid, do hereby certify that ____________________, personally known to me (or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as the ___________________ , of Huttig Building Products, Inc., a Delaware corporation, appeared before me in person and acknowledged that
(s)he signed the within instrument as his/her free and voluntary act and as the free and voluntary act of said corporation pursuant to its bylaws or a resolution of its board of directors.

        IN WITNESS WHEREOF, I have hereunto set my hand as notarial seal this ___ day of August, 2002.

(NOTARIAL STAMP OR SEAL)


-------------------------
Notary Public

My Commission Expires:


-------------------------










                                 Exhibit E-44

SCHEDULE A
TO TRADEMARK
SECURITY AGREEMENT


TRADEMARKS




















                                 Exhibit E-45

                                      EXHIBIT B TO SECURITY AND PLEDGE AGREEMENT

                               JOINDER SUPPLEMENT

        This JOINDER SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF NEW GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the "New Grantor") pursuant to the Security and Pledge Agreement, dated as of August 12, 2002 (as it may be from time to time amended, restated, modified or supplemented, the "Security Agreement"), among Huttig Building Products, Inc., a Delaware corporation ("HBP"), Huttig, Inc., a Delaware corporation ("Huttig"), Huttig Indiana, Inc., a Delaware corporation ("Huttig Indiana"), Huttig Indiana Partnership, LP, an Indiana limited partnership ("HIP") and each Person that becomes a Grantor thereunder pursuant to Section 11.17 (each such Person, HBP, Huttig, Huttig Indiana and HIP are collectively referred to as the "Grantors" and each individually as a "Grantor"), and JPMorgan Chase Bank, a New York banking corporation, as the Agent for the benefit of the Secured Parties. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

        New Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of New Grantor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which New Grantor now has or hereafter acquires an interest and wherever the same may be located. From and after the date hereof, New Grantor shall be a "Grantor" for all purposes of the Security Agreement. New Grantor hereby makes all of the representations and warranties set forth in the Security Agreement. New Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

        IN WITNESS WHEREOF, New Grantor has caused this Joinder Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

                                          [NAME OF NEW GRANTOR]


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:





                                 Exhibit E-46

                                      EXHIBIT C TO SECURITY AND PLEDGE AGREEMENT

                  FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT

                      SECURITIES ACCOUNT CONTROL AGREEMENT

        This Securities Account Control Agreement, dated as of [?] (this "Agreement"), among ________________ (the "Debtor"), JPMorgan Chase Bank, as Administrative Agent and as Collateral Agent (in such capacities, the "Agent"), and ________________ (the "Securities Intermediary"). Capitalized terms used but not defined herein shall have the meaning assigned in the Security Agreement, dated as of August 12, 2002, among the Debtor, the various other parties thereto and the Agent (as amended, restated, supplemented, or otherwise modified from time to time, the "Security Agreement").

        Section 1. Establishment of Securities Account. The Securities Intermediary hereby confirms and agrees that:

               (a) The Securities Intermediary has established account number [identify account number] in the name "[identify exact title of account]" (such account and any successor account, the "Securities Account") and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Agent;

               (b) All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

               (c) All property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the Securities Account; and

               (d) The Securities Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Debtor as entitled to exercise the rights that comprise any financial asset credited to the account.

        Section 2. "Financial Assets" Election. The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial assets, securities, instruments, general intangibles or cash) credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

        Section 3. Entitlement Orders. If at any time the Securities Intermediary shall receive any order directing transfer or redemption of any financial asset relating to the Securities Account (any such order, an "Entitlement Order") from the Agent, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Debtor or any other Person. If the Debtor is otherwise entitled to issue Entitlement Orders and such orders conflict with any Entitlement Order issued by the Agent, the Securities Intermediary shall follow the orders issued by the Agent.

        Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby


                                 Exhibit E-47
agrees that such security interest shall be subordinate to the security interest of the Agent. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Agent (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

        Section 5. Choice of Law. This Agreement shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction (within the meaning of Section 8-110 of the UCC). The Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

        Section 6. Conflict with Other Agreements.

        (a) In the event of any conflict between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

        (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

        (c)    The Securities Intermediary hereby confirms and agrees that:

               (i) There are no other agreements entered into between the Securities Intermediary and the Debtor with respect to the Securities Account;

               (ii) It has not entered into, and until the termination of the this Agreement will not enter into, any agreement with any other Person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such other Person; and

               (iii) It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Debtor or the Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders of the Agent as set forth in Section 3 hereof.

        Section 7. Adverse Claims. Except for the claims and interest of the Agent and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Agent and the Debtor thereof.

        Section 8. Maintenance of Securities Account. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor Entitlement Orders of the Agent as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

        (a) Notice of Sole Control. If at any time the Agent delivers to the Securities Intermediary a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Securities Intermediary


                                 Exhibit E-48
agrees that after receipt of such notice, it will take all instruction with respect to the Securities Account solely from the Agent.

        (b) Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control pursuant to subsection (a) of this Section 8, the Debtor shall direct the Securities Intermediary with respect to the voting of any financial assets credited to the Securities Account.

        (c) Permitted Investments. Until such time as the Securities Intermediary receives a Notice of Sole Control signed by the Agent, the Debtor shall direct the Securities Intermediary with respect to the selection of investments to be made; provided, however, that the Securities Intermediary shall not honor any instruction to purchase any investments other than [investments of a type described on Exhibit B hereto]/ [any "Permitted Investments" (as defined in the Security Agreement)].

        (d) Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor and the Agent at the address for each set forth in Section 12 of this Agreement.

        (e) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

        Section 9. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

        (a) The Securities Account has been established as set forth in Section 1 above and the Securities Account will be maintained in the manner set forth herein until termination of this Agreement; and

        (b) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

        Section 10. Indemnification of Securities Intermediary. The Debtor and the Agent hereby agree that (a) the Securities Intermediary is released from any and all liabilities to the Debtor and the Agent arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary's negligence or willful misconduct and (b) the Debtor and its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Securities Intermediary with the terms hereof, except to the extent that such arises from the Securities Intermediary's negligence or willful misconduct, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

        Section 11. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or heirs and personal representatives who obtain such rights solely by operation of law. The Agent may assign its rights hereunder only with the express written consent of the Securities Intermediary and by sending written notice of such assignment to the Debtor; provided, that the Securities Intermediary will not unreasonably withhold or delay its consent to any assignment by Agent to any successor Agent under the Security Agreement.


                                 Exhibit E-49

        Section 12. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

        Debtor:


        Agent:


        Securities Intermediary:

               Any party may change his address for notices in the manner set forth above.

        Section 13. Termination. The obligations of the Securities Intermediary to the Agent pursuant to this Agreement shall continue in effect until the security interests of the Agent in the Securities Account have been terminated pursuant to the terms of the Security Agreement and the Agent has notified the Securities Intermediary of such termination in writing. The Agent agrees to provide Notice of Termination in substantially the form of Exhibit C hereto to the Securities Intermediary upon the request of the Debtor on or after the termination of the Agent's security interest in the Securities Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Securities Account or alter the obligations of the Securities Intermediary to the Debtor pursuant to any other agreement with respect to the Securities Account.

        Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.


                                 Exhibit E-50

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

                                        [NAME OF DEBTOR]


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        JPMORGAN CHASE BANK,
                                            as Agent

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



                                        [NAME OF INSTITUTION SERVING AS
                                                   SECURITIES INTERMEDIARY]


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:







                                 Exhibit E-51

                               EXHIBIT A TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of Agent]



                                                          [Date]


[Name and Address of Securities Intermediary]



Attention:
          ---------------------

                      Re:  Notice of Sole Control

Ladies and Gentlemen:

               As referenced in the Securities Account Control Agreement, dated [-], among [insert name of the Debtor], you and the undersigned (a copy of which is attached) we hereby give you notice of our sole control over securities account number ____________ (the "Securities Account") and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or Entitlement Orders with respect to the Securities Account or the financial assets credited thereto from any Person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

               You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of the Debtor].


                                Very truly yours,


                                [Name of Agent]



                           By:
                              --------------------------
                              Title




                                                            cc: [Name of Debtor]


                                 Exhibit E-52

                               EXHIBIT B TO SECURITIES ACCOUNT CONTROL AGREEMENT

Permitted Investments























                                 Exhibit E-53

                               EXHIBIT C TO SECURITIES ACCOUNT CONTROL AGREEMENT

        [Letterhead of Agent]





                                     [Date]

[Name and Address of Securities Intermediary]

Attention:


                         Re:  Termination of Control Agreement

               You are hereby notified that the Securities Account Control Agreement between you, [the Debtor] and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Securities Account number from [the Debtor]. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [the Debtor] pursuant to any other agreement.

               You are instructed to deliver a copy of this notice by facsimile transmission to [the Debtor].


                                       Very truly yours,


                                       [Name of Agent]



                                       By:
                                       Title:







                                 Exhibit E-54

                                                                       EXHIBIT F

                          FORM OF SOLVENCY CERTIFICATE

The undersigned principal financial officer of Huttig Building Products, Inc., a Delaware corporation ("HUTTIG") and each of the domestic Subsidiaries of Huttig party hereto (the "DOMESTIC SUBSIDIARIES", and collectively with Huttig, the "BORROWERS"), is duly authorized to execute this certificate on behalf of each of the Borrowers under the Credit Agreement defined below.

                                   WITNESSETH

        WHEREAS, the Borrowers have entered into a Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement), with the Guarantors from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, as Administrative and Collateral Agent, Issuing Bank and Arranger, J.P. Morgan Business Credit Corp., as Advisor, Bank of America, N.A., as Syndication Agent, LaSalle Bank National Association, as a Managing Agent, General Electric Capital Corporation, as a Managing Agent, Transamerica Business Capital Corporation, as Co-Agent and Congress Financial Corporation (Central), as Documentation Agent, pursuant to which the Lenders have established credit facilities in the aggregate principal amount of $150,000,000 (the "CREDIT FACILITIES") in favor of the Borrowers;

        WHEREAS, certain subsidiaries of the Borrowers (the "GUARANTORS" and, collectively with the Borrowers, the "CREDIT PARTIES") may hereafter guarantee the obligations of the Borrowers under the Credit Agreement as provided in the Credit Agreement.

        WHEREAS, each of the Credit Parties will benefit substantially and directly from the establishment of the Credit Facilities in favor of the Borrowers;

        WHEREAS, to secure their respective obligations under and relating to the Credit Facilities the Credit Parties have executed and delivered to the Agent the other Facility Documents referenced in the Credit Agreement (the grant of security interests, transfers, incurrence of obligations and other transactions relating to the execution, delivery and performance of the obligations under the Facility Documents, and any other transactions and transfers related thereto, shall be referred to herein collectively as the "TRANSACTIONS");

        WHEREAS, the undersigned in his capacity as principal financial officer of each of the Borrowers has carefully reviewed the Credit Agreement and the various other Facility Documents, and also the contents of this Certificate, and in connection herewith in such capacity has made such investigations and inquiries as he has deemed necessary and prudent therefor, including those described below, and further acknowledges that the Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the establishment of the Credit Facilities;

        WHEREAS, the following terms, as used in this Certificate, shall have the following meanings:

               "fair value" shall mean the amount at which the assets of an entity would change hands between a willing buyer and a willing seller, within a commercially reasonable


                                  Exhibit F-1
        period of time, each having knowledge of the relevant facts, neither being under any compulsion to act, with equity to both;

               "indebtedness" shall mean all obligations and liabilities, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, or subordinated, including without duplication, all identified contingent liabilities;

               "identified contingent liabilities" shall mean the maximum reasonably estimated liabilities that may result from pending litigation, asserted claims and assessments, guaranties, environmental conditions, uninsured risks, and other contingent obligations known to management;

               "present fair saleable value" shall mean the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount which could be obtained for such properties within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions;

        NOW, THEREFORE, ON THE BASIS OF THE FOREGOING, and the inquiries and considerations set forth below, the undersigned in his capacity as principal financial officer of each of the Borrowers hereby certifies that, both before and after giving effect to the consummation of the Transactions:

        1. I am, and at all pertinent times mentioned herein, have been, the duly qualified and acting principal financial officer of each of the Borrowers and have responsibility for the overall management of the financial affairs of the Credit Parties, and the preparation of the financial statements of the Credit Parties.

        2. The financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were fair and reasonable when made, were accurately computed and were made in good faith and continue to be reasonable as of the date hereof.

        3. In connection with preparing for the consummation of the Transactions, I have in my capacity as principal financial officer of each of the Borrowers carefully reviewed the contents of this Certificate, and I have conferred with counsel for the purpose of discussing the meaning of this Certificate.

        4. To the best of my knowledge, the fair value and present fair saleable value on a going concern basis of all assets and property of the Credit Parties, on a consolidated basis, is greater than the total amount of indebtedness of the Credit Parties, on a consolidated basis.

        5. To the best of my knowledge, as of the Effective Date and after giving effect to the consummation of the Transactions, the fair value and present fair saleable value on a going concern basis of the assets of the Credit Parties, on a consolidated basis, exceeds the amount that will be required to pay the probable liabilities of the Credit Parties, on a consolidated basis, on their indebtedness, as such indebtedness becomes absolute and matured.


                                  Exhibit F-2

        6. The Credit Parties, on a consolidated basis, do not have an unreasonably small capital for them to carry on their business as now conducted and as proposed to be conducted after the closing of the Transactions. The undersigned recognizes that "unreasonably small capital" is dependent upon the nature of the particular business or businesses conducted or to be conducted, and the statement made in the preceding sentence is based upon the current and anticipated future capital requirements for the current and anticipated future conduct of the business of the Credit Parties.

        7. To the best of my knowledge, as of the Effective Date and after giving effect to the consummation of the Transactions, the Credit Parties, on a consolidated basis, will have sufficient cash flow to enable them to pay their debts as they mature.

        8. To the best of my knowledge, as of the Effective Date and after giving effect to the consummation of the Transactions, the Credit Parties , on a consolidated basis, are able to pay their indebtedness as it matures in the normal course of business.

        9. The Credit Parties, on a consolidated basis, do not intend, in consummating the Transactions, to hinder, delay, or defraud either present or future creditors or any other person to which the Credit Parties, on a consolidated basis, are indebted.

        10. In reaching the conclusions set forth in this Certificate I have in my capacity as principal financial officer of each of the Borrowers considered and relied upon, among other things, the following, to the extent that I considered appropriate:

        (a) the realizable market values of the real property, equipment, inventory, accounts receivable, customer lists, supply contracts, joint venture interests, intellectual property and other intangible assets, and all other property of the Credit Parties, real and personal, tangible and intangible;

        (b) the experience of management of the Credit Parties in acquiring and disposing of their assets;

        (c) all indebtedness of the Credit Parties known to me, including, among other things, any claims arising out of pending or threatened litigation against the Credit Parties;

        (d) historical and anticipated growth in the sales volume of the Credit Parties;

        (e)    the customary terms of trade payables of the Credit Parties;

        (f) other financial information available and known to the undersigned relating to any matters addressed herein; and

        (g)    the Facility Documents.



                                  Exhibit F-3

        IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of August [-] 2002, on behalf of, and in his capacity as principal financial officer of, each of the Borrowers.

                               HUTTIG BUILDING PRODUCTS, INC.


                               By:
                                  ----------------------------------------------
                                  Name:  Thomas S. McHugh
                                  Title: Vice President -- Finance, Treasurer
                                         and Chief Financial Officer

                               HUTTIG, INC.


                               By:
                                  ----------------------------------------------
                                  Name:  Thomas S. McHugh
                                  Title: Treasurer



                               HUTTIG INDIANA, INC.


                               By:
                                  ----------------------------------------------
                                  Name:  Thomas S. McHugh
                                  Title: Treasurer



                               HUTTIG INDIANA PARTNERSHIP LP

                               By: Huttig Indiana, Inc.
                               Its: General Partner


                               By:
                                  ----------------------------------------------
                                  Name:  Thomas S. McHugh
                                  Title: Treasurer

                                                                       EXHIBIT G

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

        Reference is made to the Credit Agreement dated as of August 12, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined) among Huttig Building Products, Inc., a Delaware corporation ("HUTTIG"), certain domestic Subsidiaries of Huttig party hereto, as borrower (the "DOMESTIC SUBSIDIARIES", and collectively with Huttig, the "BORROWERS"), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, as Administrative and Collateral Agent, Issuing Bank and Arranger, J.P. Morgan Business Credit Corp., as Advisor, Bank of America, N.A., as Syndication Agent, LaSalle Bank, National Association, as a Managing Agent, General Electric Capital Corporation, as a Managing Agent, Transamerica Business Capital Corporation, as Co-Agent, and Congress Financial Corporation, as Documentation Agent.

        The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

        1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interests specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement in respect of the Revolving Credit Loans, as specified on Schedule 1 hereto. After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment, the amount of the Revolving Credit Loans owing to the Assignee will be as set forth on Schedule 1 hereto.

        2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Facility Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Facility Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the Guarantors or the performance or observance by the Borrowers or the Guarantors of any of their obligations under any Facility Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Agent exchange such Notes for new Notes payable to the order of the Assignee in amounts equal to the Revolving Credit Commitment, assumed by the Assignee pursuant hereto and, to the extent the Assignor has retained any Revolving Credit Commitment, to the order of the Assignor in amounts equal to the Revolving Credit Commitment, respectively, retained by the Assignor under the Credit Agreement as specified on Schedule 1 hereto.

        3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender;
(vi) represents that it is entitled to receive any payments to be made to it under the Credit Agreement without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto; and (vii) attaches any U.S. Internal Revenue Service forms or other forms required under the Credit Agreement.

        4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for approval by the Agent and acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

        5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

        6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

        7. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

        8. This Assignment and Acceptance shall be governed and construed by the laws of the State of New York.





                                  Exhibit G-2

        IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified on Schedule 1 annexed hereto.


[Assignor]                                  [Assignee]
By:                                         By:
   ---------------------------------           ---------------------------------
Name:                                       Name:
Title:                                      Title:

                                            Acknowledged and Approved:
                                            JPMORGAN CHASE BANK,
                                             as Agent

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:






                                  Exhibit G-3

                                   Schedule I
                          to Assignment and Acceptance
            relating to Credit Agreement, dated as of August 12 2002,
                      among Huttig Building Products, Inc.,
        certain of its direct and indirect subsidiaries as co-borrowers, the Lenders party thereto and JPMorgan Chase Bank, as Agent


Name of Assignor:
Name of Assignee:
Effective Date of Assignment:

 Principal Amount of Revolving    Principal Amount of Revolving         Percentage of Facility
  Credit Commitment Assigned       Credit Commitment Retained                  Assigned
 -----------------------------    -----------------------------         ----------------------

               $                                $                                  %

















                                  Exhibit G-4

                                                                       EXHIBIT H

                      FORM OF WEEKLY COLLATERAL CERTIFICATE



[JPMORGAN CHASE BANK LOGO]


--------------------------------------------------------------------------------

                               JPMORGAN CHASE BANK
                          WEEKLY COLLATERAL CERTIFICATE
                         HUTTIG BUILDING PRODUCTS, INC.

     DATE:                                    SCHEDULE #
          --------------------                          -------------------

                                                                            HUTTIG        PRINEVILLE        TOTAL
                                                                         -------------   -------------   -------------
BEGINNING ACCOUNTS RECEIVABLE

PLUS GROSS SALES
                                                                         -------------   -------------   -------------
LESS GROSS COLLECTIONS
            DEPOSIT DATE:
                                                         ------------    -------------   -------------   -------------
LESS CREDITS

                                                                         -------------   -------------   -------------

PLUS/(MINUS) ADJUSTMENTS
                                                                         -------------   -------------   -------------

CLOSING ACCOUNTS RECEIVABLE
                                                                         =============   =============   =============

GROSS COLLECTIONS
                                                                         -------------   -------------   -------------
            DEPOSIT DATE:
                                                         ------------    -------------   -------------   -------------

LESS DEDUCTIONS
                                                                         -------------   -------------   -------------

PLUS NON A/R CASH
                                                                         -------------   -------------   -------------

PLUS/(MINUS) ADJUSTMENTS
                                                                         -------------   -------------   -------------

NET COLLECTIONS
                                                                         =============   =============   =============


                                  Exhibit H-2

THE UNDERSIGNED CERTIFIES THE INFORMATION IN THIS REPORT TO THE JPMORGAN CHASE BANK IS ACCURATE BASED ON THE ACCOUNT RECORDS OF THE RESPECTIVE COMPANY.

AUTHORIZED SIGNATURE:
                     -------------------------------------------










                                  Exhibit H-3